UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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HEALTH NET, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HEALTH NET,

INC.

NOTICE OF

2015 ANNUAL

MEETING

AND

PROXY

STATEMENT

March 26, 2015

Dear Stockholders:

It is a pleasure to invite you to attend the 2015 Annual Meeting of Stockholders of Health Net, Inc. to be held at 21281 Burbank Boulevard in Woodland Hills, California 91367 on Thursday, May 7, 2015, at 10:00 a.m. (Pacific Time). For your convenience, we are offering a live webcast of the Annual Meeting on our website, www.healthnet.com.

Each item of business described in the accompanying Notice of 2015 Annual Meeting and Proxy Statement will be discussed during the Annual Meeting. In addition, a report on our business operations will be presented at the Annual Meeting. Stockholders who attend the Annual Meeting will have an opportunity to ask questions at the meeting. Those who participate in the live webcast may submit questions during the meeting via the Internet.

It is important that you vote your shares, whether or not you plan to attend the Annual Meeting in person and regardless of how many shares of Health Net stock you own.

We are following the Securities and Exchange Commission rule that permits us to furnish proxy materials to our stockholders via the Internet. As a result, we are mailing a short Notice of Internet Availability of Proxy Materials (the “Notice”) to most of our stockholders instead of a paper copy of our full proxy materials. The Notice contains instructions on how to cast your vote online and how to electronically access our proxy materials, including the Notice of Annual Meeting, Proxy Statement, 2014 Annual Report and a proxy card. The Notice also contains instructions on how to request a paper copy of our proxy materials. All stockholders who do not receive the Notice will receive a paper copy of the proxy materials. If you receive a paper copy of our proxy materials, you may cast your vote by completing the enclosed proxy card and returning it in the enclosed self-addressed, postage-paid envelope, or by utilizing the telephone or Internet voting mechanisms noted on the proxy card.

Sincerely,

Jay M. Gellert

President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Health Net, Inc. will hold its 2015 Annual Meeting of Stockholders on Thursday, May 7, 2015, at 10:00 a.m. (Pacific Time) at 21281 Burbank Boulevard in Woodland Hills, California 91367, for the following purposes:

1.	To elect the following ten director nominees to serve for a term of one year or until Health Net’s 2016 Annual Meeting of Stockholders: Mary Anne Citrino, Theodore F. Craver, Jr., Vicki B. Escarra, Gale S. Fitzgerald, Jay M. Gellert, Roger F. Greaves, Douglas M. Mancino, George Miller, Bruce G. Willison and Frederick C. Yeager.

2.	To ratify the selection of Deloitte & Touche LLP as Health Net’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

3.	To approve, on an advisory basis, the compensation of Health Net’s named executive officers, as described in this proxy statement.

4.	To approve the Health Net, Inc. Amended and Restated 2006 Long-Term Incentive Plan.

5.	To transact such other business as may be properly brought before the meeting or any continuation, adjournments or postponements thereof.

The Board of Directors has fixed Wednesday, March 11, 2015, as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting or any continuation, adjournments or postponements of the Annual Meeting.

At the Annual Meeting, each share of Common Stock, $.001 par value per share, of Health Net represented at the Annual Meeting will be entitled to one vote on each matter properly brought before the Annual Meeting. Jay M. Gellert and James E. Woys have been appointed as proxy holders, with full rights of substitution, for the holders of Common Stock.

By Order of the Board of Directors,

James E. Woys

Executive Vice President, Chief Financial and

Operating Officer and Interim Treasurer

March 26, 2015

YOUR VOTE IS IMPORTANT

All stockholders are cordially invited to attend the 2015 Annual Meeting of Stockholders of Health Net, Inc. in person. Whether or not you expect to attend the Annual Meeting, please submit a proxy to vote as soon as possible to ensure your shares will be represented at the Annual Meeting. As provided herein, you may vote in person or by proxy at the Annual Meeting or you may submit a proxy to vote by mail, by telephone or via the Internet. If you wish to submit your proxy by telephone or via the Internet, please follow the instructions on the Notice of Internet Availability of Proxy Materials or on the proxy card or voting instruction form. If you received a paper copy of the proxy materials and wish to submit your proxy by mail, please follow the instructions in this proxy statement under “Voting by Proxy—Voting by Mail”, or on the proxy card. If you only received the Notice of Internet Availability of Proxy Materials, you may request a paper proxy card by following the instructions in such notice and may submit your proxy by mail as indicated above. If you attend the Annual Meeting in person, you may, in certain circumstances, vote at the meeting even if you have previously returned a proxy. Please see “Meeting and Voting Information” for additional instructions and requirements relating to attendance at our Annual Meeting and voting your shares.

PROXY STATEMENT

FOR THE 2015 ANNUAL MEETING

OF STOCKHOLDERS

TO BE HELD

MAY 7, 2015

MEETING AND VOTING INFORMATION

General

The accompanying proxy is solicited by the Board of Directors of Health Net, Inc. for use at our 2015 Annual Meeting of Stockholders (the “Annual Meeting” or “2015 Annual Meeting”) to be held on Thursday, May 7, 2015, at 10:00 a.m. (Pacific Time) at 21281 Burbank Boulevard, Woodland Hills, California 91367, and at any continuation, adjournments or postponements thereof. Directions to attend the meeting can be found on our website, www.healthnet.com. Beginning on or about March 26, 2015, we expect to deliver the Notice of Internet Availability of Proxy Materials (“Notice”) to most of our stockholders entitled to vote at the Annual Meeting and a paper copy of our proxy materials and accompanying proxy card to the remaining stockholders entitled to vote at the Annual Meeting. In this proxy statement, unless the context otherwise requires, the terms “Company,” “Health Net,” “we,” “us,” and “our” refer to Health Net, Inc. and its subsidiaries.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on May 7, 2015

This proxy statement, including a proxy card sample, the notice of the Annual Meeting and our 2014 Annual Report on Form 10-K are available on our website address at http://www.healthnet.com/InvestorRelations/2015Proxy. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

We are offering a live webcast of the Annual Meeting on our Internet website, www.healthnet.com. The webcast of the Annual Meeting will consist of live sound, real-time access to printed material and the ability of stockholders to submit questions during the question and answer period. To participate in the webcast of the Annual Meeting, a stockholder should log on to www.healthnet.com on Thursday, May 7, 2015, shortly before 10:00 a.m. (Pacific Time) and follow the instructions provided under the “Investor Relations” section of the website. Stockholders will not be permitted to vote via the Internet during the Annual Meeting.

Who Can Vote; Outstanding Shares

Only holders of record of our Common Stock, $.001 par value per share (“Common Stock”), at the close of business on March 11, 2015 (the “Record Date”) are entitled to vote at the Annual Meeting. Each share of Common Stock represented at the Annual Meeting is entitled to one vote on each matter properly brought before the Annual Meeting. As of the Record Date, we had 76,927,005 outstanding shares of Common Stock.

In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting, and for 10 days prior to the Annual Meeting in the Investor Relations department at our corporate office at 21650 Oxnard Street, Woodland Hills, California 91367, between the hours of 9:00 a.m. and 4:00 p.m. (Pacific Time).

Quorum and Votes Required

Our bylaws require that the holders of a majority of the total number of shares entitled to vote be present in person or by proxy in order for the business of the Annual Meeting to be transacted. Abstentions and “broker non-votes” will be counted as present for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. “Broker non-votes” occur when a bank, broker or other nominee holding shares for a beneficial owner does not vote those shares on a particular proposal because it does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Participation by a stockholder in the live webcast of the Annual Meeting will not be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.

Stockholder approval of each proposal requires the following votes:

•

Item 1—Election of Directors. Our bylaws include a majority voting standard for the election of directors in uncontested elections, which are generally defined as elections in which the number of nominees does not exceed the number of directors to be elected at the meeting. In the election of directors, you may either vote “FOR,” “AGAINST” or “ABSTAIN.” Cumulative voting is not permitted. Under the majority voting standard, in uncontested elections of directors, such as this election, each director must be elected by the affirmative vote of a majority of the votes cast by the shares present in person or represented by proxy and entitled to vote. A majority of the votes cast means that the number of votes cast “FOR” a candidate for director exceeds the number of votes cast “AGAINST” that candidate for director. Brokers do not have discretionary authority to vote on this proposal. Abstentions and broker non-votes will not count as a vote “FOR” or “AGAINST” a nominee’s election and thus will have no effect in determining whether a director nominee has received a majority of the votes cast. In accordance with the policy adopted by our Board of Directors, in this election, an incumbent candidate for director who does not receive the required votes for re-election is expected to tender his or her resignation to the Board of Directors. The Governance Committee of the Board of Directors, or such other committee of the Board of Directors as determined in accordance with the policy, will then make a determination as to whether to accept or reject the tendered resignation generally within 90 days after certification of the election results of the stockholder vote. Thereafter, we will publicly disclose the Board of Directors’ decision and rationale regarding the acceptance or rejection of any tendered resignation in a filing of a Current Report on Form 8-K with the Securities and Exchange Commission (“SEC”).

•

Item 2—Ratification of Selection of Independent Registered Public Accounting Firm. Approval of Item 2, the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015, requires the affirmative vote of a majority of the votes cast by the shares present in person or represented by proxy and entitled to vote. Abstentions will not be counted as votes cast and will have no effect on the vote on this proposal. Brokers generally have discretionary authority to vote on this proposal and thus broker non-votes are not expected.

•

Item 3—Advisory Vote to Approve the Compensation of our Named Executive Officers. Approval of Item 3, the advisory vote on the compensation of our named executive officers, requires the affirmative vote of a majority of the votes cast by the shares present in person or represented by proxy and entitled to vote. Brokers do not have discretionary authority to vote on this proposal. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the vote on this proposal.

•

Item 4—Approval of the Health Net, Inc. Amended and Restated 2006 Long-Term Incentive Plan. Approval of Item 4, the approval of the Health Net, Inc. Amended and Restated 2006 Long-Term Incentive Plan, requires the affirmative vote of a majority of the votes cast by the shares present in person or represented by proxy and entitled to vote. Brokers do not have discretionary authority to vote on this proposal. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the vote on this proposal.

Voting by Proxy

How to Vote by Proxy If You Are the Record Holder of Your Shares

If you are the record holder of your shares, you may submit your proxy to vote by mail, by telephone or via the Internet. Note that if you hold your shares through the Health Net, Inc. 401(k) Savings Plan (the “401(k) Plan”), additional restrictions apply as described below under “How to Vote Your 401(k) Plan Shares by Proxy”.

Voting via the Internet or by Telephone.

•	To submit your proxy via the Internet, go to www.proxyvote.com. Have your proxy card in hand when you access the website and follow the instructions to vote your shares.

•	To submit your proxy by telephone, call 1-800-690-6903. Have your proxy card in hand when you call and then follow the instructions to vote your shares.

•	If you vote via the Internet or by telephone, you must do so no later than 11:59 p.m. (Eastern Time) on Wednesday, May 6, 2015.

Voting by Mail. As an alternative to submitting your proxy via the Internet or by telephone, you may submit your proxy by mail.

•	If you received only the Notice, follow the procedures outlined in the Notice to request a paper copy of the proxy materials, including a proxy card to submit your proxy by mail.

•

If you received a paper copy of the proxy materials, simply mark your proxy card, date and sign it and return it in the postage-paid envelope. If you do not have the postage-paid envelope, please mail your completed proxy card to the following address: Health Net, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

•	If you vote by mail, your proxy card must be received no later than 6:00 p.m. (Eastern Time) on Wednesday, May 6, 2015.

How to Vote Your Shares If You Are a “Street Name” Holder

If you hold your shares through a bank, broker or other nominee, also referred to as a “street name” holder, check the instructions provided by that entity to determine which options are available to you with respect to voting your shares.

How to Vote Your 401(k) Plan Shares by Proxy

If you hold shares of Common Stock through the 401(k) Plan, you may vote your shares by telephone, mail or via the Internet as described above. If you vote your shares by telephone or via the Internet, your voting instructions must be received before 11:59 p.m. (Eastern Time) on Monday, May 4, 2015 in order for the 401(k) Plan trustee to vote your shares. If you vote your shares by mail, your voting instructions must be received before 6:00 p.m. (Eastern Time) on Monday, May 4, 2015 in order for the 401(k) Plan trustee to vote your shares. If you hold shares through the 401(k) Plan and do not timely submit your voting instructions by this deadline, your applicable shares will be voted in the same proportion to the shares held in the 401(k) Plan for which votes were cast.

If you hold shares of Common Stock through the 401(k) Plan, you may attend the Annual Meeting. However, shares held through the 401(k) Plan can only be voted as described above, and cannot be voted at the Annual Meeting.

General

Please be aware that any costs related to voting via the Internet, such as Internet access charges, will be your responsibility.

All properly signed proxies that are timely received and that are not revoked will be voted at the Annual Meeting according to the instructions indicated on the proxies or, if no direction is indicated, they will be voted:

•	FOR the election of the ten nominees listed in this proxy statement to serve on our Board of Directors for a term of one year or until the 2016 Annual Meeting of Stockholders;

•	FOR the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015;

•	FOR the approval, on an advisory basis, of the compensation of our named executive officers, as described in this proxy statement; and

•	FOR the approval of the Health Net, Inc. Amended and Restated 2006 Long-Term Incentive Plan.

In their discretion, the proxy holders named in the proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and any continuation, adjournments or postponements thereof.

Attendance at the Annual Meeting and Voting in Person

Stockholders who wish to attend the Annual Meeting will be required to present verification of ownership of our Common Stock, such as a bank or brokerage firm account statement, and will be required to present a valid government-issued picture identification, such as a driver’s license or passport, to gain admittance to the Annual Meeting.

If you are a stockholder of record and plan to attend the Annual Meeting and wish to vote in person, you will be given a ballot at the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee, and you wish to vote in person at the Annual Meeting, you must bring to the Annual Meeting a legal proxy from the record holder of the shares (your broker or other nominee) authorizing you to vote at the Annual Meeting. In addition, as noted above, if you hold shares through the 401(k) Plan, you may attend the Annual Meeting, but those shares can only be voted as described above, and cannot be voted at the Annual Meeting.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

Revocability of Proxies

Any stockholder giving a proxy has the power to revoke it at any time before the proxy is voted at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy in any of the following ways:

(1)	By delivering, before 6:00 p.m. (Eastern Time) on Wednesday, May 6, 2015, to our Corporate Secretary, or Assistant Secretary, (at our executive offices at 21650 Oxnard Street, Woodland Hills, California 91367) a signed written notice of revocation bearing a later date than the proxy, stating that the proxy is revoked;

(2)	By duly executing a subsequently dated proxy relating to the same shares of Common Stock and delivering it to our Corporate Secretary, or Assistant Secretary, at the address in (1) above before 12:00 p.m. (Eastern Time) on Wednesday, May 6, 2015;

(3)	By duly submitting a subsequently dated proxy relating to the same shares of Common Stock by telephone or via the Internet (i.e., your most recent duly submitted voting instructions will be followed) before 11:59 p.m. (Eastern Time) on Wednesday, May 6, 2015; or

(4)	By attending the Annual Meeting in person and voting such shares during the Annual Meeting as described above, although attendance at the Annual Meeting will not, by itself, revoke a proxy.

If you hold shares of Common Stock through the 401(k) Plan, you may revoke your proxy using any of the above methods (other than (4) above), but must do so before 11:59 p.m. (Eastern Time) on Monday, May 4, 2015 if you vote by telephone or via the Internet and your revocation must be received before 6:00 p.m. (Eastern Time) on Monday, May 4, 2015 if you vote by mail.

If your shares are held by a broker, bank or other nominee, you may change your vote by submitting new voting instructions to your broker, bank or other nominee. You must contact your broker, bank or other nominee to find out how to do so.

Solicitation

The Board of Directors is soliciting proxies for the Annual Meeting from our stockholders. We will bear the entire cost of the solicitation of proxies, including preparation, assembly and delivery, as applicable, of this proxy statement, the proxy card and any additional materials furnished to stockholders. Proxies may be solicited by directors, officers and a small number of our regular employees personally or by mail, telephone or facsimile, but such persons will not be specially compensated for such service. We have retained MacKenzie Partners, Inc. to assist in the solicitation of proxies for a fee of approximately $12,000 plus reasonable out-of-pocket costs and expenses. As appropriate, copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians that hold shares of our Common Stock of record for beneficial owners for forwarding to such beneficial owners. We may also reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to such owners.

Assistance

If you need assistance with voting via the Internet in accordance with the instructions on the Notice of Internet Availability of Proxy Materials, voting by telephone or completing your proxy card, or have questions regarding the Annual Meeting, please contact our Investor Relations department at 1-800-291-6911.

Your vote is important. Please vote your shares via the Internet in accordance with the instructions in the Notice of Internet Availability of Proxy Materials, vote by telephone or sign, date and return a proxy card promptly so your shares can be represented, even if you plan to attend the Annual Meeting in person. The voting results will be included in a Current Report on Form 8-K filed within the time required by the SEC.

INTRODUCTION

We are a publicly traded managed care organization that delivers managed health care services through health plans and government-sponsored managed care plans. Our mission is to help people be healthy, secure and comfortable. In this proxy statement, unless the context otherwise requires, the terms “Company,” “Health Net,” “we,” “us,” and “our” refer to Health Net, Inc. and its subsidiaries. We provide and administer health benefits to approximately 6.0 million individuals across the country through group, individual, Medicare (including the Medicare prescription drug benefit commonly referred to as “Part D”), Medicaid, dual eligible, U.S. Department of Defense (“Department of Defense” or “DoD”), including TRICARE, and U.S. Department of Veterans Affairs programs. We also offer behavioral health, substance abuse and employee assistance programs, managed health care products related to prescription drugs, managed health care product coordination for multi-region employers, and administrative services for medical groups and self-funded benefits programs.

We were incorporated in 1990. Our current operations are the result of the April 1, 1997 merger transaction (the “FHS Combination”) involving Health Systems International, Inc. (“HSI”) and Foundation Health Corporation. We changed our name to Health Net, Inc. in November 2000. Prior to the FHS Combination, we were the successor to the business conducted by Health Net of California, Inc., now our health maintenance organization (“HMO”) subsidiary in California, and HMO and preferred provider organization (“PPO”) networks operated by QualMed, Inc., which combined with us in 1994 to create HSI.

Our executive offices are located at 21650 Oxnard Street, Woodland Hills, California 91367, and our website address is www.healthnet.com.

ITEM 1—ELECTION OF DIRECTORS

Board Structure

Our certificate of incorporation provides for directors to be elected on an annual basis. Under our certificate of incorporation and bylaws, the Board of Directors will consist of between three and twenty members, with the exact number to be fixed from time to time by the Board of Directors. In connection with Mr. Miller’s appointment to the Board of Directors in March 2015, the Board of Directors fixed the size of the Board of Directors at eleven. Patrick Foley, an existing member of our Board of Directors, has indicated he will retire from the Board of Directors effective immediately prior to the Annual Meeting and at such time will cease serving as a member of the Governance Committee and Compensation Committee. Assuming the election of each of the director nominees at the Annual Meeting, the Board of Directors will consist of ten members with one vacancy. The Governance Committee and the Board of Directors have commenced an active search for additional new director candidates, and, at their request, the Company has engaged a third party search firm to assist in the search.

Our Corporate Governance Guidelines currently provide for a term limit of fifteen consecutive years of service, with any exceptions to be made on a case-by-case basis by an affirmative vote of two-thirds of the directors after considering all of the applicable facts and circumstances. The term limit began on October 15, 2003 for any non-employee directors who were members of the Board of Directors on such date. During the fourth quarter of 2014, our Governance Committee and the Board of Directors carefully considered the impact of the then existing term limits of twelve consecutive years on the composition of our Board of Directors and determined to extend the then existing term limits in our Corporate Governance Guidelines from twelve to fifteen consecutive years, with no other changes made to the term limit policy. As part of its decision, our Governance Committee and Board of Directors took into account the impact that the twelve year term limit would have had on the composition of our Board of Directors in the upcoming years, the depth of experience and knowledge of our business possessed by our longest serving directors and the ongoing changes in our business resulting from, among other things, the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010 (“ACA”), as well as the implementation of the master services agreement with a subsidiary of Cognizant Technology Solutions Corporation following regulatory approval of that transaction (see below—“P5 Oversight Committee”).

Director Nominees

At the Annual Meeting, stockholders will vote for ten directors. Each director nominee will be elected to hold office for a term of one year or until the 2016 Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal.

Pursuant to our bylaws, based on the recommendation of the Governance Committee, our Board of Directors has designated the following ten nominees for election. Each of the nominees has consented to serve as a director if elected. There are no family relationships among any of the nominees or executive officers. Set forth below is the following information, as of the date of this proxy statement: the nominees’ names and ages; the year each nominee first became a member of our Board of Directors; the principal occupation of each nominee and the role each serves with respect to our Company; each nominee’s biography, and the specific experience, qualifications, attributes and skills that each nominee possesses that are applicable to the nominee’s service on our Board of Directors. The Governance Committee and Board of Directors, after considering the factors outlined in “Governance Committee—Consideration of Director Nominees” and “Governance Committee—Identifying and Evaluating Director Nominees” below, believes that the nominees’ combination of various experiences, skills and qualifications contributes to an effective and well-functioning Board of Directors, that can effectively oversee our affairs and business.

DIRECTOR NOMINEES

Name	Age	Director Since	Principal Occupation or Employment	Position(s) with Health Net
Mary Anne Citrino(3)(4)	55	2009	Senior Advisor, The Blackstone Group	Director
Theodore F. Craver, Jr.(1)(2)	63	2004	Chairman, President and Chief Executive Officer of Edison International	Director
Vicki B. Escarra(2)(3)	60	2006	Chief Executive Officer of Opportunity International	Director
Gale S. Fitzgerald(1)(4)(5)	64	2001	Former Chair and Chief Executive Officer of Computer Task Group, Inc.	Director
Jay M. Gellert	61	1999	Our President and Chief Executive Officer	President and Chief Executive Officer, Director
Roger F. Greaves(5)	77	1997	Our Chairman of the Board, Former Co-Chairman, Co-President and Co-Chief Executive Officer of Health Systems International, Inc.	Chairman of the Board
Douglas M. Mancino(1)(2)(5)	65	2012	Partner, Seyfarth Shaw LLP	Director
George Miller	69	2015	Retired Member U.S. House of Representatives	Director
Bruce G. Willison(3)(4)(5)	66	2000	Dean Emeritus, UCLA Anderson School of Management	Director
Frederick C. Yeager(1)(4)	73	2004	Former Senior Vice President, Finance, Time Warner, Inc.	Director

(1)	Current member of the Audit Committee

(2)	Current member of the Governance Committee

(3)	Current member of the Compensation Committee

(4)	Current member of the Finance Committee

(5)	Current member of the P5 Oversight Committee

Information Concerning Director Nominees

Ms. Citrino has served as our director since December 2009. As of January 1, 2015, Ms. Citrino is a Senior Advisor to The Blackstone Group, a global investment and advisory firm. Prior thereto, Ms. Citrino served as a Senior Managing Director in the Corporate Advisory Services group at Blackstone from 2004 through 2014. Ms. Citrino has served as a director of Dollar Tree, Inc., a NASDAQ Stock Market (NASDAQ)-listed company, since 2005, and is a member of each of its Audit Committee and Nomination Committee. Previously, Ms. Citrino was employed at Morgan Stanley for over 20 years. While at Morgan Stanley, she served as the Global Head of Consumer Products Investment Banking, Co-Head of Health Care Services Investment Banking, and as a Mergers and Acquisitions Analyst.

Our Board of Directors has concluded that, in light of her distinguished career as an investment banker, Ms. Citrino should serve as one of our directors because she provides our Board of Directors with a wealth of knowledge regarding business operations and business strategy and the health care industry, as well as valuable financial and investment expertise. Her extensive experience valuing businesses provides our Board of Directors with key insights and knowledge of what makes our company work efficiently and effectively.

Mr. Craver has served as our director since March 2004. Mr. Craver has served as Chairman, President and Chief Executive Officer of Edison International, an electric power provider, since August 2008, and held several other positions at the company since 1996. In addition, Mr. Craver is Chairman and a director of the Edison Electric Institute and a director of the Electric Power Research Institute, both industry trade organizations. He is also Vice Chairman and a trustee of the Autry National Center and a member of the Advisory Board of the Smithsonian National Museum of American History and the California Chapter of the Nature Conservancy, each non-profit organizations.

Some of the previous positions held by Mr. Craver at Edison International were: Chief Executive Officer of Edison Mission Group, one of its principal subsidiaries that owns and operates competitive power generation facilities, and Edison Capital, a provider of capital and financial services, from January 2005 to April 2008; Chief Financial Officer from January 2000 to December 2004; and other financial and executive management positions beginning in 1996. From 1984 to 1996, Mr. Craver held various financial management positions at First Interstate Bancorp, including Executive Vice President and Corporate Treasurer of the holding company and Executive Vice President and Chief Financial Officer of a banking subsidiary. Mr. Craver served in various capital markets trading and marketing positions at Bankers Trust Company of New York from 1980 to 1984 and at Security Pacific National Bank from 1973 to 1980.

Mr. Craver brings to our Board of Directors extensive senior executive management and financial experience at public companies. Mr. Craver gained his finance and accounting expertise as Chief Financial Officer of Edison International and during his banking career. Because of his broad financial experience, Mr. Craver serves as one of our SEC “audit committee financial experts” and provides our Board of Directors with valuable insight into finance and accounting related matters, as well as general management experience in large, complex and highly-regulated public companies. For these reasons, our Board of Directors has concluded that Mr. Craver should serve as one of our directors.

Ms. Escarra has served as our director since July 2006. Since September 2012, Ms. Escarra has served as Chief Executive Officer of Opportunity International, a non-profit organization owning and operating fifteen banks/financial institutions in the developing world with the goal of creating twenty million jobs by 2020. Prior thereto, from March 2006 through August 2012, Ms. Escarra served as President and Chief Executive Officer of Feeding America, the third largest non-profit organization in the United States with close to two billion dollars in contributions in 2014.

Ms. Escarra’s distinguished professional experience includes a 30-year career at Delta Air Lines, Inc., most recently having served as Delta Air Line’s Executive Vice President and Chief Marketing Officer from May 2001 until October 2004. Ms. Escarra was a director of A.G. Edwards, Inc. from 2002 to 2007 and the former Chair of the Board of the Atlanta Convention and Visitors Bureau.

With over thirty years of business and consumer marketing experience, including at a large public company, Ms. Escarra provides our Board of Directors with valuable business expertise, especially on matters relating to marketing and business strategy. With her extensive business experience, Ms. Escarra understands the challenges of operating a public company in a dynamic and ever-changing business environment. Her service leading large non-profit organizations lends a unique social awareness perspective to our Board of Directors. For these reasons, our Board of Directors has concluded that Ms. Escarra should serve as one of our directors.

Ms. Fitzgerald has served as our director since March 2001. Ms. Fitzgerald is a director of Diebold, Inc., a New York Stock Exchange (“NYSE”)-listed company specializing in providing integrated self-service solutions, security systems and services, and is Chair of Diebold’s governance committee and a member of its compensation committee. Ms. Fitzgerald also is a director and a member of the audit committee and is Chair of the governance committee of Cross Country Healthcare, Inc., a NASDAQ-listed healthcare staffing company.

From March 2003 to December 2008, Ms. Fitzgerald served as President and Director of TranSpend, Inc., a privately held company focusing on total spend optimization. From July 2002 through October 2002, Ms. Fitzgerald served as President and Chief Executive Officer of QP Group, a procurement solutions company. From October 1994 to June 2000, Ms. Fitzgerald served as Chair and Chief Executive Officer of Computer Task Group, Inc., an international information technology services firm. Prior to this, Ms. Fitzgerald worked at International Business Machines Corporation, a world leader in information technology, where she held a variety of positions over the course of an eighteen year career, most recently as Vice President of Professional Services. Ms. Fitzgerald also served on the Board of Directors of Kaleida Health System in Buffalo, New York from 1995 to 2002, and was Vice Chair from 2000 to 2002, and served on the Advisory Board of the University of Buffalo’s School of Management from 1993 to 2001. Ms. Fitzgerald served on the Boards of Directors of the Information Technology Services (“ITS”) Division of Information Technology Association of America (“ITAA”) and of ITAA from 1992 to 2002, and was Chair of the ITS Board from 1998 to 2002.

With her distinguished career as a senior executive in the information technology industry, Ms. Fitzgerald provides our Board of Directors with expertise in information technology, supply chain management, procurement solutions, human resources, strategic planning, operations management, marketing and healthcare. In addition, serving on the boards of Diebold and Cross Country Healthcare, Ms. Fitzgerald draws from extensive directorial and governance experience, which enables her to contribute valuable insight and guidance on important issues facing Health Net. For these reasons, our Board of Directors has determined that Ms. Fitzgerald should serve as one of our directors.

Mr. Gellert has served as our director since February 1999 and has served as our President and Chief Executive Officer since August 1998. Mr. Gellert has been a director of Ventas, Inc., a NYSE-listed company, since August 2001. Mr. Gellert also is currently a member of the Board of Directors of America’s Health Insurance Plans, a national association representing over one thousand health insurance companies.

Previously, Mr. Gellert served as our President and Chief Operating Officer from May 1997 until August 1998. From April 1997 to May 1997, Mr. Gellert served as our Executive Vice President and Chief Operating Officer. Mr. Gellert served as President and Chief Operating Officer of HSI from June 1996 until March 1997. He served on the Board of Directors of HSI from June 1996 to April 1997. Prior to joining HSI, Mr. Gellert directed Shattuck Hammond Partners Inc.’s strategic advisory engagements in the area of integrated delivery systems development, managed care network formation and physician group practice integration. Prior to joining Shattuck Hammond Partners Inc., Mr. Gellert was an independent consultant, and from 1988 to 1991, he served as President and Chief Executive Officer of Bay Pacific Health Corporation. From 1985 to 1988, he was Senior Vice President and Chief Operating Officer for California Healthcare System.

Our Board of Directors has determined that Mr. Gellert should serve as one of our directors due to his distinguished career in the managed care industry and as a senior executive, which provides our Board of Directors with demonstrated leadership capabilities and expertise in business, management and the health care industry. As a senior executive of our Company since 1997 and our predecessor during 1996, Mr. Gellert brings in-depth operational knowledge and understanding of all facets of our business. In addition, as our President and Chief Executive Officer, he serves as a valuable bridge between management and the board, ensuring that both groups act with a common purpose. Mr. Gellert’s extensive knowledge of our operations and the markets in which we compete, combined with his experience on the board of another NYSE-listed company, enable him to identify important matters for board review and deliberation.

Mr. Greaves has served as our director since April 1997 and was elected Chairman of the Board of Directors in January 2004. Mr. Greaves served as a director of HSI from January 1994 until the FHS Combination in April 1997. Mr. Greaves served as our Co-Chairman of the Board of Directors, Co-President and Co-Chief Executive Officer from January 1994 (upon consummation of the HSI Combination) until March 1995. Prior to January 1994, Mr. Greaves served as Chairman of the Board of Directors, President and Chief Executive Officer of H.N. Management Holdings, Inc., a predecessor to Health Net (“HN Management Holdings”), since its incorporation in June 1990. Prior to this, Mr. Greaves served as the President and Chief Executive Officer, from February 1982 until the incorporation of HN Management Holdings in June 1990, and additionally as Chairman, from September 1989 until the incorporation of HN Management Holdings in June 1990, of Health Maintenance Network of Southern California (the predecessor to H.N. Management Holdings). Mr. Greaves currently serves as Chairman of the Board of Directors of Health Net of California, Inc. (“HN California”), our subsidiary. Mr. Greaves also served a prior term as Chairman of the Board of Directors of HN California, and concurrently served as President and Chief Executive Officer of HN California. Prior to joining Health Maintenance Network of Southern California, Mr. Greaves held various management roles at Blue Cross of Southern California, including Vice President of Human Resources and Assistant to the President, and held various management positions at Allstate Insurance Company from 1962 until 1968.

With a distinguished career of over forty years of management experience in key leadership roles, including as former Chief Executive Officer of our Company and its predecessors in interest, our Board of Directors has concluded that Mr. Greaves possesses demonstrated leadership capabilities and in-depth knowledge of our history and all aspects of our business and, therefore, he should serve as one of our directors. His extensive management experience and knowledge and understanding of our business and operations combine to provide our Board of Directors with valuable guidance and input on the many strategic and operational issues we face. In addition, having served on several boards of directors, Mr. Greaves has considerable governance experience that he contributes to board discussions and deliberations.

Mr. Mancino has served as our director since November 2012. Mr. Mancino has been a partner in the Corporate Department of Seyfarth Shaw LLP since October 2014, where he is national head of the firm’s health care practice. Prior thereto, Mr. Mancino was a partner at Hunton & Williams LLP from June 2011 until joining Seyfarth Shaw and previously was a partner at McDermott Will & Emery LLP from 1987 to 2011. For more than 40 years, Mr. Mancino has represented numerous types of health care and non-profit organizations on tax, business, and financial matters. Mr. Mancino has extensive experience in audit, appeals and tax controversy issues. Mr. Mancino has also served as a director of HSI from January 1994 until HSI’s April 1997 merger transaction with Foundation Health Corporation. From April 1997 to November 2012, Mr. Mancino served as a director of HN California.

Mr. Mancino has been the Chairman of the Board of Trustees of the Children’s Burn Foundation since 1995. Mr. Mancino has also been a member of the Boards of Directors of the John Wayne Cancer Institute since January 2013, Irvine Health Foundation since 2010, and the Center on Philanthropy & Public Policy since 2007. In addition, Mr. Mancino served as president of the American Health Lawyers Association from 1993 to 1994, and was vice chair-publications of the ABA’s Tax Section from June 2009 through June 2012.

Our Board of Directors has concluded that Mr. Mancino should serve as one of our directors due to his distinguished career and broad experience with advising healthcare organizations on a variety of tax, business and financial matters. Mr. Mancino’s prior service on the board of directors of one of our subsidiaries also provides him with unique insight into our operations and industry.

Mr. Miller has served as our director since March 2015. From 1975 to January 2015, Mr. Miller served northern California in the U.S. House of Representatives (“House”). Throughout his service as a Congressman, Mr. Miller was an active and distinguished leader. He served as the Chairperson of the House Committee on Education and the Work Force from 1975 to 2011, which was one of the three committees responsible for passage of the ACA in the House. In addition, Mr. Miller also served as the Chairperson of the House Committee on Natural Resources from 1991 to 1995, served on the House Select Committee on Children, Youth and Families from 1982 to 1984, and served as the Vice-Chair of the Democratic Committee on Steering and Policy for eight years and as a member of the House Committee on the Budget.

Our Board of Directors has concluded that Mr. Miller should serve as one of our directors due to his distinguished career and extensive involvement with healthcare legislation and governmental affairs during his forty years of service as a Congressman. Mr. Miller brings considerable expertise relevant to our business and operations, which are increasingly focused on government programs,that will contribute greatly to driving our Board of Director’s involvement in strategic oversight.

Mr. Willison has served as our director since December 2000. Mr. Willison also is a director of Grandpoint Bank, a community bank in Los Angeles, and a trustee of SunAmerica’s Seasons and Series Trusts. From 2002 to 2014 Mr. Willison served as a director of Move, Inc., a NASDAQ listed company, and was a member of its audit committee and management development and compensation committee.

Mr. Willison served as Dean, UCLA Anderson School of Management (the “UCLA Anderson School”) from July 1999 to January 2006, and is currently Dean Emeritus of the UCLA Anderson School. From January 2009 until July 2010, Mr. Willison served as Chief Executive Officer of Grandpoint Capital Advisors, a middle market investment bank. Mr. Willison served as a director of IndyMac Bancorp, Inc. from July 2005 to July 2008. From April 1996 to October 1998, Mr. Willison served as President and Chief Operating Officer of H.F. Ahmanson, Inc. (Home Savings of America). Mr. Willison also served as Chairman, President and Chief Executive Officer of First Interstate Bank of California from February 1991 to April 1996.

Mr. Willison’s distinguished career in key leadership roles in the financial industries and as a professor and former Dean of the UCLA Anderson School provides our Board of Directors with demonstrated leadership skills and expertise in business and finance. Mr. Willison’s governance experience on the boards of several publicly traded companies enables him to play a vital role in board discussions and deliberations regarding our business strategy and operations. In addition, as a director since 2000, Mr. Willison understands our history, business and the complex industry in which we compete. For these reasons, our Board of Directors has determined that Mr. Willison should serve as one of our directors.

Mr. Yeager has served as our director since March 2004. Mr. Yeager served in numerous senior positions at Time Warner, Inc., a NYSE-listed media and entertainment company from 1995 to 2011. Mr. Yeager served as a senior vice president and advisor to Time Warner’s senior management from January 2008 to August 2011. From December 2000 to January 2008, Mr. Yeager served as Senior Vice President, Finance for Time Warner, and led teams responsible for global strategic sourcing, supplier diversity, and investment of employee benefits assets, and served as the chair of the Time Warner Investment Committee. From May 1995 to December 2000, Mr. Yeager was Vice President, Finance and Development for Time Warner and led teams responsible for financial and business planning, mergers and acquisitions, treasury, capital structure planning and capital markets transactions, and for managing Time Warner’s relationships with commercial and investment banks and debt-rating agencies. Prior thereto, Mr. Yeager had a 27-year career with Ford Motor Company where he held executive and management positions in the Finance Staff, the Treasurer’s Office, the Product Development Group, the Financial Services Group, Ford of Europe, and Ford Motor Credit Company. Mr. Yeager began his career at Ford in 1968 as an Operations Research Analyst.

Mr. Yeager’s distinguished career working in finance, planning, treasury, and capital markets and experience as a senior executive and advisor for large corporations provides our Board of Directors with extensive knowledge of complex financial and operational issues facing large organizations. Mr. Yeager’s expertise in dealing with accounting principles and financial reporting rules and regulations provides him with the financial acumen requisite to serve as one of our SEC “audit committee financial experts” and makes him well suited to serve on our Audit Committee. His years of business experience combined with his financial and business planning expertise play a vital role, especially in light of current market conditions, in board discussions and deliberations regarding our financial and business strategies. For these reasons, our Board of Directors has determined that Mr. Yeager should serve as one of our directors.

As set forth under “Meeting and Voting Information—Quorum and Votes Required,” our bylaws include a majority voting standard for the election of directors in uncontested elections, such as this one. Accordingly, the persons receiving a majority of the votes cast by the shares present in person or represented by proxy at the Annual Meeting and entitled to vote shall be elected. Abstentions and broker non-votes will not be counted, and stockholders eligible to vote at the Annual Meeting do not have cumulative voting rights with respect to the election of directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” the election of each of the ten nominees named above. Because only ten nominees have been named, proxies cannot be voted for a number of persons greater than ten or for individuals other than those named as nominees in this proxy statement.

It is expected that the nominees named above will stand for election at the 2015 Annual Meeting of Stockholders, but if any of the nominees declines or is unable to do so, the proxies will be voted for another person or persons designated by the Governance Committee of our Board of Directors.

The Board of Directors recommends a vote

“FOR” each named nominee.

EXECUTIVE OFFICERS

The following sets forth certain biographical information with respect to our executive officers, as of the date of this proxy statement:

Name	Age	Position
Jay M. Gellert	61	President and Chief Executive Officer
James E. Woys	56	Executive Vice President, Chief Financial and Operating Officer and Interim Treasurer
Angelee F. Bouchard	46	Senior Vice President, General Counsel and Secretary
Juanell Hefner	53	Chief Administration Officer
Scott D. Law	51	Health Care Services Officer
Karin D. Mayhew	64	Senior Vice President, Organization Effectiveness
Steven J. Sell	48	President, Western Region Health Plan
Steven D. Tough	64	President, Government Programs

Mr. Gellert. See “Item 1—Election of Directors—Information Concerning Current Members of the Board of Directors and Nominees” above.

Mr. Woys has served as our Executive Vice President, Chief Financial and Chief Operating Officer since September 2014. Prior thereto, Mr. Woys served as our Executive Vice President, Chief Operating Officer from November 2007 until September 2014. Previously, Mr. Woys served as our Interim Chief Financial Officer from November 2006 until November 2007, and served as President, Government and Specialty Services from October 2005 until November 2007. Prior thereto, he served as President of Health Net Federal Services from February 2001 to October 2005. Mr. Woys served as Chief Operating Officer and President of Health Net Federal Services from November 1999 to February 2001. Mr. Woys served as Chief Operating Officer and Senior Vice President for Foundation Health Federal Services from February 1998 to November 1999. Mr. Woys served as Senior Vice President of Foundation Health Federal Services from January 1995 to February 1998. From January 1990 to January 1995, Mr. Woys served as Vice President and Chief Financial Officer of the Government Division of FHC. Mr. Woys served as Director of Corporate Finance/Tax for FHC from October 1986 to January 1990. Prior to Mr. Woys’ employment with FHC, he was employed by Price Waterhouse from 1982 to 1986 and by Arthur Andersen & Co. from 1980 to 1982. Mr. Woys also is a director and a member on the strategic planning committee of the Council for Affordable Quality Healthcare, a nonprofit alliance of health plans and trade associations with the mission of simplifying healthcare administration for health plans and providers, resulting in a better care experience for patients and caregivers.

Ms. Bouchard has served as our Senior Vice President, General Counsel and Secretary since December 2009, having joined Health Net as Vice President, Assistant General Counsel and Assistant Secretary in 2003. Prior to joining Health Net, Ms. Bouchard was an associate at the law firm of Latham & Watkins LLP from 1996 until 2003, during which time she specialized in capital markets transactions, mergers and acquisitions and public company representation. In October 2014, Ms. Bouchard announced her intent to retire from Health Net effective May, 2015 and entered into a Transition Services, Separation Agreement and Release of All Claims governing the terms of her transition from her role as General Counsel. Ms. Bouchard will remain in the role of General Counsel until March 31, 2015. Effective April 1, 2015, Ms. Bouchard will assume the role of Special Counsel until May 26, 2015, the effective date of her retirement from the Company.

Ms. Hefner has served as our Chief Administration Officer since November 2014. Prior thereto, Ms. Hefner served as our Chief Compliance and Administration Officer from February 2014 to November 2014. Prior thereto, Ms. Hefner served as our Senior Vice President, Customer and Technology Services from January 2012 to February 2014 and Chief Customer Services Officer from September 2010 to January 2012. In addition, since 2008, Ms. Hefner has also served as President and Chief Executive Officer of Managed Health Network, Inc. (“MHN”), our subsidiary that offers behavioral health, substance abuse and employee assistance programs. Prior to assuming the role of President and Chief Executive Officer of MHN, Ms. Hefner was Chief Operating Officer for MHN from 2007. From August 1999 to 2007, Ms. Hefner held several vice president positions within Health Net.

Mr. Law has served as our Health Care Services Officer since March 2013. Previously, Mr. Law served as our Chief Medicare Officer from November 2011 until March 2013. From 2009 to November 2011, Mr. Law served as Senior Vice President of Healthcare Delivery for WellCare Health Plans, Inc. Prior thereto, Mr. Law held various management positions with Health Net from 2005 to 2009.

Ms. Mayhew has served as our Senior Vice President, Organization Effectiveness since April 1999. Prior to joining us, Ms. Mayhew served as Senior Vice President, Organization Development of Southern New England Telecommunications Company (“SNET”), a northeast regional information, entertainment and telecommunications company based in Connecticut. Prior thereto, Ms. Mayhew served in various capacities at SNET, including Vice President, Human Resources, since 1972.

Mr. Sell has served as our President, Western Region Health Plan since December 2009 and as President of Health Net of California since November 2008. Prior to assuming the role of President of Health Net of California, Mr. Sell was President and Chief Executive Officer of MHN from December 2006 to November 2008, our Chief Sales Officer from March 2006 to December 2006, and our Vice President, Employer Services Group from January 2004 to March 2006. Mr. Sell served as a consultant with Booz Allen Hamilton prior to joining Health Net.

Mr. Tough has served as our President, Government Programs since January 2010 and President, Health Net Federal Services since January 2006. Prior thereto, Mr. Tough served as President of Health Plan and Government Programs from December 2008 to January 2010, and our President, Government and Specialty Services division from February 2008 through December 2008. From 1978 to 1998, Mr. Tough spent 20 years at FHC, nine of which he served as President and Chief Operating Officer of our Government and Specialty Services groups. Upon leaving FHC in 1998, and prior to joining us in 2006, Mr. Tough started his own firm providing health care consulting services to a variety of companies, and served as President and Chief Executive Officer of the California Association of Health Plans and President, Western Region, MAXIMUS Health Care Services Group, a health care services organization.

Certain Relationships and Related Party Transactions

We have adopted a written Related Party Transactions Policy (the “Policy”), which has been approved by the Audit Committee of the Board of Directors (“Audit Committee”) in accordance with its charter. The Policy outlines our policies and procedures for the review, approval or ratification of certain transactions in which any of our related parties had or will have a direct or indirect material interest. For purposes of the Policy, a “related party” means any of our directors or director nominees, our executive officers, holders of more than five percent (5%) of any class of our voting securities, any “immediate family member” (as such term is defined in the Policy) of any of the foregoing persons, any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position, or in which any number of the foregoing persons hold in the aggregate a 10% or greater beneficial ownership interest, or any charitable, tax exempt or non-profit organization in which any of the foregoing persons is actively involved in fundraising or otherwise serves as a director, officer, trustee, or any similar capacity. The Policy provides, among other things, for any proposed related party transaction to be submitted to the Audit Committee, or under delegated authority to the Chair of the Audit Committee (the “Chair”), for approval. The factors to be considered by the Audit Committee, or Chair, as applicable, when reviewing such related party transaction shall include, but are not limited to, the following: (i) the benefits to Health Net of the transaction; (ii) the impact on a director’s independence in the event the related party is a member of the Board of Directors, an immediate family member of a member of the Board of Directors or an entity in which a member of the Board of Directors is a partner, shareholder, trustee, director, executive officer or similar position; (iii) the availability of other sources for comparable products or services; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties or to employees generally.

The Policy also provides that if we find that a related party transaction is ongoing that did not receive prior approval by the Audit Committee, or Chair, as applicable, then such transaction will be promptly submitted to the Audit Committee or Chair for consideration of all of the relevant facts and circumstances available, and taking into account the same factors as described above, to determine whether the transaction should be ratified, amended or terminated. If a related party transaction is completed and did not receive prior approval, the Audit Committee or Chair, as applicable, shall evaluate the transaction, taking into account the same factors as described above, to determine whether the transaction should be ratified or if rescission of the transaction is appropriate. The Chair shall report to the Audit Committee at the next Audit Committee meeting any approval, ratification, amendment or rescission of a related party transaction made by such Chair under his or her delegated authority pursuant to the Policy. We are not aware of any related party transactions requiring disclosure in this proxy statement.

CORPORATE GOVERNANCE

Corporate Governance Guidelines and Code of Conduct

Members of our Board of Directors are elected by the holders of our Common Stock and represent the interests of all stockholders. Our Board of Directors meets periodically to review significant developments affecting us and to act on matters requiring its approval. Although the Board of Directors delegates selected matters to others, subject to its ultimate oversight, it reserves certain powers and functions to itself.

Our Board of Directors has established Corporate Governance Guidelines that it follows in matters of corporate governance. In addition, the Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, directors and officers, including our principal executive officer, principal financial officer and principal accounting officer. In addition, our Code of Business Conduct and Ethics provides that our “First Tier and Downstream Related Entities,” as defined by Medicare regulations, must abide by the Code of Business Conduct and Ethics if they do not have their own Code of Conduct and policies that comply with applicable laws and regulations. Our Corporate Governance Guidelines and Code of Business Conduct and Ethics are published on our website at www.healthnet.com. We intend to disclose any future amendments to certain provisions of our Code of Business Conduct and Ethics, or waivers of provisions required to be disclosed under the rules of the SEC or listing standards of the NYSE, on our website.

Board Meetings and Committees; Annual Meeting Attendance

Our Board of Directors met a total of twenty one times in 2014. Each member of our Board of Directors, excluding Mr. Miller, who was not a director during 2014, was present for 75% or more of the combined total of (i) all meetings of the Board of Directors held in 2014 and (ii) all meetings of all committees of the Board of Directors held in 2014 on which he/she served. Our non-management directors meet in executive session without management on a regularly scheduled basis, but not less frequently than quarterly. The non-executive Chairman presides at such executive sessions, or in his absence, a non-management director designated by our non-executive Chairman. In addition, it is our policy that each of our directors attends the Annual Meeting. All of our then current directors, except Mr. Foley, were in attendance at the 2014 Annual Meeting of Stockholders.

Director Independence

On an annual basis, with the assistance of the Governance Committee, our Board of Directors reviews the independence of all directors and affirmatively makes a determination as to the independence of each director. To assist in making this determination, the Board of Directors has adopted independence guidelines (the “Director Independence Standards”), which are designed to conform to, or be more exacting than, the independence requirements set forth in the listing standards of the NYSE. The Director Independence Standards are published on our website at www.healthnet.com. In addition to applying these guidelines, the Board of Directors considers any and all additional relevant facts and circumstances in making an independence determination.

Under the NYSE listing standards, no director qualifies as independent unless the Board of Directors affirmatively determines that the director has no material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company, which would impair such director’s independence. The Board of Directors has affirmatively determined that each of Mary Anne Citrino, Theodore F. Craver, Jr., Vicki B. Escarra, Gale S. Fitzgerald, Patrick Foley, Roger F. Greaves, Douglas M. Mancino, George Miller, Bruce G. Willison and Frederick C. Yeager is an independent member of the Board of Directors under the listing standards of the NYSE and the Director Independence Standards and has no material relationship with the Company that would impair such director’s independence. In making such determination the Board of Directors considered current and past relationships, if any, between the Company and members of the Board of Directors or their immediate family members, including the following:

•

With respect to Ms. Citrino, in 2014, Health Net made certain payments in the ordinary course of business and at arm’s length to three portfolio companies of The Blackstone Group in exchange for their provision of certain health care services. In addition, in 2014, Health Net made certain payments to and received certain payments from, in the ordinary course of business and at arm’s length, an entity that employed an immediate family member of Ms. Citrino. Our Board of Directors determined that Ms. Citrino is independent based on (i) the amounts involved in the transactions with, and the nature of the relationships with, the three portfolio companies of The Blackstone Group, and (ii) the fact that Ms. Citrino’s immediate family member is not an executive officer of the entity that made payments to and received payments from Health Net (including the absence of any material direct or indirect relationship between Ms. Citrino and Health Net outside of her service as a member of our Board of Directors).

•

With respect to Mr. Craver, in 2014, Health Net made various fee and provider payments in the ordinary course of business and at arm’s length to two entities that employ immediate family members of Mr. Craver. In addition, in 2014, an entity that employs an immediate family member of Mr. Craver and Mr. Craver’s employer paid ordinary course arm’s length health insurance premium payments to Health Net. Our Board of Directors determined that Mr. Craver is independent based on (i) the fact that Mr. Craver’s immediate family members are not executive officers of the entities that made and/or received payments to and/or from Health Net, and (ii) the amount of fees, provider payments and premium payments involved in, and the nature of, these relationships (including the absence of any material direct or indirect relationship between Mr. Craver and Health Net outside of his service as a member of our Board of Directors).

•

With respect to Mr. Mancino, in 2014, Health Net made certain payments in the ordinary course of business and at arm’s length to a hospital at which Mr. Mancino’s spouse is a member of the board of trustees. In addition, in 2014, Health Net received ordinary course arm’s length health insurance premium payments from the law firm at which Mr. Mancino served as a partner until October 2014. In 2014, Health Net also made certain payments in the ordinary course of business and at arm’s length for educational services provided to Health Net associates to an affiliate of the law firm Mr. Mancino joined as a partner in October 2014. Health Net did not incur any expenses from such affiliate or the law firm following the date Mr. Mancino joined as a partner. Our Board of Directors determined that Mr. Mancino is independent based on (i) the fact that Health Net has not provided material grants, endowments or discretionary contributions to the entity at which Mr. Mancino’s spouse serves as a member of the board of trustees, nor is Mr. Mancino’s spouse an executive officer of the entity at which she serves as a member of the board of trustees, (ii) the amount received from Mr. Mancino’s prior law firm during 2014, (iii) the fact that the educational services rendered by an affiliate of Mr. Mancino’s current law firm were provided to Health Net prior to Mr. Mancino joining such law firm, and (iv) the amount of fees and payments involved in, and the nature of, these relationships (including the absence of any material direct or indirect relationship between Mr. Mancino and Health Net outside of his service as a member of our Board of Directors).

•

With respect to Mr. Willison, in 2014, Health Net made certain payments in the ordinary course of business and at arm’s length to a hospital associated with a separate nonprofit entity of which Mr. Willison’s spouse is a member of the board of trustees. In addition, in 2014, Health Net received ordinary course arm’s length health insurance premium payments from an entity that employed an immediate family member of Mr. Willison. Our Board of Directors determined that Mr. Willison is independent based on (i) the fact that Health Net did not provide material grants, endowments or discretionary contributions to the nonprofit entity at which Mr. Willison’s spouse is a member of the board of trustees, nor is Mr. Willison’s wife an executive officer of the hospital to which Health Net made payments, (ii) the fact that Mr. Willison’s immediate family member is not an executive officer of the entity that made payments to Health Net, and (iii) the amounts involved in, and the nature of, these relationships (including the absence of any material direct or indirect relationship between Mr. Willison and Health Net outside of his service as a member of our Board of Directors).

In determining that Mr. Greaves is independent, the Board of Directors considered the following additional factors:

•	Mr. Greaves’ prior employment with the Company, which ended more than nineteen years ago;

•	the lifetime health benefits from the Company (or any successor) that he and his spouse received in conjunction with his retirement from the Company as an employee;

•	the fact that Mr. Greaves was reimbursed for certain expenses in connection with his travel to, and attendance at, certain business related meetings and events as a Company representative;

•

the fact that Mr. Greaves’ wife serves as a non-paid volunteer with Celebration of Children, a Company-sponsored charity, and Heart & Soul, a Company awards program, and receives certain expense reimbursements related to such service; and

•

the fact that Mr. Greaves was reimbursed for certain travel related expenses incurred by his wife while, and in conjunction with, attending or accompanying him to meetings and events unrelated to Celebration of Children and Heart & Soul.

In light of the significant time period since Mr. Greaves’ resignation and the fact that his receipt of health benefits is in no way contingent upon continued service to the Company, the business purpose of the expense reimbursements to Mr. Greaves, the fact that Mrs. Greaves receives no salary compensation (only reimbursement of documented expenses) for her service to Celebration of Children and Heart & Soul, and the nature and amount of the reimbursements to Mr. Greaves for expenses incurred by his wife while, and in conjunction with, traveling with him to business related meetings and events, the Board of Directors determined that these were not material relationships under NYSE listing standards and therefore determined Mr. Greaves to be independent under such standards.

In addition to the foregoing, the Board of Directors also considered relationships between the Company and organizations on which our non-employee directors or their immediate family members serve only as directors and determined that such relationships did not impair the directors’ exercise of independent judgment.

Committees of the Board of Directors

Our bylaws establish the following standing committees of the Board of Directors: the Audit Committee, the Governance Committee, the Compensation Committee and the Finance Committee. Our bylaws further provide that additional committees may be established by resolution adopted by a majority of the Board of Directors. From time to time, the Board of Directors establishes various ad hoc committees by resolution. In December 2014, the Board of Directors established the P5 Oversight Committee, as further described below. A majority of the Board of Directors selects the directors to serve on the committees of the Board of Directors upon recommendation of the Governance Committee. The Governance Committee will consider Mr. Miller’s committee service as part of the annual committee service review and appointment process in May.

Audit Committee.

The Audit Committee of our Board of Directors currently consists of Messrs. Yeager (Chair), Craver and Mancino and Ms. Fitzgerald. Each current member of the Audit Committee served on the Audit Committee throughout 2014. Our Board of Directors has determined that all current Audit Committee members are financially literate under the NYSE listing standards and that all current members of the Audit Committee are independent under NYSE listing standards and under the requirements of SEC Rule 10A-3. Messrs. Craver and Yeager have each been determined by the Board of Directors to be an “audit committee financial expert,” as defined by SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002. In 2014, our Audit Committee held nine meetings.

Audit Committee Responsibilities.    The Audit Committee is governed by a charter, a current copy of which is available on our website at www.healthnet.com. Pursuant to the Audit Committee charter, the Audit Committee is responsible for, among other things:

•

appointing, compensating, retaining, terminating and overseeing the work of any registered public accounting firm (“independent auditors”) engaged to prepare or issue an audit report or perform other audit or non-audit services for us;

•

pre-approving our annual engagement letter with the independent auditors and all audit services and permitted non-audit services, including the proposed fees related thereto, to be performed for us by the independent auditors;

•	reviewing the performance of the independent auditors, including the lead partner of the independent auditors;

•

obtaining and reviewing, at least annually, a report from the independent auditors with respect to matters affecting the independent auditors’ internal quality-control procedures, independence and other material issues surrounding the auditing process;

•	evaluating the independence of the independent auditors;

•	reviewing and discussing with the independent auditors their annual audit plan, including the timing and scope of audit activities, and monitoring such plan’s progress and results during the year;

•

reviewing with management and the independent auditors information which is required to be reported by the independent auditors under SEC rules and regulations and matters related to the audit as required by applicable standards of the Public Company Accounting Oversight Board ;

•

reviewing and discussing with management and the independent auditors our annual audited financial statements and quarterly financial statements, including our specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and any major issues related thereto;

•

reviewing with management and the independent auditors, among other things: treatment of significant transactions that are new or non-recurring parts of our operations; significant adjustments to our financial statements proposed or passed on by the independent auditors; the process surrounding significant accounting estimates; significant issues concerning litigation, contingencies, claims or assessments and material accounting issues that require disclosure in the financial statements; major issues regarding accounting principles and financial statement presentations; analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements; and the effect of regulatory and accounting initiatives on the financial statements;

•	reviewing with management and the independent auditors, as applicable, the information to be included our earnings press releases;

•

reviewing and resolving all disagreements between our independent auditors and management regarding financial reporting and regularly reviewing with our independent auditors any problems or difficulties encountered in the course of any audit work;

•	appointing, retaining, dismissing, compensating and overseeing our internal auditors;

•

periodically reviewing the charters of the internal audit function, the Audit Committee’s involvement and interaction with the internal auditors, the internal audit risk assessment and internal audit plan with management and the internal auditors, and the responsibility of, performance of and services provided by the internal auditors;

•

reviewing the progress and results of all internal audit projects with management and the internal auditors, and, when necessary, assigning or directing management to assign additional audit projects to the internal auditors;

•

reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures, through inquiry and discussions with management, the internal auditors and the independent auditors;

•

reviewing the annual report prepared by management, and attested to by our independent auditors, assessing the effectiveness of our internal control over financial reporting and stating management’s responsibility for establishing and maintaining adequate internal control over financial reporting prior to its inclusion in our Annual Report on Form 10-K;

•	reviewing the controls that management has established to protect the integrity of the quarterly reporting process;

•

as directed by our Board of Directors in accordance with the Corporate Governance Guidelines, reviewing reports from management regarding our exposure to certain risks, including financial risk, and the steps management has taken to monitor and control such exposures;

•

reviewing with management, the independent auditors and internal auditors, as appropriate, our administrative, operational and accounting internal controls, including any special audit steps adopted in light of any discovery of a significant deficiency or a material weakness in internal controls;

•	reviewing and monitoring compliance with governmental laws, regulations and undertakings;

•	preparing the report of the Audit Committee required by the rules of the SEC to be included in our annual proxy statement;

•	reviewing the results of management’s review of our year-end financial results undertaken in connection with our annual compensation risk assessment process;

•

reviewing our policies relating to the ethical handling of conflicts of interest and reviewing past or proposed transactions between us and members of management, including the use of corporate assets and considering the results of any review of these policies by the independent auditors;

•	establishing, implementing and applying policies and procedures for the review, approval or ratification of transactions required to be reported under Item 404(a) of Regulation S-K;

•

monitoring compliance with our Code of Business Conduct and Ethics, including, among other things, discussing with management and the independent auditors established standards of conduct and performance, and deviations therefrom;

•	reviewing with management, at the request of the Board of Directors, significant financial matters affecting us, whether or not related to a review of quarterly or annual financial statements;

•	reviewing the results of audits conducted by governmental and regulatory agencies and external auditors engaged for specific purposes; and

•

reviewing our information technology and data security programs, including cyber security, and procedures regarding disaster recovery and critical business continuity, and reviewing our programs and plans that management has established to monitor compliance with data security compliance programs and test preparedness.

Governance Committee.

The Governance Committee of our Board of Directors is currently comprised of Messrs. Craver (Chair), Foley and Mancino and Ms. Escarra. Mr. Foley, upon his retirement from the Board of Directors effective immediately prior to the Annual Meeting, will cease serving as a member of the Governance Committee. Each current member of the Governance Committee served on the Governance Committee throughout 2014. Each of the current members of the Governance Committee is independent under NYSE listing standards. In 2014, our Governance Committee held five meetings.

Governance Committee Responsibilities.    The Governance Committee is governed by a charter, a current copy of which is available on our website at www.healthnet.com. Pursuant to the Governance Committee charter, the Governance Committee is responsible for, among other things:

•	establishing procedures for evaluating the credentials and suitability of potential director nominees proposed by our management or stockholders;

•

reviewing qualifications of candidates for membership on our Board of Directors from whatever source received and identifying individuals qualified to serve as our directors, consistent with the criteria established by the Board of Directors;

•	reviewing and evaluating any stockholder nomination of an individual for election to the Board of Directors;

•

pursuant to our bylaws, selecting director nominees for election by the stockholders at each annual meeting of our stockholders, and selecting individuals to fill vacancies on the Board of Directors which occur between annual meetings of our stockholders;

•	recommending qualifications to serve as a director, the continuation of directors in an honorary or similar capacity and the definition of independence as it relates to the Board of Directors;

•

reviewing, and recommending to the Board of Directors, the annual compensation payable to members of the Board of Directors for their service on the board of Directors, including any equity-based compensation and/or other perquisites payable to the Board of Directors;

•

reviewing the suitability of each director for continued service as a director when his or her term expires and when he or she has a significant change in status, and to determine whether or not the director should be re-nominated;

•

deliberating and taking such actions with respect to incumbent directors who fail to receive the required vote for re-election, and taking such other actions as are contemplated by our Policy Statement on Majority Voting, unless the Board of Directors has established that an alternative committee take the foregoing actions;

•

reviewing annually with the Board of Directors the composition of the Board of Directors as a whole and recommending, if necessary, measures to be taken so that the Board of Directors reflects the appropriate balance of knowledge, experience, skills, expertise and diversity and contains at least the minimum number of independent directors required by the NYSE;

•

reviewing annually the relationships that each director has with us (including as a partner, shareholder or officer of an organization that has a relationship with us) and any categorical director independence standards adopted by the Board of Directors;

•

reviewing annually, in consultation with the Board of Directors, the size and composition of each standing committee of the Board of Directors, including the identification of individuals qualified to serve as members of a committee, including the Governance Committee, and to recommend individual directors to fill any vacancy that might occur on a committee, including the Governance Committee;

•

review annually committee assignments and the policy with respect to the rotation of committee memberships and/or chairpersonships with a view toward balancing the benefits derived from continuity against benefits derived from diversity of experience and viewpoints of the various directors, and to report any recommendations to the Board of Directors;

•	recommend that the Board of Directors establish such special committees as may be desirable or necessary from time to time in order to address ethical, legal or other matters that may arise;

•	developing and recommending to the Board of Directors, at least annually, a set of corporate governance guidelines that are appropriate for the Company;

•	responsibilities that may be delegated to the Governance Committee by the Board of Directors as described in the Company’s Corporate Governance Guidelines;

•	overseeing the evaluation of the Board of Directors and our management; and

•	evaluating our succession plans for the Chairman of the Board, Chief Executive Officer and other senior officers.

As described above, the Governance Committee is responsible for reviewing director compensation and making recommendations to the Board of Directors with respect to director compensation. The Governance Committee has from time to time directed Semler Brossy Consulting Group, LLC (“Semler”), the Governance and Compensation Committees’ compensation consultant, to provide certain services with respect to director compensation. Periodically, the Governance Committee reviews compensation survey data for compensation of peer boards of directors provided by Semler and determines whether any adjustments to the Board of Directors’

compensation are appropriate. If adjustments are appropriate, the Governance Committee recommends such adjustments to the Board of Directors. Historically, adjustments to the Board of Directors’ compensation generally have occurred less frequently than annually.

Consideration of Director Nominees.    The Governance Committee selects director nominees, including those nominated to fill vacancies on the Board of Directors, on the basis of the nominee’s possession of such knowledge, experience, skills, expertise and diversity so as to enhance the Board of Directors’ ability to manage and direct our affairs and business, including, when applicable, to enhance the ability of the committees of the Board of Directors to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation, NYSE listing standards and our bylaws and other corporate governance documents. In particular, the Governance Committee considers whether a director nominee exhibits the following attributes, among other things, when reviewing and evaluating candidates:

•	talent and experience as a senior executive at major organizations, whether public companies, private businesses, non-profit organizations or other large, dynamic organizations;

•	commitment to ethical practices and quality;

•

diversity of background, with diversity reflecting age, gender, ethnicity, and industry focus, and whether such attributes contribute to an appropriate balance of perspective and experience on the Board of Directors; and

•	financial acumen or other professional, educational, or business experience relevant to managed health care and other aspects of our business and operations.

The Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all candidates.

Identifying and Evaluating Director Nominees.    The Governance Committee identifies potential director nominees from many sources. In the event that a vacancy on the Board of Directors occurs between annual meetings of stockholders, the Governance Committee is responsible for identifying, screening and recommending candidates to the Board of Directors for Board membership. The Board of Directors may maintain a vacancy or vacancies if it cannot identify suitable candidates meeting the Board’s director qualification standards. The Governance Committee asks current directors and executive officers to notify the Committee if they become aware of persons meeting the criteria described above who may be available to serve on the Board of Directors. From time to time, and as currently is the case, the Governance Committee also engages third party search firms that specialize in identifying director candidates.

The Governance Committee also considers director candidates recommended by stockholders. The Governance Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder, although the Governance Committee may, in addition to the criteria described above, take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. To have a director candidate considered by the Governance Committee for inclusion on the slate of nominees, a stockholder must submit the recommendation in writing and must include the following information:

•	the name and record address of the stockholder;

•	evidence of number of shares of our Common Stock which are owned beneficially or of record by the stockholder and the length of time owned;

•	the name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of Health Net; and

•	the candidate’s signed consent to be named as a director if selected by the Governance Committee and nominated by the Board of Directors.

The stockholder’s recommendation and information described above must be sent to our Corporate Secretary at 21650 Oxnard Street, Woodland Hills, California 91367 and received by the Corporate Secretary not less than 120 days prior to the anniversary date of our most recent annual meeting of stockholders, in order to be eligible for inclusion in our proxy statement and form of proxy relating to that meeting pursuant to Rule 14a-8 under the Exchange Act.

Once a person has been identified by the Governance Committee as a potential candidate, the Governance Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Governance Committee determines that the candidate warrants further consideration, the Chairperson of the Governance Committee or another member of the Governance Committee contacts the candidate. Generally, if the person expresses a willingness to be considered and to serve on the Board of Directors, the Governance Committee requests information from the candidate, reviews the person’s accomplishments and qualifications, including in light of any other candidates that the Governance Committee might be considering, and conducts one or more interviews with the candidate. In certain instances, Governance Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments.

In connection with the 2015 Annual Meeting and in accordance with the above guidelines, the Governance Committee nominated for election each of the following ten nominees, Mses. Citrino, Escarra and Fitzgerald and Messrs. Craver, Gellert, Greaves, Mancino, Miller, Willison and Yeager.

Compensation Committee.

The Compensation Committee currently consists of Messrs. Willison (Chair) and Foley and Mses. Citrino and Escarra. Mr. Foley, upon his retirement from the Board of Directors effectively immediately prior to the Annual Meeting, will cease serving as a member of the Compensation Committee. Each current member of the Compensation Committee served on the Compensation Committee throughout 2014. Each of the current members of the Compensation Committee qualifies as a “non-employee director” within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), an “outside director” for Section 162(m) purposes and is independent under NYSE listing standards. In 2014, our Compensation Committee held five meetings.

Compensation Committee Responsibilities.    The Compensation Committee is governed by a charter, a current copy of which is available on our website at www.healthnet.com. Pursuant to the Compensation Committee charter, the Compensation Committee is responsible for, among other things:

•

reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluating annually the performance of the Chief Executive Officer in light of the goals and objectives of our executive compensation plans, and, either as a committee or together with other independent directors (as directed by the Board of Directors), determining and recommending for approval by the independent directors of the Board of Directors, the Chief Executive Officer’s compensation level based on this evaluation, which recommendation is subject to ratification, modification or rejection by the independent directors of the Board of Directors;

•

evaluating annually the performance of our most highly compensated officer (other than the Chief Executive Officer) (for 2014, the Executive Vice President, Chief Financial and Operating Officer and Interim Treasurer) in light of the goals and objectives of our executive compensation plans, and recommending to the Board of Directors such officer’s compensation level, which recommendation is subject to ratification, modification or rejection by the Board of Directors;

•

evaluating annually the performance of our senior officers, including all officers who occupy jobs that the Compensation Committee, solely for purposes of evaluating compensation, determines to have the highest impact on us, including the “named executive officers” listed in this proxy statement (excluding the Chief Executive Officer and the second most highly compensated officer, which were discussed above) (the “Senior Officers”), and approving each such Senior Officer’s compensation level;

•

reviewing and approving, on a general and policy level basis only, the compensation and benefits of officers, managers and employees other than the “Oversight Executives,” who consist of the Chief Executive Officer, our second most highly compensated officer and the Senior Officers, and advising the Board of Directors of actions taken;

•

assessing our overall compensation structure and compensation philosophy and strategy, selecting the appropriate peer group and periodically reviewing executive compensation in relation to the peer group;

•

reviewing as necessary and appropriate our compensation plans and other employee benefit plans, including incentive-compensation and equity-based plans, in light of our goals and objectives with respect to such plans, and, if the Compensation Committee deems it appropriate, adopting, or recommending to the Board of Directors the adoption of new or the amendment of existing plans;

•

reviewing all equity-compensation plans to be submitted for stockholder approval under the federal tax rules or NYSE listing standards, and reviewing and, in the Compensation Committee’s sole discretion, approving, or recommending to the Board of Directors the approval of, all equity-compensation plans that are exempt from or not subject to such stockholder approval requirements, in each case, in light of our goals and objectives with respect to such plans;

•	reviewing and approving any severance or termination arrangements to be made with any of our Oversight Executives;

•	reviewing periodically perquisites or other personal benefits to our Oversight Executives and recommending any changes to the Board of Directors;

•

producing a report of the Compensation Committee that contains a statement as to whether the Compensation Committee has reviewed and discussed the proposed Compensation Discussion and Analysis (“CD&A”) disclosure with management and whether it has recommended to the Board of Directors that the CD&A be included in the Company’s proxy statement related to its annual meeting or Annual Report on Form 10-K; and

•

performing such duties and responsibilities as may be assigned to the Board of Directors or the Compensation Committee under the terms of any compensation or other employee benefit plan, including any incentive-compensation or equity-based plans or compensation recovery policy.

As provided in its charter, the Compensation Committee has the responsibility to review at least annually the performance of the Chief Executive Officer, the second-highest paid executive and the Oversight Executives. The Compensation Committee has the authority to approve the compensation for all Oversight Executives, other than the Chief Executive Officer and the second-highest paid executive. The Board of Directors has the responsibility to determine the compensation for the Chief Executive Officer and second-highest paid executive. When making such determination, the Board of Directors takes into consideration the Compensation Committee’s recommendation regarding the compensation for the Chief Executive Officer and second-highest paid executive and may choose to ratify, modify or reject such recommendation. The annual performance review of the Oversight Executives occurs in the first quarter of the calendar year following the previous 12-month performance period. Such review cannot be delegated to anyone other than the Compensation Committee, though the annual performance evaluation of the Chief Executive Officer may be done as a committee or together with other independent directors, as directed by the Board of Directors.

The Board of Directors and the Compensation Committee, as applicable, determine the compensation levels for our named executive officers on an annual basis by considering a variety of factors described in the section “—How do we determine the amount for each element of executive officer compensation?” portion of the “Compensation Discussion and Analysis” section of this proxy statement.

For all employees other than the Oversight Executives, the Chief Executive Officer and his direct reports review and approve compensation decisions on an annual basis. In conducting their annual compensation review, the Chief Executive Officer and his direct reports consider the same factors that the Compensation Committee uses for its annual review. The Compensation Committee is not responsible for considering or determining compensation for the Board of Directors. The evaluation of the compensation of our Board of Directors is the responsibility of the Governance Committee and Board of Directors as discussed above in the “Governance Committee” section of this proxy statement.

The Compensation Committee is committed to staying apprised of current issues and emerging trends, and ensuring that Health Net’s executive compensation program remains aligned with best practice. To this end, the Compensation Committee has directly selected and retained the services of Semler to assist it with its responsibilities, which relate primarily to executive compensation matters. Semler reports directly and exclusively to the Compensation Committee with respect to executive compensation and related matters.

The Compensation Committee has the sole discretion to retain or obtain the advice of compensation advisers, including compensation consultants, legal counsel or other advisers in order to assist the Compensation Committee in carrying out its responsibilities. The Compensation Committee is also responsible for the appointment, determination of the compensation and oversight of the work of so retained compensation advisers and the determination of the independence of each compensation adviser prior to selecting or receiving advice from any such compensation adviser and on at least an annual basis thereafter. The Company provides for appropriate funding for payment of reasonable compensation to any compensation adviser to the Compensation Committee.

Each year the Compensation Committee considers the factors set forth in applicable SEC rules and NYSE listing standards to assess the independence of its compensation consultant and whether the work of the consultant raises any conflicts of interest. After review and consultation with Semler, the Compensation Committee has determined that Semler is independent and there are no conflicts of interest raised by the work of Semler currently nor were any conflicts of interest raised by the work performed by Semler during the year ended December 31, 2014.

For a full discussion of the services that Semler provides to our Compensation Committee to assist it in structuring and evaluating our executive compensation programs, plans and practices, see the “Compensation Discussion and Analysis” section of this proxy statement.

Finance Committee.

The Finance Committee of the Board of Directors currently consists of Mses. Fitzgerald (Chair) and Citrino and Messrs. Willison and Yeager. Each current member of the Finance Committee served on the Finance Committee throughout 2014. In 2014, our Finance Committee held seven meetings.

Finance Committee Responsibilities.    The Finance Committee is governed by a charter, a current copy of which is available on our website at www.healthnet.com. Pursuant to the Finance Committee charter, the Finance Committee is responsible for, among other things:

•	reviewing our investment policies and guidelines;

•	monitoring the performance of our investment portfolio;

•

reviewing, in coordination with the Board of Directors or Audit Committee, as applicable, our financial structure and operations, including but not limited to share repurchases, cash flow, cash management and working capital, in light of our long-term objectives;

•

reviewing, and, as appropriate, recommending to the Board of Directors appropriate action on proposed acquisitions and divestitures, unless the Board of Directors has established a separate committee to take such actions;

•	establishing appropriate authority levels for various officials of Health Net including with respect to mergers and acquisitions transactions, divestiture transactions and capital expenditures;

•	reviewing, and, as appropriate, recommending to the Board of Directors appropriate action with respect to our short- and long-term debt structure;

•	reviewing, as necessary and appropriate , the investment options offered to participants in our retirement plans and, in connection therewith, reviewing the performance of such investment options,

and to coordinate such review with the Compensation Committee, and/or any committee(s) established by the Board of Directors, or Compensation Committee, from time to time that is involved in the oversight or administration of the Company’s retirement plans;

•	reviewing, and, as appropriate, recommending action to the Board of Directors, with respect to our “directors and officers” and “errors and omissions” insurance coverage; and

•	reviewing, and, as appropriate, recommending action to the Board of Directors with respect to our significant tax strategies.

P5 Oversight Committee.

The P5 Oversight Committee of the Board of Directors was formed by the Board of Directors in December 2014, and currently consists of Messrs. Willison (Chair), Greaves and Mancino and Ms. Fitzgerald. Each current member of the P5 Oversight Committee has served since the Committee’s inception. The P5 Oversight Committee did not hold any meetings in 2014.

On November 2, 2014, we entered into a definitive master services agreement with a subsidiary of Cognizant Technology Solutions Corporation (“Cognizant”) to provide certain consulting, technology and administrative services to us, subject to the receipt of required regulatory approvals. In connection with this agreement, we have also entered into an asset purchase agreement pursuant to which we have agreed to sell certain software assets and related intellectual property we own to Cognizant. The transaction, including the related asset sale, is referred to herein as the “Cognizant Transaction”.

The purpose of the P5 Oversight Committee is to provide oversight and advice to management through both the process of seeking required regulatory approvals of the Cognizant Transaction, as applicable, and the initial contract implementation period to help ensure a successful transition of services to Cognizant. The P5 Oversight Committee is in place until December 31, 2015, unless extended by the determination of the Board of Directors.

Board Risk Oversight

The Board of Directors oversees an enterprise-wide approach to risk management that is designed to support the achievement of our objectives, including strategic objectives, improvement of long-term organizational performance and enhancement of stockholder value. Risk is an inherent part of Health Net’s business activities, and Health Net’s enterprise risk management framework and governance structure are intended to facilitate and enhance the process of identification and ongoing management of the key risks in its business activities. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. Discussions between senior management and Board members regarding risk management, control and mitigation are important components of the Board of Directors’ risk oversight process.

While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board of Directors also have responsibility for overseeing specific areas of risk management, as set forth below. The committees periodically provide updates to the Board of Directors regarding significant risk management issues and management’s response.

Committee	Primary Risk Oversight Responsibility
Audit Committee	Overseeing financial risk, capital risk and compliance risk and internal control over financial reporting, and evaluating the effectiveness of our Code of Business Conduct and Ethics.

Compensation Committee	Overseeing our compensation and benefits practices and evaluating the balance between risk-taking and rewards to employees, as discussed under the heading, “Compensation Risk Assessment.”

Finance Committee	Monitoring the level of risk associated with investment policies and portfolio, strategic endeavors, use of cash and short- and long-term debt structure.

Governance Committee	Evaluating each director’s independence and the effectiveness of our Corporate Governance Guidelines, and overseeing management’s succession planning.

P5 Oversight Committee	Overseeing our preparation for, and the proposed implementation of, the Cognizant Transaction, following receipt of required regulatory approvals, and monitoring the associated risks.

In addition, as part of the effort to support the achievement of our objectives, the Board of Directors conducts an annual evaluation of its own performance, including the performance of each committee of the Board of Directors. The Board of Directors also conducts an annual evaluation of the President and Chief Executive Officer. As part of this formal evaluation process, the President and Chief Executive Officer prepares a self-evaluation, including his evaluation of the Company’s performance for the prior fiscal year. Each member of the Board of Directors then individually assesses his and the Company’s performance for the prior fiscal year, providing another forum for dialogue between senior management and Board members regarding the effectiveness of risk management and mitigation efforts.

Board Leadership Structure

Health Net has separated the roles of the Chairman of the Board and Chief Executive Officer since 1999.

After carefully considering the benefits and risks of separating the roles of the Chairman of the Board and Chief Executive Officer, the Board of Directors has determined that having an independent director serve as the Chairman of the Board is the most appropriate leadership structure for Health Net and is in the best interest of its stockholders at this time. With the exception of Mr. Gellert, our President and Chief Executive Officer, the Board of Directors is comprised entirely of independent directors. Separating the roles of the Chairman of the Board and Chief Executive Officer enables the independent directors to participate meaningfully in the leadership of the Board of Directors. The Board of Directors believes this structure provides an appropriate degree of oversight over our Chief Executive Officer and senior management. At the same time, the current Chairman of the Board is a director who has experience with our predecessor companies and therefore has deep institutional knowledge about our organization’s history and operations. For this reason, our Chairman of the Board is able to understand the unique challenges faced by management and serve as a liaison between the Board of Directors and management.

Our Corporate Governance Guidelines give the Board of Directors the flexibility to change its leadership over time, as needed, by permitting the roles of the Chairman of the Board and Chief Executive Officer to be held by the same person. The Board of Directors will continue to evaluate whether its leadership structure is appropriate as Health Net’s business evolves.

DIRECTORS’ COMPENSATION

Directors’ Compensation Table for 2014

Name	Fees Earned or Paid in Cash(1) ($)		Stock Awards(2) ($)		All Other Compensation ($)		Total ($)
Mary Anne Citrino	106,000		130,010	(5)	0		236,010
Theodore F. Craver, Jr.	121,000		130,010		0		251,010
Vicki Escarra	101,000		130,010	(5)	0		231,010
Gale S. Fitzgerald	128,000		130,010	(5)	0		258,010
Patrick Foley	89,000		130,010		0		219,010
Roger F. Greaves	229,140		130,010		—	(3)	359,150
Douglas M. Mancino	113,000	(4)	130,010	(5)	0		243,010
Bruce G. Willison	118,000		130,010		0		248,010
Frederick C. Yeager	133,000		130,010		0		263,010

(1)	Consists of all retainers and fees earned by each non-employee director for his or her services to us during 2014.

(2)

For each non-employee director, represents the aggregate grant date fair value of 3,192 restricted stock units (“RSUs”) granted on June 23, 2014 to such non-employee director, as calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Classification (“ASC”) Topic 718. The grant date fair value shown is based on a per share value of $40.73. This is calculated in accordance with FASB ASC Topic 718 by multiplying the closing price of our Common Stock on the date of grant ($40.73 per share) by the number of RSUs granted.

The RSUs granted to each of our non-employee directors in 2014 vest and become non-forfeitable as to 33  1/3% of the RSUs on each of the first, second and third anniversaries of the date of grant. No options to purchase shares of our Common Stock were granted to our non-employee directors in 2014. The table below shows the aggregate numbers of stock awards and option awards outstanding for each non-employee director as of December 31, 2014. Stock awards consisted of unvested RSUs and vested deferred RSUs. Upon vesting and the passage of any applicable deferral period, the RSUs are paid in shares of our Common Stock on a one-for-one basis. Directors may elect to defer payment until a later date, which would result in a deferral of taxable income to the director. Option awards consist of exercisable options.

	Aggregate Stock Awards Outstanding as of December 31, 2014 (#) RSUs	Aggregate Option Awards Outstanding as of December 31, 2014 (#) Stock Options
Mary Anne Citrino	9,097	18,959
Theodore F. Craver, Jr.	7,699	69,059
Vicki Escarra	7,699	13,213
Gale S. Fitzgerald	12,523	61,559
Patrick Foley	7,699	69,059
Roger F. Greaves	7,699	69,059
Douglas M. Mancino	11,245	0
Bruce G. Willison	7,699	69,059
Frederick C. Yeager	7,699	69,059

(3)	The aggregate value of perquisites provided to Mr. Greaves was less than $10,000 during 2014.

(4)	The amount shown was deferred under the Health Net, Inc. Deferred Compensation Plan for Directors.

(5)	The amount shown was deferred under the Health Net, Inc. Non-Employee Director Restricted Stock Unit Deferral Program.

Cash Retainers and Meeting Fees.    From January 1, 2014 through September 30, 2014, the annual retainer payable to our non-employee directors was $45,000. During 2014, the Governance Committee and the Board of Directors reviewed the meeting fees and annual retainers payable to non-employee directors with Semler, the

Governance Committee’s independent compensation consultant (the “Board Compensation Review”), and the non-employee director annual retainer was increased to $65,000 per year, effective October 1, 2014. During 2014, each non-employee director who chaired the Compensation Committee, Governance Committee or the Finance Committee received an additional annual retainer of $10,000. The non-employee director who chaired the Audit Committee received an additional annual retainer of $15,000. Each non-employee director was also entitled to a $2,000 fee for each meeting of the Board of Directors attended, and a $1,000 fee for each committee meeting attended, other than the Audit Committee. Non-employee directors received a $2,000 fee for each Audit Committee meeting attended. In lieu of these retainer and meeting fees, from January 1, 2014 through July 17, 2014, Mr. Greaves received $18,333 per month for his services as Chairman of the Board of Directors, and effective July 18, 2014, following the Board Compensation Review, this payment was increased to $20,000 per month. No fees are paid to Health Net employees for service as a director.

Equity Grants.    Until December 2010, our non-employee director equity compensation program provided for non-employee directors to receive initial grants of nonqualified stock options when they join our Board of Directors and automatic annual grants of nonqualified stock options upon their re-election to our Board of Directors. In December 2010, the Board of Directors approved a modification to our non-employee director equity compensation program. Beginning in 2011, the initial equity grants and the automatic annual equity grants to non-employee directors are made in the form of RSUs, rather than nonqualified stock options. These grants are made under the Company’s 2006 Long-Term Incentive Plan, as amended (the “2006 Plan”). The target value of each of the initial and annual non-employee director grants is $130,000 and is calculated based on the fair market value of the shares underlying the RSUs on the date of grant. A non-employee director’s annual equity grant will be pro-rated if the non-employee director received an initial equity grant during the preceding twelve month period. Each grant vests as to 33 1/3% of the RSUs each year on the anniversary of the date of grant, provided that the RSUs will become immediately vested in the event of a “change in control” of Health Net, as defined in the 2006 Plan. If the stockholders approve the Company’s Amended and Restated 2006 Long-Term Incentive Plan, all non-employee director awards granted on or after the date of such stockholder approval shall be subject to “double-trigger” acceleration with respect to the vesting of the awards in connection with a change in control. Upon vesting, the non-employee director will be entitled to receive the number of shares of Common Stock underlying the vested portion of the RSU grant. Each non-employee director may elect to defer the distribution of shares underlying the vested RSUs in accordance with deferral procedures established by the Company.

Expenses.    We generally provide for, or reimburse the reasonable expenses of (including costs of travel and lodging), our directors incurred in connection with attending Board of Directors, committee and stockholder meetings. We also reimburse directors for their reasonable expenses associated with attendance at other Heath Net-related business meetings and events. Health Net does not own its own aircraft and, as such, our directors generally use commercial air, rail or automobile transportation when traveling to Health Net-related business meetings. In addition, we also provide for, or reimburse the expenses of, the Chairman of the Board’s wife that are related to her attendance (including the costs of travel and lodging) at Celebration of Children and Heart & Soul meetings and events. Mr. Greaves’ wife serves as a volunteer for Celebration of Children, which is a Health Net-sponsored charity program and for Heart & Soul, which is Health Net’s awards program for employees. We also reimburse the expenses of Mr. Greaves’ wife when she accompanies Mr. Greaves to Health Net-related business meetings and events that are unrelated to Celebration of Children or Heart & Soul.

Deferred Compensation Plan and Restricted Stock Unit Deferral Program for Directors.    Each non-employee director is eligible to participate in the Health Net, Inc. Deferred Compensation Plan for Directors (the “Director DC Plan”). Participants may elect to defer all or a portion of their cash retainers, meeting fees and certain other cash remuneration earned for services performed during the year. All amounts deferred under the Director DC Plan are vested amounts. The Director DC Plan has been designed so that federal and state income tax on the monies deferred is not due until such time as the account balance is paid to a participant. Participants can elect distribution of their account balances from a given year while they are still serving on our Board or they can elect to have payments made to them in the event of their separation from service with us. Payments under the Director DC Plan can be made in a lump sum payment or as annual installments over a period of greater than two years and less than ten years. Deferred amounts are treated as having been invested in certain investment funds as elected by the participant and become the basis for determining the earnings on the participant’s deferral account. In addition, each non-employee director is eligible, under certain terms and conditions, to defer his or her restricted stock unit awards which are subject to service based vesting, under the Health Net, Inc. Non-Employee Director Restricted Stock Unit Deferral Program (the “Director RSU Deferral Program”). During 2014, Ms. Fitzgerald and Messrs. Foley, Mancino and Willison maintained account balances under the Director DC Plan, and Mr. Mancino was the only non-employee director who elected to defer compensation earned during 2014 under the Director DC Plan. In addition, each of Mses. Citrino, Escarra and Fitzgerald and Mr. Mancino, elected to defer his or her restricted stock unit awards, under the Director RSU Deferral Program during 2014.

Stock Ownership Requirements.    Our Board of Directors has adopted stock ownership guidelines for non-employee directors that require non-employee directors to make good faith progress towards holding qualifying shareholdings with a value equal to or in excess of $300,000 (the “Director Ownership Threshold”). As of March 11, 2015, each of our non-employee directors held qualifying shareholdings with a value equal to or in excess of the Director Ownership Threshold, except for Mr. Miller, who is making good faith progress toward the Director Ownership Threshold in compliance with our stock ownership guidelines.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Health Net, Inc. is a publicly traded managed care organization that delivers managed health care services through health plans and government-sponsored managed care plans. Our business requires a talented, motivated and capable leadership team, particularly given the amount and rate of change in the Company and the industry. To that end, executive compensation plays a vital role in our ability to attract, retain and motivate top talent for continued business success.

This Compensation Discussion and Analysis (“CD&A” or “Compensation Discussion and Analysis”) discusses the compensation programs and policies in place for our named executive officers, as well as our Board of Directors’ and Compensation Committee’s roles in the design and administration of these programs and policies and in making specific compensation decisions for our named executive officers. Our named executive officers for 2014 are as follows:

•	Jay M. Gellert, our President and Chief Executive Officer (our “CEO”);

•	James E. Woys, our Executive Vice President, Chief Financial and Operating Officer and Interim Treasurer;

•	Juanell Hefner, our Chief Administration Officer;

•	Steven J. Sell, our President, Western Region Health Plan;

•	Steven D. Tough, our President, Government Programs; and

•	Joseph C. Capezza, CPA, our former Executive Vice President, Chief Financial Officer and Treasurer.

Effective September 2, 2014, Mr. Capezza stepped down from his role as Executive Vice President, Chief Financial Officer and Treasurer of the Company. Also effective September 2, 2014, Mr. Woys was appointed to serve in a newly created position of Executive Vice President, Chief Financial and Operating Officer and Interim Treasurer. Mr. Woys’ compensation did not change as a result of his appointment to this new role.

Effective February 21, 2014, Ms. Hefner transitioned from Senior Vice President, Customer and Technology Services to Chief Compliance and Administration Officer; and, on November 15, 2014, Ms. Hefner became our Chief Administration Officer. Ms. Hefner’s compensation was not altered as a result of these changes.

Executive Summary

While the managed care industry continues to be highly complex, experience unprecedented change and face a number of significant regulatory and marketplace challenges, the actions of our executives to position the Company to benefit from these changes and challenges supported the Company’s strong financial and operational performance in 2014. Our guiding principle for our executive compensation program continues to be aligning executive compensation with the interests of our stockholders by tying a significant portion to our performance.

2014 Performance Highlights

Certain of our key financial performance metrics for 2013 and 2014 are shown in the following table. We use these key metrics as financial performance measures in our compensation program and believe these measures help to align the interests of our executives with those of our stockholders.

Financial Measure	2014	2013
Pretax Income (“PTI”) for the Combined Western Region Operations and Government Contracts Segments (in millions)(a)	$385	$282
Earnings per Diluted Share (“EPS”) for the Combined Western Region Operations and Government Contracts Segments(b)	$2.32	$2.21

(a)

For more information on the pretax income for each of our Western Region Operations and Government Contracts reportable segments, see Notes to Consolidated Financial Statements, Note 14—Segment Information of our Annual Report on Form 10-K for the year ended December 31, 2014 (the “2014 Form 10-K”).

(b)

2014 EPS for the Combined Western Region Operations and Government Contracts Segments equals (i) the sum of GAAP net income for the Western Region Operations segment and the GAAP net income for the Government Contracts segment for the year ended December 31, 2014, divided by (ii) the GAAP diluted weighted average shares of common stock outstanding as of December 31, 2014. 2013 EPS for the Combined Western Region Operations and Government Contracts Segments equals (i) the sum of GAAP net income for the Western Region Operations segment and the GAAP net income for the Government Contracts segment for the year ended December 31, 2013, divided by (ii) the GAAP diluted weighted average shares of common stock outstanding as of December 31, 2013.

In 2014, the Company achieved combined Western Region Operations and Government Contracts segments EPS of $2.32, an increase of 5.0 percent compared with 2013. In 2014, the Company achieved combined Western Region Operations and Government Contracts segments PTI of $385 million, an increase of 36.6 percent compared with 2013.

This performance was primarily driven by:

•	an increase of 26.7 percent in our total revenues to $14.0 billion for the year ended December 31, 2014, as compared with our total revenues for the year ended December 31, 2013;

•

an increase of 52.1 percent in our Western Region Operations segment pretax income to $315.6 million for the year ended December 31, 2014, as compared with our Western Region Operations segment pretax income for the year ended December 31, 2013;

•	an increase of 29.1 percent in our Western Region Operations enrollment to 3.2 million members as of December 31, 2014, as compared with our Western Region Operations enrollment at December 31, 2013;

•

an increase of 26.0 percent in total enrollment in our California health plans to 2.7 million members as of December 31, 2014, as compared with total enrollment in our California health plans at December 31, 2013;

•

an increase of 188.7 percent in our individual commercial enrollment to 332,000 members as of December 31, 2014, as compared with our individual commercial enrollment at December 31, 2013, primarily resulting from new individual members from the California and Arizona health insurance exchanges mandated by the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010 (collectively, the “ACA”);

•

an increase of 50.0 percent in our Medicaid enrollment to 1.68 million members as of December 31, 2014, as compared with our Medicaid enrollment at December 31, 2013, primarily resulting from the expansion of Medicaid eligibility under the ACA; and

•

an increase of 9.9 percent in our Western Region Operations commercial enrollment to 1.2 million members as of December 31, 2014, as compared with our Western Region Operations commercial enrollment at December 31, 2013, primarily resulting from new individual members from the California and Arizona health insurance exchanges mandated by the ACA.

Other operating highlights of 2014 include:

•

exceeding our combined Western Region Operations and Government Contracts segments diluted earnings per share expectations while absorbing the full effect of approximately $240 million in incremental fees related to the implementation of the ACA; and

•

entering into a Master Services Agreement (the “Master Services Agreement”) with a subsidiary of Cognizant Technology Solutions Corporation (“Cognizant”) in November 2014 pursuant to which Cognizant will, subject to receipt of required regulatory approvals, provide us with certain consulting, technology and administrative services in the following areas: claims management, membership and benefits configuration, customer contact center services, information technology, quality assurance, appeals and grievance services, and non-clinical medical management support, among other things. The Master Services Agreement is currently expected to generate approximately $150 million to $200 million in annual general and administrative and depreciation expense savings for us by 2017.

Linking 2014 Named Executive Officer Compensation to Performance

Our compensation programs for our named executive officers emphasize compensation based on performance and are designed to align our named executive officers’ interests with those of our stockholders and to permit individuals who have performed well in creating and protecting significant long-term value for the Company and its stockholders to share in the value generated. To this end, our compensation programs emphasize variable compensation in the form of cash and equity awards, including performance stock units (“PSUs”) and time-vested restricted stock units (“RSUs”), over fixed compensation. This program design is intended to motivate our executive officers to achieve positive short- and long-term results for our stockholders.

The charts below show the target total direct compensation mix for 2014 for Mr. Gellert as our CEO and the average for our other named executive officers. Target total direct compensation is the sum of (i) annual base salary at December 31, 2014, as shown in the “2014 Target Total Cash Compensation” table, (ii) target 2014 incentive cash award, as shown in the “2014 Target Total Cash Compensation” table (“Target Bonus”) and (iii) target long-term incentive dollar amount, shown as Target LTI Values in the “2014 Target Total Direct Compensation (TDC)” table (“Target Equity Compensation”).

Management Incentive Plan

In 2014, our named executive officers, other than Mr. Capezza, earned annual cash bonuses under our MIP, which is the Company’s cash bonus program for eligible associates. Mr. Capezza stepped down from his role with the Company effective as of September 2, 2014 and at that time became ineligible to receive an annual cash bonus for 2014. The Compensation Committee approved funding 2014 cash bonuses under the MIP only upon the Company achieving a pre-established level of combined Western Region Operations and Government Contracts segments pre-tax income for 2014 (“2014 PTI”). The Compensation Committee then approved specific awards of these cash bonuses based upon the Company’s performance with regard to, among other things, five previously established strategic initiatives and each named executive officer’s performance with regard to certain performance factors, as further discussed under “—Analysis of Compensation During Fiscal 2014—Annual Performance-Based Incentive Cash Awards.” The Company exceeded the 2014 PTI target and following the Compensation Committee’s consideration of the Company’s 2014 performance, with regard to, among other things, the five previously established strategic initiatives, the Compensation Committee determined to fund the 2014 MIP at 110% of the target funding level. We believe the contingent nature of the award of MIP cash bonuses for 2014 reflects our continued emphasis on pay-for-performance.

Performance Stock Units

In 2014, we continued awarding our Oversight Executives (which group includes our named executive officers) a mix of 75% of the total annual equity award value in PSUs and 25% of the total award value in RSUs, in order to continue to align and tie the compensation of our named executive officers to the Company’s performance. To further emphasize pay-for-performance, the PSUs granted to our named executive officers in 2014 would only be earned and subject to a three-year vesting period if the Company achieved a pre-established target level of combined Western Region Operations and Government Contracts segments diluted earnings per share for 2014 (“2014 EPS”). Because the Company exceeded the 2014 EPS target, the Compensation Committee determined that the 2014 PSUs had been earned, and would vest on the first, second and third anniversaries of the February 21, 2014 grant date subject to the recipient’s continued employment through each vesting date. We believe that this 75%-25% PSU to RSU value mix subjects a significant portion of our named executive officers’ equity incentive compensation to risk based on Company performance and helps us to achieve a desired level of pay for performance alignment while maintaining incentives to increase long-term stockholder value and satisfying our retention objectives. For additional detail, see the information under “What are the elements of named executive officer compensation and why do we provide each element?—Long-Term Equity Incentive Compensation—Determinations Regarding Form and Mix of 2014 Equity Awards” and “—Analysis of Compensation During Fiscal 2014—Long-Term Equity Compensation Program.”

Key Practices and Governance Standards

We are committed to having strong governance standards with respect to our compensation programs and practices. Consistent with this focus, we have the following programs and practices that are mindful of the concerns of our stockholders and best governance.

What We Do

✓	Pay for Performance. Our named executive officers receive the majority of their compensation in performance-based compensation.

✓

Compensation Recovery Policy.    We have a formal compensation recovery policy for the recovery of cash- or equity-based incentive compensation and profits realized from the sale of securities from our current executive officers (and certain other employees identified by the Board) following such person’s engagement in certain misconduct that requires the restatement of our financials due to material noncompliance with reporting requirements or conduct constituting “cause” under such employee’s employment agreement. See “—Other Key Policies and Practices—Compensation recovery policy” below for further detail about this policy.

✓

Meaningful Equity Ownership Guidelines.    The Compensation Committee has established equity ownership guidelines that require each of our named executive officers to hold 75% of all “net settled shares” received from the vesting, delivery or exercise of equity awards granted under our equity award plans until the total value of all of his or her qualifying shareholdings equals or exceeds an ownership threshold equal to a multiple of his or her annual base salary. “Net settled shares” generally refers to those shares that remain after payment of (i) the exercise price of stock options or purchase price of other awards, (ii) all applicable withholding taxes, and (iii) any applicable transaction costs.

✓

Double-Trigger Change in Control Equity Accelerations for Employee Grants.    In early 2014, the Compensation Committee, with the input of the Compensation Committee’s independent compensation consultant, determined to eliminate single-trigger accelerated payments of PSUs upon a change in control of the Company commencing with PSU grants made under our 2014 annual equity award program in favor of a double-trigger acceleration provision, due to our commitment to strong governance standards and current best practices. Under the double-trigger acceleration provision, unvested PSUs would accelerate and automatically vest only if the PSU recipient experiences a termination by the Company without cause or by such recipient for good reason on or after a change in control of the Company. Our other employee equity vehicles (i.e., stock options and RSUs) continue to have double-trigger acceleration provisions.

✓

Multi-Year Vesting Schedules.    We provide for multi-year vesting periods for equity award grants to reinforce a culture in which the Company’s executives remain focused on the Company’s long-term success.

✓

Use of Independent Compensation Consultant.    The Compensation Committee engages its own independent compensation consultant, who performs an annual comprehensive market analysis of our executive compensation programs and pay levels, and confirms their independence on an annual basis.

✓

Risk Management.    Our compensation programs have been designed and are periodically reviewed to ensure that they do not encourage inappropriate risk-taking. See “Executive Compensation—Compensation Risk Assessment” for further discussion.

✓

Anti-Hedging and Anti-Pledging Policy.    Our Insider Trading and Disclosure of Material Insider Information policy prohibits all employees, including our named executive officers, from engaging in certain speculative trading activities, including selling our securities “short,” holding our securities in margin accounts, pledging our securities or engaging in hedging transactions with respect to our securities.

What We Don’t Do

X

No Tax Gross-Up Payments on Perquisites.    We generally do not permit tax gross-up payments in connection with perquisites provided to executive officers, except pursuant to certain Company-wide policies that are limited in nature.

X

No Excise Tax Gross-Ups.    We do not permit tax gross-up payments under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), on severance and change in control pay for any person who became an executive officer after 2007.

X	No Discounting of Stock Options or Repricing of Underwater Options. We expressly prohibit the discounting of stock options and the repricing of underwater stock options.

Impact of 2014 Advisory Vote on the Compensation of Named Executive Officers

In June 2014, we provided stockholders an advisory vote to approve the compensation of our named executive officers (the “say-on-pay proposal”). At our 2014 Annual Meeting of Stockholders, our stockholders approved the compensation of our named executive officers, with over 97% of the votes cast in favor of the say-on-pay proposal. In evaluating our executive compensation program, the Compensation Committee considered the results of the say-on-pay proposal and numerous other factors, as discussed in this CD&A. The Compensation Committee believes the support of our stockholders for the 2014 say-on-pay proposal indicates our stockholders are generally supportive of our approach to executive compensation. As a result of the foregoing, the Compensation Committee concluded that it would retain our compensation program’s emphasis on at-risk, performance-based incentive compensation. The Compensation Committee will continue to monitor and assess our executive compensation program and consider the outcome of our say-on-pay votes when making future compensation decisions for our named executive officers.

Recent Compensation Committee Actions to Further Align With Stockholder Interests

On February 20, 2015, our Compensation Committee adopted the framework of our 2015 annual equity award program, which, similar to our 2014 annual equity award program, includes a mix of 75% of the award value in PSUs and 25% of the award value in service-based RSUs. However, the PSUs granted in the 2015 program include multiple performance measures, including new strategic operating performance measures in addition to a performance measure based on an EPS metric. Seventy percent of the PSUs awarded as part of the 2015 annual award grant must be earned through the Company’s achievement of a pre-established EPS target and thirty percent of the PSUs must be earned through the Company’s achievement in 2015 of pre-established strategic operating performance measures. The changes made to the framework of our 2015 annual equity award program, as compared to our prior equity award programs, were adopted to, among other things, provide for multiple performance measures consistent with market best practices and require the achievement of both financial and strategic operational goals in order to achieve the full target value of the PSUs granted in the program.

What is the role of the Compensation Committee?

The Compensation Committee has the primary authority to structure our compensation programs and establish compensation levels for our executives, including our named executive officers; however, our Board approves final compensation decisions (including any grant of equity awards) with regard to our Chief Executive Officer and our second-highest paid executive. A detailed discussion of the Compensation Committee’s role and responsibilities can be found under “Corporate Governance.”

What are the objectives of our executive officer compensation programs?

Managed care is a complex industry that faces regulatory and marketplace challenges, especially in light of the sweeping changes enacted and proposed under federal health care reform legislation and other state and federal legislation and regulation. In light of the continuing uncertainty throughout our industry, we continue to face challenges in developing our incentive compensation programs and policies. We have found that the pool of executives with the relevant industry experience and skills to provide effective leadership in this complex and uncertain health care environment is limited. Therefore, our compensation program for executive officers and other key employees must remain competitive in the industry to support our goal of attracting and retaining executive talent with the knowledge and leadership capability needed for us to operate successfully and to meet upcoming challenges and opportunities. Of equal importance, our compensation program must (i) motivate our executive officers to meet or exceed our short-term performance objectives and (ii) align the interests of our executives with those of our stockholders by rewarding our executives for results that create long-term stockholder value.

The objectives of our compensation program include:

•

motivating our executive officers and other key employees by aligning pay and performance and subjecting a significant portion of our executive officers’ compensation to the achievement of pre-established performance targets;

•

attracting and retaining highly qualified and talented executive officers and other key employees by providing a total compensation program that is competitive with companies that may pursue a similar pool of executive talent;

•

aligning the interests of our executive officers and other key employees with those of our stockholders through equity-based long-term incentive awards that link executive compensation to stockholder value;

•

providing balanced reward elements with potential upside for exceeding performance targets (capped at a market-competitive level) and significant downside risk for missing performance targets, while rewarding the creation of sustained stockholder value by ensuring that these elements, individually and in the aggregate, do not encourage unnecessary or excessive risk taking;

•	providing a degree of financial certainty and stability to our executive officers and other key employees;

•	considering the affordability of our compensation program and our capacity to fund the program; and

•	promoting the ownership of our stock by our executives.

While these objectives remain consistent over time, the Compensation Committee continuously surveys the industry and environment with the assistance of its independent compensation consultant before making specific decisions on meeting these objectives through our compensation program for a particular year.

What are the elements of named executive officer compensation and why do we provide each element?

Summary of Elements of 2014 Executive Compensation

Element	Form	Objectives and Basis

Base Salary	Cash	• Attract and retain skilled executives to drive our success • Offer compensation for core duties • Recognize individual achievements and contributions • Target market median

Annual Performance-Based Incentive Cash Opportunity	Cash

•       Align awards with company financial performance

•       Incentivize and motivate executives to meet or exceed our short-term business and financial objectives

•       Actual payout is determined by our financial performance and executive’s individual achievements and contributions

•       Target market median

Long-Term Equity Incentive Compensation	PSUs, Service-Based RSUs

•       Align interests of executives with stockholders

•       Retain executives through long-term vesting

•       PSUs pay out only if pre-established performance measure is attained

•       Target market median, while managing burn rate

Element	Form	Objectives and Basis

Retirement Plans	401(k) Plan, Nonqualified Deferred Compensation Plan, Nonqualified Defined Benefit Pension Plan

•       Provide tax-deferred methods for general savings, including for retirement

•       Provide supplemental retirement income and measure of financial stability and security while building participant’s long-term commitment to us

Severance and Change in Control Benefits	Employment Agreements, Equity Award Agreements	• Preserve productivity and retention in potentially disruptive restructure and/or change in control situations involving executive’s termination of employment

Limited Perquisites and Other Benefits	Financial Counseling Allowance, Relocation Benefits, Limited Housing Benefits, Group Life Insurance, Limited Car Allowances	• Help executives to manage time and minimize distractions in order to maintain focus on business results

Our use of each of these compensation elements varies among our executive officers, as described in detail in this CD&A. We use each element of compensation to satisfy one or more of our compensation objectives, and each element is an integral part of and supports our overall compensation program. Consistent with our performance-based philosophy, we reserve the largest potential compensation awards for performance-based programs. Our long-term equity compensation program rewards sustained performance and financial growth while aligning the interests of our executive officers with those of our stockholders. Our annual performance-based incentive cash award program rewards short-term financial performance. Taken together, all of the elements of our compensation program help us to attract and retain qualified and capable executive officers. The specific purposes of each element are identified in the descriptions that follow in this CD&A.

Base Salary

Base salaries provide our named executive officers with a degree of financial certainty and stability, compensating them for performing their core job duties and recognizing individual achievements and contributions. The base salary for each of our named executive officers is set forth in their respective employment agreements and is subject to adjustment by the Board or the Compensation Committee (depending on the executive’s level). Further discussion regarding 2014 base salary is presented below under “—How do we determine the amount for each element of executive officer compensation?,” including details on 2014 base salaries for our named executive officers under “—Analysis of Compensation During Fiscal 2014.” For 2014, the Compensation Committee and the Board, as applicable, considered market data, among other things, when they awarded 2.5% merit increases to the base salaries of all of our named executive officers, other than Mr. Capezza. To support our G&A reduction initiatives, the merit increases were effective as of July 12, 2014.

Annual Performance-Based Incentive Cash Awards

Annual performance-based incentive cash awards help to motivate our named executive officers to meet or exceed our short-term performance objectives. Each named executive officer is eligible to participate in our annual cash incentive program, the MIP, and has a target bonus amount expressed as a percentage of base salary. Each such executive officer has a maximum bonus opportunity under our annual cash incentive program equal to 200% of his or her individual target bonus amount. In determining the target bonus amount for each named executive officer, the Compensation Committee considers multiple factors, including market data provided by its independent compensation consultant, as described under “—How do we determine the amount for each element of executive officer compensation?”

For 2014, the Compensation Committee determined to use a financial funding measure for the MIP, 2014 PTI, in combination with a qualitative determination of the Company’s performance based on, among other things, the following five strategic initiatives (the “Strategic Initiatives”):

(i)	achievement of revenue initiatives, including those related to the premium stabilization provisions of the ACA (the “3Rs”), Medicare risk adjustment factor program (“RAF”) and Medicare Advantage Star Ratings system, and initiatives to counter the financial impact of taxes and fees provided for by the ACA including but not limited to the “health insurer fee,”

(ii)	success with new ACA populations, including individual and group commercial populations and Medicaid expansion populations,

(iii)	successful implementation and management of the Company’s participation in the California Coordinated Care Initiative, including the dual eligible demonstration programs in Los Angeles and San Diego counties,

(iv)	G&A management, and

(v)	successful performance under long-standing and recently awarded government contracts, and positioning the Company to successfully compete for new and next generation government contracts.

The MIP was to be funded if the Company met or exceeded a pre-established level of 2014 PTI, which was $358 million. PTI as a financial funding measure emphasizes operational performance, which supports the Company’s long-term financial growth and development and rewards the creation of value for our stockholders. If the Compensation Committee determines that this pre-established funding threshold is met, then the Compensation Committee considers the Company’s performance with regard to, among other things, the Strategic Initiatives to determine the funding level of the 2014 MIP, which is also the company performance score. The Compensation Committee then considers each named executive officer’s performance with regard to a number of performance factors in determining actual award amounts paid to each named executive officer. A description of the material terms of the MIP, as well as additional information regarding the performance factors discussed above, can be found below under “—How do we determine the amount for each element of executive officer compensation?—Analysis of Compensation During Fiscal 2014—Annual Performance-Based Incentive Cash Awards.” As noted above under “—Executive Summary—2014 Performance Highlights,” the Company’s actual 2014 PTI was $385.1 million. This exceeded the pre-established funding target of $358 million, which was in line with our internal business plan and budget at the time the funding target was established, and permitted funding the 2014 MIP at a level up to 125% of the target funding level.

During their qualitative review of the Company’s 2014 performance, the Compensation Committee determined that the Company performed successfully with regard to each of the Strategic Initiatives, as reflected by, among other things, that the Company (a) established improved capabilities for revenue programs, including 3Rs and RAF; achieved a critical 4.0 Medicare Star rating, and earned a 2016 Star bonus payment for the Company’s California HMO contract; and incorporated market data into the Company’s internal modeling to improve margins impacted by ACA taxes and fees and costs associated with certain new treatments and medications; (b) designed commercial products and developed implementation strategies for the upcoming small business group transition to ACA; adjusted product designs and pricing in the individual market geared toward achieving and/or retaining appropriate market share on and off the exchanges; experienced significant growth in the Medicaid expansion population; and implemented medical and utilization management strategies to enhance our integrated population management capabilities; (c) commenced enrollment in Los Angeles and San Diego counties for the dual eligible demonstration programs in Los Angeles and San Diego, administered all key health plan functions and built management teams to monitor ongoing support needs, efficiency and compliance; (d) improved certain key G&A metrics through implementation of savings initiatives and leveraging growth in 2014, and executed the Master Services Agreement with Cognizant; and (e) sustained performance in our existing Government Contracts business, progressed toward extending our TRICARE business relationship; and successfully expanded the Company’s business relationship with the U.S. Department of Veterans Affairs. As a part of their qualitative review of the Company’s 2014 performance, the Compensation Committee also considered, among other things, that the number of members enrolled in the dual eligible demonstration programs as of December 31, 2014 did not meet expectations because of higher than expected opt-out rates and that Medicare margins were lower than expected in 2014. Following their review, the Compensation Committee approved funding the 2014 MIP at 110% of the target funding level. For additional detail, including actual payouts to each of our named executive officers under the MIP for 2014 performance, see the discussion below under “—How do we determine the amount for each element of executive officer compensation?—Analysis of Compensation During Fiscal 2014—Annual Performance-Based Incentive Cash Awards.”

Long-Term Equity Incentive Compensation

Annual grants of equity awards are intended to align the interests of our executive officers with those of our stockholders and link our named executive officers’ compensation to stockholder value.

Equity Grant Guidelines—General.    Each year, the Compensation Committee approves grant guidelines that provide a range of shares available for grant to all employees who are eligible to participate in our equity program, including our named executive officers. When developing grant guidelines for our named executive officers, several factors are considered, including but not limited to market median grant values and market trends in equity grant guidelines based on competitive market data provided by Semler, our targeted rate of share usage, or burn rate, participants’ salary grade levels in the organization, participation guidelines, remaining shares available for issuance under our equity plans and longer-term stock price trends. The grant guidelines are designed to deliver competitive equity value to the eligible recipient population and ensure that we maintain our targeted burn rate. The Compensation Committee, in its discretion, may approve grant guidelines and equity awards that are below the market median in order to maintain our targeted burn rate.

Our targeted burn rate attempts to control the rate of dilution for stockholders and provide a reasonable amount of value sharing with our executives. We measure burn rate in stock option equivalents assuming a conversion factor for every full value share granted. Our historical number of diluted weighted average shares outstanding and rate of share usage over the past five years, is shown in the table below.

Stockholder Dilution From Stock Grants: Historic Rates of Usage at Health Net

	FY 2010	FY 2011	FY 2012	FY 2013	FY 2014
Diluted Weighted Average Shares	99,232,000	89,970,000	83,112,000	80,404,000	80,777,000
Option-Equivalent Shares Granted	2,460,237	2,055,412	1,907,556	2,001,792	1,540,592
Rate of Share Usage (%)	2.48	2.28	2.3	2.49	1.91

2014 Equity Grant Guidelines.    In December 2013, the Compensation Committee made initial determinations with regard to our targeted burn rate for 2014 and the grant guidelines for equity awards to participants in our 2014 equity award program, including our named executive officers. When determining the grant guidelines, the Compensation Committee used a “value” approach whereby target equity award values (the “Target LTI Value”) for our named executive officers were determined, and then converted into a target number of full value shares assuming a $30.96 trading price for our common stock, which represented the 20-day average closing price of our common stock as of November 5, 2013. The Compensation Committee approved the 2014 long-term incentive awards to our named executive officers on February 21, 2014, which was also the grant date of the 2014 awards to our named executive officers.

Target LTI Value of the long-term incentive awards granted to our named executive officers, including Target LTI Value relative to the 50th percentile of market, are shown in the “2014 Target Long-Term Equity Compensation” table below. For further discussion on how Semler determines the market median and how this data affected the Compensation Committee’s 2014 compensation decisions, please see the discussion below under “—How do we determine the amount for each element of executive officer compensation?—Competitive compensation analysis for fiscal 2014.”

Determinations Regarding Form and Mix of 2014 Equity Awards.    In 2014, the Compensation Committee continued the prior year’s mix of long-term incentive grants, which consisted of 75% of the Target LTI Value in PSUs and 25% of the Target LTI Value in service-based RSUs. The Compensation Committee determined that it was appropriate to award a significant portion of the long-term incentive grants to our named executive officers in the form of PSUs in order to motivate our executives to achieve optimal performance by closely tying their compensation to the Company’s performance. The Compensation Committee believes that the use of RSUs with service-based vesting supports retention objectives and motivates executives to increase long-term value to our stockholders.

RSUs awarded as part of the 2014 annual award grant vest one-third per year over three years, subject to the recipient’s continued service through each vesting date. PSUs awarded as part of the 2014 annual award grant must be earned through the Company’s achievement of a pre-established performance goal, which in 2014 was 2014 EPS of $2.23, which was in line with our internal business plan and budget at the time the performance goal was established. If the performance target was achieved, the PSUs would then vest on the first, second and third anniversary of the grant date, subject to the recipient’s continued employment through each vesting date. The Compensation Committee believed that a one-year performance period combined with a three-year time-based vesting schedule was appropriate for the PSUs awarded in the 2014 annual award program because at the time of the awards, among other things, the managed care industry continued to be highly complex, experience unprecedented change and face a number of significant regulatory and marketplace challenges.

Our actual 2014 EPS was $2.32, which exceeded the pre-established performance goal. The Compensation Committee accordingly determined in February 2015 that all of the shares underlying the February 21, 2014 PSU grants were earned and 1/3 of such shares will vest on each of the first three anniversaries of the grant date, subject to continued employment with us through each vesting date.

Retirement Plans

Qualified defined contribution retirement plan—Health Net, Inc. 401(k) Savings Plan (“401(k) Plan”).    We offer the 401(k) Plan to all of our eligible employees, including our named executive officers. The 401(k) Plan allows pre-tax salary deferral contributions of one to thirty percent (1% to 30%) of total eligible compensation up to the Internal Revenue Service maximum limits, including any catch-up contributions for employees age 50 or older. We match one hundred percent (100%) of the first three percent (3%) of eligible compensation contributed by an employee to the 401(k) Plan and match an additional fifty percent (50%) of the next two percent (2%) of eligible compensation contributed by an employee. All matching contributions made in 2014 were one hundred percent (100%) vested when made. Named executive officers may not elect Health Net, Inc. Common Stock as an investment option in the 401(k) Plan. Messrs. Gellert, Woys, Capezza and Sell and Ms. Hefner participated in the 401(k) Plan during 2014 and each received matching contributions or matching contribution commitments of $10,400.

Nonqualified voluntary deferred compensation plan—Health Net, Inc. Deferred Compensation Plan (“Deferred Compensation Plan”).    Our named executive officers and certain of our other management employees are eligible to defer certain compensation under the Deferred Compensation Plan, which permits personal savings beyond the IRS contribution limits on qualified plans and may provide certain tax benefits. The Compensation Committee believes the opportunity to defer compensation is a competitive benefit, enhancing our ability to attract and retain talented managers while building plan participants’ long-term commitment to Health Net. The return on the deferred amounts is linked to the performance of market-based investment choices made available to participants under the plan. None of our named executive officers elected to participate in the Deferred Compensation Plan in 2014. A description of the material terms of the Deferred Compensation Plan can be found below under “Executive Compensation—Nonqualified Deferred Compensation for 2014.”

Nonqualified defined benefit pension plan—Health Net, Inc. Supplemental Executive Retirement Plan (“SERP”).    We maintain a nonqualified supplemental executive retirement program, which provides benefits to a very limited number of our executives with supplemental retirement income beyond the IRS contribution limits for qualified plans, affording participants a measure of financial stability and security and building the participants’ long-term commitment to Health Net. The Compensation Committee has been extremely selective in approving participants in the SERP. Messrs. Gellert and Woys are the only named executive officers who participate in the SERP. Messrs. Gellert and Woys are 100% vested in their accounts under the SERP. A description of the material terms of the SERP can be found below under “Executive Compensation—Pension Benefits for 2014.”

Severance and Change in Control Benefits

We have entered into employment agreements with each of our named executive officers, pursuant to which they generally are eligible for severance and change in control benefits from Health Net. The severance and change in control payments and benefits provided under the employment agreements are independent of other elements of compensation. In 2014, the Compensation Committee, with input from its independent compensation consultant, determined to eliminate single-trigger acceleration for PSU awards starting with the 2014 PSUs, due to our commitment to strong governance standards and current best practices. This action codified double trigger provisions across all of our employee equity vehicles going forward. Additionally, in 2014 the Compensation Committee, with input from its independent compensation consultant, determined to provide for more favorable change in control severance benefits, in line with market practices, for Ms. Hefner and Messrs. Sell and Tough, which were subsequently codified in the amended and restated employment agreements for each of Ms. Hefner (the “Restated Hefner Agreement”), Mr. Sell (the “Restated Sell Agreement”) and Mr. Tough (the “Restated Tough Agreement”). A description of the material terms of our severance and change in control arrangements can be found below under “Executive Compensation—Severance and Change in Control Arrangements.”

The Compensation Committee believes that employment agreements with our named executive officers benefit Health Net by clarifying the terms of their employment and ensuring that we are protected by non-solicitation, non-disclosure and compensation recovery provisions. The Compensation Committee believes that severance and change in control benefits are necessary to attract and retain senior talent in the managed care industry, which protects the interests of our stockholders. Our severance and change in control arrangements are designed to attract key employees, preserve employee morale and productivity and encourage retention in the face of the potentially disruptive impact of internal restructuring activities or an actual or potential change in control. In addition, these benefits allow executives to assess takeover bids objectively without regard to the potential impact on their own job security. We do not permit tax gross-up payments under Section 280G of the Code on severance and change in control pay for any person who became an executive officer after 2007. Messrs. Gellert and Woys are the only named executive officers that are entitled to such gross-up payments, which are provided for in each of their long-standing employment agreements. However, as indicated in the table below under “Executive Compensation—Potential Payments Upon Change in Control or Termination”, neither executive would trigger excise tax or related tax gross-up payments upon a change in control, assuming a change in control occurred on December 31, 2014. In addition, Ms. Hefner and Messrs. Sell and Tough’s employment agreements provide that, to the extent that any change in control payment or benefit would be subject to an excise tax imposed in connection with Section 4999 of the Code, such payments and/or benefits may be subject to a “best pay cap” reduction to the extent necessary so that the executive receives the greater of the (i) net amount of the change in control payments and benefits reduced such that such payments and benefits will not be subject to the excise tax and (ii) net amount of the change in control payments and benefits without such reduction.

The Compensation Committee periodically reviews payments, benefit levels and the estimated costs related to our severance and change in control arrangements in order to ensure that such arrangements continue to serve Health Net’s and our stockholders’ best interests in retaining key executives.

As a result of Mr. Capezza’s termination of employment, effective on September 2, 2014, he received severance benefits pursuant to the terms of his employment agreement. Mr. Capezza entered into a consulting agreement with us to assist with the transition of his responsibilities and duties. A description of the material terms of Mr. Capezza’s severance benefits and consulting agreement can be found below under “Executive Compensation—Severance and Change in Control Arrangements.”

Limited Perquisites and Other Personal Benefits

General.    We provide our named executive officers with various perquisites and personal benefits, which serve as important recruiting and retention tools.

We generally do not permit tax gross-up payments in connection with perquisites provided to executive officers, except pursuant to certain Company-wide policies which are limited in nature. Under our Company-wide Relocation Policy, we provide tax gross-up payments with respect to standard relocation benefits. Under our Company-wide policy relating to spousal travel, we also provide tax gross-up payments relating to spousal travel for limited Company-sponsored events, which typically include sales and broker events that serve as an important part of our business. The Compensation Committee determined it is appropriate to continue to provide tax gross-up payments with respect to these perquisites, to the extent permitted by applicable tax law, because such tax gross-up payments serve an important recruiting and retention function and are broad-based benefits provided to all employees and are not limited to our executive officers.

Financial Counseling.    All named executive officers are entitled to reimbursement of $5,000 per year for costs incurred for personal financial counseling services, including tax preparation, estate and/or tax planning. We provide these benefits to assist our named executive officers to efficiently manage their time and financial affairs, minimize distractions and maintain focus on business issues.

Relocation Benefits/Engagement Bonuses.    In order to prevent geographic restrictions on our recruitment and hiring opportunities, we periodically provide new hires with relocation benefits and/or engagement bonuses. All of our exempt professional employees, including our named executive officers, are eligible to receive relocation benefits as part of our relocation policy when it is determined that relocation is desired and/or required due to the specific circumstances of the assignment. In addition, under our relocation policy, we provide tax gross-up payments for income taxes paid in connection with this benefit. Our relocation policy does not compensate participants for any loss on the sale of their homes. None of our named executive officers received relocation benefits in 2014.

Housing Allowance/Temporary Living Expenses.    We provide corporate housing to Mr. Gellert pursuant to the terms of his long-standing employment agreement, as described in the “All Other Compensation” table. This permits him to reside close to our corporate headquarters in Woodland Hills and perform his daily duties as our Chief Executive Officer while he continues to maintain his personal residence in the San Francisco area. In 2014, we also paid for Ms. Hefner’s reasonable temporary living expenses in Northern California as a result of her frequent required travel to our offices in Northern California.

Life Insurance.    We provide Company-paid group term life insurance pursuant to a broad-based plan to all of our eligible employees, including our named executive officers, in an amount equal to one times base salary. All of our eligible employees, including our named executive officers, may purchase additional life insurance for themselves and/or their dependents at their own expense.

Automobile Allowance or Company Car.    Although our automobile allowance program was terminated in 2003 after a review of market practices, individuals participating in the program at the time of its termination, including Messrs. Gellert, Woys and Sell and Ms. Hefner, were “grandfathered” under the program and continue to receive this benefit. During 2014, Mr. Gellert was provided with a Company car in lieu of a cash automobile allowance and Mr. Woys, Mr. Sell and Ms. Hefner received a monthly automobile allowance, as described below under “Executive Compensation—Summary Compensation Table” and “Executive Compensation—All Other Compensation Table.”

Physical Exams.    All named executive officers are required, on an annual basis, to undergo a physical examination. We reimburse the executive for any out-of-pocket expenses relating to the physical examination that are not otherwise covered by the executive’s health insurance plan. The purpose of this policy is to ensure proactive health management for our executive officers.

The perquisites and other personal benefits described above are disclosed and quantified below under “Executive Compensation—Summary Compensation Table” and “Executive Compensation—All Other Compensation Table” and described under “Executive Compensation—Narrative to Summary Compensation Table and Plan-Based Awards Table.”

How do we determine the amount for each element of executive officer compensation?

We believe the levels of compensation we provide should be competitive, reasonable and appropriate for our business needs and circumstances. The Board and the Compensation Committee use comparative market data as a guide in reviewing and determining base salaries, annual performance-based incentive cash awards and long-

term equity incentive compensation, as discussed below. The Board and the Compensation Committee also consider our target total direct compensation when making compensation determinations with respect to each component of compensation. The Board’s and the Compensation Committee’s approach each year is to consider competitive compensation practices and relevant factors rather than establishing compensation at specific benchmark percentiles. This enables us to respond to dynamics in the labor market and provides us with flexibility in maintaining and enhancing our executive officers’ engagement, focus, motivation and enthusiasm for our future.

In addition to the factors described in the paragraph above, the Board and the Compensation Committee, as applicable, determine the compensation levels for our named executive officers on an annual basis by considering numerous factors, including the following:

•	analyses of competitive compensation practices;

•	information and advice from the independent compensation consultant engaged by the Compensation Committee;

•	each executive’s individual performance and the performance of his or her business unit or functional unit;

•	our performance, including financial performance;

•	labor market conditions, including any retention concerns;

•

historical compensation, including the progression of salary increases over time compared to the individual’s development and performance, and the unvested and vested value underlying outstanding equity awards;

•	motivational factors and the potential to assume increased responsibilities within Health Net;

•	the recommendations of our Chief Executive Officer, Chief Financial and Operating Officer and/or Senior Vice President, Organization Effectiveness, as applicable; and

•	compensation levels of other internal executives.

We do not have a pre-defined framework that determines which of these factors may be more or less important, and the emphasis placed on specific factors may vary among the executives. Ultimately, it is the judgment of the Compensation Committee, with input from our Chief Executive Officer, Chief Financial and Operating Officer and/or Senior Vice President, Organization Effectiveness, as applicable, that determines compensation for our named executive officers other than our Chief Executive Officer and our second-highest paid executive officer. The Compensation Committee recommends the compensation for our Chief Executive Officer and our second-highest paid executive officer to the independent members of our Board for approval. The compensation recommendations for the second-highest paid executive also include input from our Chief Executive Officer.

As indicated above, while the Board and the Compensation Committee use market data as one factor in making their respective compensation determinations, neither relies solely on market data to make these decisions. Further, as stated below, based on input received from the Compensation Committee’s independent compensation consultant, the Board and the Compensation Committee use market data from our “modeled peer group” to address consolidation in our industry and inconsistencies among our traditional peer group companies. For further discussion on the market data provided by Semler and how this data affected the Board’s and the Compensation Committee’s 2014 compensation decisions, see below under “—Competitive compensation analysis for fiscal 2014.”

Emphasis on long-term, performance-based compensation

Consistent with our philosophy to align total compensation paid to our named executive officers with long-term stockholder interests, the Board and the Compensation Committee endeavor to set target total direct compensation such that more than half of our executive officers’ annual compensation is in the form of long-term equity, rather than cash, and is oriented to rewarding longer-term performance, as opposed to annual performance. For further discussion on the pay mix percentages, see above under “—Executive Summary—Linking 2014 Named Executive Officer Compensation to Performance.”

Consultants and advisors

Since May 2007, Semler has been the Compensation Committee’s exclusive independent compensation consultant. During that time, Semler has provided services to the Compensation Committee primarily related to executive compensation and compensation risk analysis and services to the Governance Committee related to director compensation. Semler did not provide any other services to Health Net in 2014.

The Compensation Committee utilized its sole discretion to retain Semler as its independent compensation consultant in order to assist the Compensation Committee in carrying out its responsibilities. Semler reports directly and exclusively to the Compensation Committee with respect to executive compensation matters and the Compensation Committee is directly responsible for appointing Semler, determining its compensation levels and overseeing the work performed by Semler.

During 2014, Semler provided the following services to the Compensation Committee:

•	market survey analysis;

•	peer group competitive review;

•	review of market trends in executive compensation;

•	review of recent regulatory requirements related to executive compensation;

•	assessment of stockholder advisory firms’ executive compensation policies and implications for the Company’s practices;

•	assessment of the Company’s compensation policies and practices as they relate to risk management practices and potential risk-taking incentives;

•	review of the Compensation Committee charter;

•	guidance regarding the design of executive stock ownership guidelines;

•	advice regarding competitive levels of executive base salaries, annual performance-based incentive cash awards and annual equity awards; and

•	advice regarding management’s proposed salary structure, equity vehicles and grant guidelines for 2015.

The Governance Committee has the sole authority, as it deems appropriate, to retain or terminate Semler in order to assist the Governance Committee in carrying out its responsibilities with respect to non-employee director compensation. With respect to non- employee director compensation matters, Semler reports directly and exclusively to the Governance Committee, and the Governance Committee has the sole authority to approve Semler’s fees and other retention terms that relate to such work.

During 2014, Semler provided the following services to the Governance Committee with regards to non-employee director compensation:

•	market survey analysis;

•	peer group competitive review;

•	review of market trends in director compensation; and

•	advice regarding competitive levels for annual retainers and committee fees and competitive levels and forms of equity compensation.

Competitive compensation analysis for fiscal 2014

Although the Board and the Compensation Committee used data from a traditional “peer group” of companies in the health care industry to help determine compensation for our named executive officers in 2014, the health care companies in our traditional peer group were not similar to us in size, revenue, market position and other factors. Therefore, as recommended by Semler, the Board and the Compensation Committee also utilized several other sources of data to perform competitive compensation analysis for fiscal year 2014 in order to develop a complete and comprehensive comparison to peer companies.

In October 2013, Semler provided the Compensation Committee with a competitive compensation analysis based on a market overview approach that considered four data sources: (i) a “modeled peer group,” comprised of general industry survey data adjusted for the historical relationship with the Company’s peer group over the last five years and using regressions to establish scope consistent with our revenue; (ii) “managed care and general industry” survey data developed by Mercer and Towers Watson, which includes both public and private managed care companies; (iii) a “cost of management” analysis that provides information about what other companies are paying by pay rank and in the aggregate for their top positions; and (iv) “traditional peer group” proxy data as reported for the named executive officers. The Compensation Committee approved this approach to competitive assessment because it helped to address the ongoing consolidation in our industry as well as inconsistencies (size, market position, revenue, etc.) among our traditional peer group companies.

On Semler’s recommendation, the Compensation Committee relied primarily on the “modeled peer group” data and secondarily on the “cost of management” analysis and “traditional peer group” proxy data in determining the compensation of our named executive officers in 2014. Ms. Hefner’s role was the one exception: her title was Senior Vice President, Customer and Technology Services at that time. When determining her compensation, the Compensation Committee relied primarily on the “managed care” and “general industry” survey data, weighted 75% and 25%, respectively. For all but Ms. Hefner’s position, all references to “market data” or the “50th percentile of market” in this CD&A are references to data derived from the “modeled peer group” survey.

In October 2013, Semler advised that the 2014 total target direct compensation for our named executive officers as a group was generally consistent with the market median and within the “competitive range” assuming “target” achievement of both the cash bonus opportunity under the MIP and performance-vested long term incentive opportunity. For purposes of this CD&A, we consider the “competitive range” to be between 90% and 110% of the 50th percentile of market for cash based compensation data and between 85% and 115% of the 50th percentile of market for compensation data including an equity component given the greater variability in equity market data. Market data obtained for purposes of competitive compensation analysis was only one factor used in determining 2014 compensation for our named executive officers. Other factors are described above under “—How do we determine the amount for each element of executive officer compensation?”

Details concerning the surveys used are summarized below:

Type of Survey Group/Data	Companies in Group/Data
Modeled Peer Group—General industry survey data adjusted for the historical relationship with our traditional peer group over the last five years and using regressions to establish scope consistent with our revenue	Towers Watson General Industry Survey—All participants.

Managed Care and General Industry— Survey data developed by Mercer and Towers Watson, which includes both public and private managed care companies.	Aetna, Inc.; AFLAC, Inc.; Blue Cross/Blue Shield of FL, NC, and TN, respectively; Blue Shield of CA; Cambia Health Solutions, CareFirst Blue Cross Blue Shield, Centene Corp., CIGNA Corp.; CNO Financial Group Inc.; Coventry Health Care, Inc.; Emblem Health, Florida Blue, Health Care Service Corp.; HealthSpring, Inc., Highmark, Inc.; Horizon Blue Cross Blue Shield of New Jersey; Humana, Inc.; Kaiser Foundation Health Plan; Molina Healthcare Inc., Premera Blue Cross; Principal Financial Group, Inc.; UnitedHealth Group, Inc.; Wellcare Health Plans; and WellPoint, Inc.

Type of Survey Group/Data	Companies in Group/Data

Cost of Management Analysis—Provides information about what other companies are paying by rank and in the aggregate for their top positions	Towers Watson General Industry Survey—All participants.

Traditional Peer Group—Proxy data from competitor companies in the healthcare industry	Aetna, Inc.; CIGNA Corp.; Humana, Inc.; UnitedHealth Group, Inc.; and WellPoint, Inc.

Management involvement in compensation decisions

In addition to market and other factors, the Board and the Compensation Committee consider input from our Chief Executive Officer, Chief Financial and Operating Officer and/or Senior Vice President, Organization Effectiveness, as applicable, in making their respective decisions regarding the compensation of the other named executive officers.

In the first quarter following the performance year, our Chief Executive Officer, Chief Financial and Operating Officer and our Senior Vice President, Organization Effectiveness, conduct a formal assessment (including obtaining individual self-assessments) of each named executive officer’s performance, including with respect to the performance factors developed for use in connection with our annual incentive cash award program. For additional detail on how our annual performance-based incentive cash awards are determined, see below under “—Analysis of Compensation During Fiscal 2014—Annual Performance-Based Incentive Cash Awards.” Our Chief Executive Officer then provides the Compensation Committee with his assessment of the Company’s performance during the performance year and our CEO and Chief Financial and Operating Officer, as applicable, provide the results of the formal assessment of the other named executive officers, and provide recommendations for each named executive officer’s compensation, including salary adjustments, bonus payouts and equity grants, based on these assessments. The Compensation Committee uses these assessments and recommendations as a basis for its compensation decisions regarding our named executive officers and for its recommendation with regard to the compensation of our Chief Executive Officer and second-highest paid executive, which then must be approved by the independent members of the Board. The compensation recommendations for the second-highest paid executive also include input from our Chief Executive Officer.

The evaluation of our Chief Executive Officer is a formal process whereby all members of our Board have the opportunity to provide input on our Chief Executive Officer’s performance, including with regard to applicable performance factors. Our Chief Executive Officer provides a self-assessment to the independent members of the Board each year, and each such Board member is then asked to evaluate our Chief Executive Officer’s achievements. The individual independent Board members’ evaluations are consolidated and sent back to each independent Board member. The Compensation Committee uses this consolidated feedback as a basis for its recommendation with regard to the compensation of our Chief Executive Officer, including salary adjustments, bonus payouts and equity grants, which then must be approved by the independent members of the Board.

Analysis of Compensation During Fiscal 2014

General.    In 2014, we provided our named executive officers with target total direct compensation that ranged from 91% to 107% of the 50th percentile of the market. This included the following components: (i) base salaries that ranged from 90% to 123% of the 50th percentile of the market, (ii) target annual cash incentive opportunities under our MIP that ranged from 72% to 126% of the 50th percentile of the market, and (iii) target long-term incentive opportunities that ranged from 85% to 124% of the 50th percentile of the market. In addition, consistent with our objectives of linking executive pay with performance and aligning the interests of our executives with those of our stockholders, we continued our practice of placing an emphasis on long-term incentive awards, which comprised approximately 64% of target total direct compensation for our Chief Executive Officer and approximately 52%, on average, for our other named executive officers as a group in 2014.

Base Salary.    The table below shows the base salary, and includes a description of the market positions of the base salaries, for each of the named executive officers as of December 31, 2014 and the percentage increase in such base salary compared to each named executive officer’s base salary as of December 31, 2013.

2014 Base Salary Review

Named Executive Officer	Base Salary at 12/31/14 (% increase from 12/31/13)
Jay M. Gellert President and Chief Executive Officer		$1,230,000 (2.5%)	(1)

James E. Woys Executive Vice President, Chief Financial and Operating Officer and Interim Treasurer		$764,891 (2.5%)	(2)

Juanell Hefner Chief Administration Officer		$530,438 (2.5%)	(3)

Steven J. Sell President, Western Region Health Plan		$541,072 (2.5%)	(4)

Steven D. Tough President, Government Programs		$560,022 (2.5%)	(5)

Joseph C. Capezza, CPA Former Executive Vice President, Chief Financial Officer and Treasurer	$	N/A	(6)

(1)	Mr. Gellert’s base salary of $1,230,000 at December 31, 2014 was above the 50th percentile of market of $1,003,000 for his position and above the competitive range for his position.

(2)	Mr. Woys’ base salary of $764,891 at December 31, 2014 was above the 50th percentile of market of $725,000 for his position and within the competitive range for his position.

(3)	Ms. Hefner’s base salary of $530,438 at December 31, 2014 was below the 50th percentile of market of $551,000 for her position and within the competitive range for her position.

(4)	Mr. Sell’s base salary of $541,072 at December 31, 2014 was below the 50th percentile of market of $600,000 for his position and within the competitive range for his position.

(5)	Mr. Tough’s base salary of $560,022 at December 31, 2014 was below the 50th percentile of market of $625,000 for his position and slightly below the competitive range for his position.

(6)

Mr. Capezza stepped down from his role as Executive Vice President, Chief Financial Officer and Interim Treasurer, effective September 2, 2014. Prior to his termination of employment, Mr. Capezza did not receive a merit increase in his base salary for 2014.

Annual Performance-Based Incentive Cash Awards.    For each of our named executive officers, the executive’s target incentive opportunity as a percentage of base salary remained the same in 2014, as compared to 2013. The table below shows our 2014 target annual incentive cash award opportunities and positions relative to the 50th percentile of the market.

2014 Target Annual Incentive Cash Award Opportunity

Named Executive Officer	2014 Target Annual Incentive Cash Award (% of Base Salary at 12/31/2014)(1)	2014 Target Annual Incentive Cash Award(1)	50th Percentile of Market(2)	2014 Target Annual Incentive Cash Award Compared to 50th Percentile of Market(1)(2)
Jay M. Gellert President and Chief Executive Officer	135%	$1,660,500	$1,319,000	126%

James E. Woys Executive Vice President, Chief Financial and Operating Officer and Interim Treasurer	100%	$764,891	$725,000	106%

Juanell Hefner Chief Administration Officer	80%	$424,350	$420,000	101%

Steven J. Sell President, Western Region Health Plan	80%	$432,858	$480,000	90%

Steven D. Tough President, Government Programs	80%	$448,018	$594,000	75%

Joseph C. Capezza, CPA(3) Former Executive Vice President, Chief Financial Officer and Treasurer	80%	$469,062	$650,000	72%

(1)

Target 2014 annual incentive cash awards are calculated based on the executive’s base salary at December 31, 2014. Target 2014 annual incentive cash awards assume a Company Performance Score of 100% and Individual Performance Scores (as described below) for each named executive officer equal to 100%.

(2)	Describes percentage of 50th percentile of market based on the competitive market data provided by Semler. See discussion above under “—Competitive compensation analysis for fiscal 2014.”

(3)

Mr. Capezza stepped down from his role as Executive Vice President, Chief Financial Officer and Interim Treasurer, effective September 2, 2014. As a result, the information included in this table has been calculated based upon his base salary as of September 2, 2014.

The actual amount of a named executive officer’s annual incentive cash award for 2014 was determined by (i) multiplying the executive’s annual base salary at December 31, 2014 and his or her individual target award percentage, and then (ii) multiplying the result of the foregoing by the Company Performance Score (which was approved at 110%) and further (iii) multiplying the result of the foregoing by such executive’s Individual Performance Score, as illustrated below:

(Annual Base Salary x Target Award Percentage) x Company Performance Score x Individual Performance Score = Annual Incentive Cash Award Payout

Additionally, in no event can the annual incentive cash award payout to any named executive officer exceed 200% of his or her individual target bonus amount.

The funding level of the 2014 MIP ranges from 0%, if the pre-established performance threshold of 2014 PTI is not reached, to 125%, if the pre-established performance target of $358 million of 2014 PTI, which was in line with our internal business plan and budget at the time the funding target was established, is exceeded. If the pre-established funding threshold is met, the Compensation Committee has the discretion to fund the 2014 MIP within one of three funding ranges, depending on the amount of 2014 PTI. The three funding ranges are as follows:

•	if 2014 PTI is within $313 million to $340 million, then 2014 MIP will be funded from 50% to 75% of the target funding level;

•	if 2014 PTI is within $341 million to $358 million, then 2014 MIP will be funded from 76% to 100% of the target funding level; and

•	if 2014 PTI is greater than $358 million, then 2014 MIP will be funded from 101% to 125% of the target funding level.

The Compensation Committee considers the Company’s performance with regard to, among other things, the Strategic Initiatives, to determine the funding level within the appropriate funding range, which also serves as the Company Performance Score. The Company’s actual 2014 PTI was $385.1 million, which permitted funding the 2014 MIP within a funding range between 101% and 125% of the target funding level. In addition, the Compensation Committee determined that the Company performed successfully with regard to each of the Strategic Initiatives. Following this determination, the Compensation Committee approved funding the 2014 MIP at 110% of the target funding level, which was also the Company Performance Score. For additional detail, see the information under “—What are the elements of named executive officer compensation and why do we provide each element?—Annual Performance-Based Incentive Cash Awards.”

To determine each named executive officer’s Individual Performance Score, which may range from 0% to 200%, Mr. Gellert presented to the Compensation Committee performance evaluations for Mr. Woys and Ms. Hefner, as well as a self-evaluation of his own performance for 2014, and Mr. Woys presented to the Compensation Committee performance evaluations for Messrs. Sell and Tough. Mr. Gellert’s and Mr. Woys’ evaluations included an assessment of the named executive officers’ performance with respect to the following performance factors: (i) individual and/or business unit contributions to 2014 combined Western Region and Government Contracts PTI, Western Region Operations year-end total medical membership, combined Western Region Operations and Government Contracts segment revenues, Western Region Operations total MCR, Western Region Operations general & administrative expense ratio, GAAP EPS, and Combined Western Region Operations and Government Contracts EPS; (ii) individual and/or business unit contributions to the achievement of the Strategic Initiatives; (iii) leadership; (iv) talent development; (v) succession planning; (vi) regulatory and operational compliance; (vii) organizational climate; (viii) successful responses to changing market conditions, including, but not limited to, changes resulting from health care reform, to ensure the Company is well positioned for 2015 and beyond; (ix) business unit performance and operations; and (x) process improvements to drive enterprise outcome (collectively, the “Performance Factors”). The Performance Factors were not an exhaustive listing of factors to be considered and were intended to be subjective factors. In addition, no single factor was to be determinative, nor must all factors have been considered with respect to a particular individual. Mr. Gellert recommended to the Compensation Committee Mr. Woys’ and Ms. Hefner’s Individual Performance Score while Mr. Woys recommended to the Compensation Committee Messrs. Sell’s and Tough’s Individual Performance Scores.

The Compensation Committee then made a final determination, in its sole and absolute discretion, as to the Individual Performance Score for each named executive officer after considering Mr. Gellert’s and Mr. Woys’ recommendations, reviewing the individual’s performance with respect to the Performance Factors, and considering its own observations and assessments of our named executive officers and Health Net’s performance. The Compensation Committee approved Messrs. Sell’s and Tough’s Individual Performance Scores as recommended by Mr. Woys of 100% and 110%, respectively and approved Ms. Hefner’s Individual Performance Score as recommended by Mr. Gellert of 110%. For Mr. Gellert and Mr. Woys (our second-highest paid executive), the Compensation Committee recommended an Individual Performance Score of 150% and 110%,

respectively, to the Board, which the Board approved. When approving the Individual Performance Scores of our named executive officers, the Compensation Committee and the Board, as appropriate, considered each named executive officer’s individual and business unit contributions to the Performance Factors among other things, including, but not limited to, Mr. Woys’ and Ms. Hefner’s significant contributions in finalizing the Master Services Agreement, Mr. Sell’s significant contributions in increasing the Company’s exchange membership and Mr. Tough’s significant contributions in growing the Company’s state health programs and maintaining and growing the Company’s government contract opportunities. In addition, when approving Mr. Gellert’s Individual Performance Score, the Board considered, among other things, Mr. Gellert’s leadership and significant contributions in support of the Company’s successful performance with regard to the Strategic Initiatives and in positioning the Company to benefit from the unprecedented changes in the managed care industry that significantly contributed to the Company’s strong financial and operational performance in 2014.

Target Total Cash Compensation.    The table below shows where target total cash compensation (defined as the sum of (i) base salary at December 31, 2014 and (ii) target annual performance-based incentive cash award) for 2014 was positioned in relation to the competitive market data for each of our named executive officers.

2014 Target Total Cash Compensation

Named Executive Officer	Base Salary at 12/31/2014	Target 2014 Incentive Cash Award (% of Base Salary)	Target 2014 Incentive Cash Award	Target Total Cash Compensation (TTC)(1)	50th Percentile of Market	TTC as % of 50th Percentile of Market(2)
Jay M. Gellert President and Chief Executive Officer	$1,230,000	135%	$1,660,500	$2,890,500	$2,322,000	124%

James E. Woys Executive Vice President, Chief Financial and Operating Officer and Interim Treasurer	$764,891	100%	$764,891	$1,529,782	$1,450,000	106%

Juanell Hefner Chief Administration Officer	$530,438	80%	$424,350	$954,788	$971,000	98%

Steven J. Sell President, Western Region Health Plan	$541,072	80%	$432,858	$973,930	$1,080,000	90%

Steven D. Tough President, Government Programs	$560,022	80%	$448,018	$1,008,040	$1,219,000	83%

Joseph C. Capezza, CPA(3) Former Executive Vice President, Chief Financial Officer and Treasurer	$586,328	80%	$469,062	$1,055,390	$1,300,000	81%

(1)	Target total cash compensation is the sum of (i) base salary at December 31, 2014 and (ii) target 2014 incentive cash award.

(2)	Describes percentage of 50th percentile of market based on the competitive market data provided by Semler. See discussion above under “—Competitive compensation analysis for fiscal 2014.”

(3)

Mr. Capezza stepped down from his role as Executive Vice President, Chief Financial Officer and Interim Treasurer, effective September 2, 2014. As a result, the information included in this table has been calculated based upon his base salary as of September 2, 2014.

Actual Total Cash Compensation.    The table below shows where actual total cash compensation (defined as the sum of (i) base salary at December 31, 2014 and (ii) actual 2014 annual performance-based incentive cash paid) for 2014 was positioned in relation to target total cash compensation for 2014.

2014 Actual Total Cash Compensation

Named Executive Officer	Base Salary at 12/31/2014	Actual 2014 Incentive Cash Award (% of Base Salary)	Actual 2014 Incentive Cash Award Paid	Actual Total Cash Compensation (ATC)	Target Total Cash Compensation (TTC)	ATC as % of TTC
Jay M. Gellert President and Chief Executive Officer	$1,230,000	223%	$2,739,825	$3,969,825	$2,890,500	137%

James E. Woys Executive Vice President, Chief Financial and Operating Officer and Interim Treasurer	$764,891	121%	$925,518	$1,690,409	$1,529,782	110%

Juanell Hefner Chief Administration Officer	$530,438	97%	$513,464	$1,043,902	$954,788	109%

Steven J. Sell President, Western Region Health Plan	$541,072	88%	$476,143	$1,017,215	$973,930	104%

Steven D. Tough President, Government Programs	$560,022	97%	$542,101	$1,102,123	$1,008,040	109%

Joseph C. Capezza, CPA(2) Former Executive Vice President, Chief Financial Officer and Treasurer	N/A	N/A	N/A	N/A	N/A	N/A

(1)	Describes percentage of 50th percentile of market based on the competitive market data provided by Semler. See discussion above under “—Competitive compensation analysis for fiscal 2014.”

(2)

Mr. Capezza stepped down from his role as Executive Vice President, Chief Financial Officer and Treasurer of the Company, effective September 2, 2014; and, as a consequence, he was not eligible to receive any incentive payments for 2014.

Long-Term Equity Compensation Program.    As discussed above under “—What are the elements of named executive officer compensation and why do we provide each element?—Long-Term Equity Incentive Compensation—2014 Equity Grant Guidelines,” the 2014 annual equity grants were made using the Target LTI Value approach. The table below shows where Target LTI Values set for 2014 were positioned in relation to the competitive market data for each of our named executive officers.

2014 Target Long-Term Equity Compensation

Named Executive Officer	Target LTI Values(1)	50th Percentile of Market	Target LTI Value as % of 50th Percentile of Market(2)
Jay M. Gellert President and Chief Executive Officer	$5,108,400	$5,127,000	100%

James E. Woys Executive Vice President, Chief Financial and Operating Officer and Interim Treasurer	$1,857,600	$1,512,000	123%

Juanell Hefner Chief Administration Officer	$928,800	$1,094,000	85%

Steven J. Sell President, Western Region Health Plan	$928,800	$752,000	124%

Steven D. Tough President, Government Programs	$928,800	$834,000	111%

Joseph C. Capezza, CPA Former Executive Vice President, Chief Financial Officer and Treasurer	$1,238,400	$1,148,000	108%

(1)

Target LTI Values vary from the grant date fair values shown for such awards in the “Summary Compensation Table.” For a description of how Target LTI Values are determined, see discussion above under “—What are the elements of named executive officer compensation and why do we provide each element?—Long-Term Equity Incentive Compensation—2014 Equity Grant Guidelines.” For a description of how the grant date fair values shown for such awards in the “Summary Compensation Table” are determined, see the footnotes thereto.

(2)	Describes percentage of 50th percentile of market based on the competitive market data provided by Semler. See discussion above under “—Competitive compensation analysis for fiscal 2014.”

Target Total Direct Compensation.    The table below shows where target total direct compensation (defined as the sum of (i) target total cash compensation and (ii) Target LTI Value) for 2014 was positioned in relation to the competitive market data for each of our named executive officers.

2014 Target Total Direct Compensation (TDC)

Named Executive Officer	Target Total Cash Compensation (TTC)	Target LTI Values(1)	Target TDC	TDC 50th Percentile of Market(2)	Target TDC as % of 50th Percentile of Market
Jay M. Gellert President and Chief Executive Officer	$2,890,500	$5,108,400	$7,998,900	$7,450,000	107%

James E. Woys Executive Vice President, Chief Financial and Operating Officer and Interim Treasurer	$1,529,782	$1,857,600	$3,387,382	$2,962,000	114%

Juanell Hefner Chief Administration Officer	$954,788	$928,800	$1,883,588	$2,065,000	91%

Steven J. Sell President, Western Region Health Plan	$973,930	$928,800	$1,902,730	$1,832,000	104%

Steven D. Tough President, Government Programs	$1,008,040	$928,800	$1,936,840	$2,052,000	94%

Joseph C. Capezza, CPA (3) Former Executive Vice President, Chief Financial Officer and Treasurer	$1,055,390	$1,238,400	$2,293,790	$2,448,000	94%

(1)

Target LTI Values vary from the grant date fair values shown for such awards in the “Summary Compensation Table.” For a description of how Target LTI Values are determined, see above under “—What are the elements of named executive officer compensation and why do we provide each element?—Long-Term Equity Incentive Compensation—2014 Equity Grant Guidelines.” For a description of how the grant date fair values shown for such awards in the “Summary Compensation Table” are determined, see the footnotes thereto.

(2)	Describes percentage of 50th percentile of market based on the competitive market data provided by Semler. See discussion above under “—Competitive compensation analysis for fiscal 2014.”

(3)

Mr. Capezza stepped down from his role as Executive Vice President, Chief Financial Officer and Treasurer of the Company, effective September 2, 2014. As a result, he is not eligible to receive any incentive payments for 2014 and his unvested PSUs and RSUs were forfeited on the date of his termination of employment. The information included in this table has been calculated based upon his base salary as of September 2, 2014.

Actual Total Direct Compensation.    The table below shows where actual total direct compensation (defined as the sum of (i) base salary at December 31, 2014, (ii) actual 2014 annual performance-based incentive cash paid and (iii) actual 2014 equity award grant date fair value) for 2014 was positioned in relation to target total direct compensation for 2014.

2014 Actual Total Direct Compensation

Named Executive Officer	Base Salary at 12/31/14	Actual 2014 Incentive Cash Award(1)	Actual 2014 Equity Award Fair Value on Grant Date(2)	Actual TDC(3)	Target TDC	Actual TDC vs. Target TDC
Jay M. Gellert President and Chief Executive Officer	$1,230,000	$2,739,825	$5,250,300	$9,220,125	$7,998,900	115%

James E. Woys Executive Vice President, Chief Financial and Operating Officer and Interim Treasurer	$764,891	$925,518	$2,386,500	$4,076,909	$3,387,382	120%

Juanell Hefner Chief Administration Officer	$530,438	$513,464	$1,018,240	$2,062,142	$1,883,588	109%

Steven J. Sell President, Western Region Health Plan	$541,072	$476,143	$1,113,700	$2,130,915	$1,902,730	112%

Steven D. Tough President, Government Programs	$560,022	$542,101	$1,240,980	$2,343,103	$1,936,840	121%

Joseph C. Capezza, CPA(4) Former Executive Vice President, Chief Financial Officer and Treasurer	N/A	N/A	N/A	N/A	N/A	N/A

(1)

See the discussion above under “—What are the elements of named executive officer compensation and why do we provide each element?—Annual Performance-Based Incentive Cash Awards” for information regarding how the actual 2014 incentive cash awards were calculated for each of our named executive officers.

(2)

The amounts shown represent the grant date fair value, based on a per share value of $31.82. This is calculated in accordance with FASB ASC Topic 718 by multiplying the closing price of our Common Stock on the date of grant by the number of units granted. The grant date fair values shown vary from Target LTI Values. For a description of how Target LTI Values are determined, see above under “—What are the elements of named executive officer compensation and why do we provide each element?—Long-Term Equity Incentive Compensation—2014 Equity Grant Guidelines.”

(3)

Actual TDC represents the sum of (i) base salary at December 31, 2014, (ii) actual 2014 incentive cash award under the MIP, as paid in 2015, and (iii) the grant date fair value of the 2014 equity awards made to the named executive officer. See footnote (2) to this table for a description of how grant date fair value is calculated.

(4)

Mr. Capezza stepped down from his role as Executive Vice President, Chief Financial Officer and Treasurer of the Company, effective September 2, 2014. As a result, he was not eligible to receive any incentive payments for 2014 and his unvested PSUs and RSUs were forfeited on the date of his termination of employment.

Other Key Policies and Practices

Compensation recovery policy.    We have a Compensation Recovery Policy, which generally provides for the recovery of cash- or equity-based incentive compensation and profits realized from the sale of securities (collectively, “Incentive Compensation”) from our current executive officers (and certain other employees identified by our Board from time to time) following a “recoverable event.” A “recoverable event” generally means a covered employee’s engagement in (i) certain fraudulent, intentional, willful or grossly negligent misconduct that ultimately results in our being required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under U.S. Federal securities laws, or (ii) conduct that constitutes “cause” under the covered employee’s employment agreement. In the event the Board determines that a recoverable event has occurred, the Compensation Committee, in its sole discretion, may recover from the covered employee any or all Incentive Compensation granted to, paid or payable to, or received or realized by, the covered employee during (i) the twelve month period following the date of the first public disclosure of the financial document embodying the financial reporting requirement with respect to which we were required to restate, or (ii) the twelve month period following the initial occurrence of conduct constituting “cause.”

The Company intends to update the Compensation Recovery Policy from time to time as may be required by applicable law, including any rules that may be promulgated under the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Timing of equity compensation awards.    Our long-term equity incentive awards are granted as part of our annual compensation review. In addition, the Compensation Committee approves equity grants in the case of a new hire or promotion with respect to our named executive officers and certain other senior positions over which the Compensation Committee has oversight. Our Board approves any grant of equity awards with regard to our Chief Executive Officer and our second-highest paid executive. The effective date of such grants is the date such grant is approved by the Compensation Committee or, in the case of our Chief Executive Officer and second-highest paid executive, the date approved by the Board.

Delegated authority to grant certain equity awards.    The Compensation Committee has delegated authority to the Chief Executive Officer to grant certain equity awards to new hires and promoted employees at the director level and above who are not within the oversight authority of the Compensation Committee. The Chief Executive Officer’s delegated authority has a maximum share pool of 300,000 which can be replenished in whole or in part from time to time by the Compensation Committee. New hire grants are generally effective on the date of hire. However, if the grant has not been approved by the Chief Executive Officer prior to the hire or promotion date, the grant will be effective on the date such grant is approved.

Equity ownership guidelines.    The Compensation Committee believes that the personal financial interests of our executives should be directly aligned with those of our stockholders. Toward that end, the Compensation Committee introduced share ownership guidelines for executives in 2002. The guidelines currently require that our Chief Executive Officer own qualifying shareholdings equal in value to five times his annual base salary. Other executives are required to own between one and three times their annual base salary in qualifying shareholdings depending on their level.

The Compensation Committee reviews our executive stock ownership guidelines from time to time, including determining if they are consistent with market practices. Our executive stock ownership guidelines currently require that certain executive officers, including the named executive officers, hold 75% of all “net settled shares” received from the vesting, delivery or exercise of equity awards granted under our equity award plans until the total value of all qualifying shareholdings held equals or exceeds the executive officer’s applicable ownership threshold, as set forth in the table below. “Net settled shares” generally refers to those shares that remain after payment of (i) the exercise price of stock options or purchase price of other awards, (ii) all applicable withholding taxes, and (iii) any applicable transaction costs.

Equity Ownership Guidelines

Named Executive Officer	Ownership Threshold (as a Multiple of Base Salary)	2014 Ownership Threshold ($)(1)
Jay M. Gellert President and Chief Executive Officer	5x	$6,150,000

James E. Woys Executive Vice President, Chief Financial and Operating Officer and Interim Treasurer	3x	$2,294,673

Juanell Hefner Chief Administration Officer	1x	$530,438

Steven J. Sell President, Western Region Health Plan	1x	$541,072

Steven D. Tough President, Government Programs	1x	$560,022

(1)	Based on base salary in effect as of December 31, 2014.

The Compensation Committee reviews our named executive officers’ stock ownership status and monitors ownership progress. Currently, all of our named executive officers have met their ownership requirements and are in compliance with our executive stock ownership guidelines.

In addition, as part of Health Net’s policy on Insider Trading and Disclosure of Material Inside Information, all employees, including the named executive officers, are prohibited from certain speculative trading activities, including selling our securities “short,” holding our securities in margin accounts, pledging our securities or engaging in hedging transactions with respect to our securities. These restrictions prohibit certain transactions whereby the individual continues to own our stock but without the full risks and rewards of ownership.

Tax and Accounting Considerations

Internal Revenue Code Section 162(m)

Section 162(m)(1) of the Code generally disallows a tax deduction for compensation in excess of $1 million paid to our CEO and our three other most highly compensated named executive officers employed at the end of the year (other than our Chief Financial Officer). Certain compensation is specifically exempt from the deduction limit to the extent that it does not exceed $1 million during any fiscal year or is “performance-based” as defined in Section 162(m) of the Code.

The ACA amended the Code to add Section 162(m)(6) which limits the amount of compensation that certain health care insurers, including the Company, may deduct for tax years starting after 2012. Unlike Section 162(m)(1) of the Code, Section 162(m)(6) limits the tax deduction to $500,000 per individual, and makes no exception for performance-based compensation. In addition, the limit applies to all compensation, including deferred compensation, paid to all current and former employees and most independent contractors, not just to compensation paid to a narrow group of current top executives. The new rule is effective for employer tax years beginning after December 31, 2012. As a result, commencing with compensation determinations made in 2013, the Compensation Committee no longer structures its compensation determinations based on the requirements of Section 162(m) of the Code.

Internal Revenue Code Section 409A

Section 409A of the Code requires programs that allow executives to defer a portion of their current income—such as our Deferred Compensation Plan and SERP—to meet certain requirements regarding risk of forfeiture and election and distribution timing (among other considerations).

Section 409A of the Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities and penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our named executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A of the Code.

Accounting Standards.

FASB ASC Topic 718, Compensation—Stock Compensation, requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of stock options, RSUs and PSUs under our equity incentive award plans are accounted for under FASB ASC Topic 718.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS OF HEALTH NET, INC.1

The Compensation Committee of the Board of Directors of Health Net, Inc. (the “Company”) has reviewed and discussed the foregoing Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K of the Securities Act of 1933, as amended, with management of the Company. Based upon such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Bruce Willison (Chair)

Mary Anne Citrino

Vicki B. Escarra

Patrick Foley

March 12, 2015

[1]	The material in this report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made on, before, or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

COMPENSATION RISK ASSESSMENT

We believe that our compensation policies and practices appropriately balance risk and the achievement of long-term and short-term goals, and that they do not encourage unnecessary or excessive risk taking. In reviewing our compensation program, the Compensation Committee and the Audit Committee work together to ensure that payouts under our incentive compensation programs are appropriate for a given level of performance.

In 2015, the Compensation Committee and management reviewed the design and operation of our compensation program in consultation with Semler. The review included an assessment of the level of risk associated with the various elements of compensation.

As part of this review and assessment, the Compensation Committee and management considered the following features and programs, among others, that discourage excessive or unnecessary risk taking, each of which is more fully described in the “Executive Compensation—Compensation Discussion and Analysis” section of this proxy statement:

•	We believe that our compensation programs appropriately balance short- and long-term incentives.

•	Long-term incentives provide a balanced portfolio approach using a mix of equity vehicles.

•

Our annual incentive plan for executives incorporates some discretion on the part of the Compensation Committee, rather than purely relying on a formulaic approach. This increases the Compensation Committee’s flexibility to consider the source of our earnings and other elements of performance when determining payouts, which could reduce incentives to take excessive risk to increase annual earnings.

•	Maximum payouts under our annual incentive plan for executives are capped.

•	Our executive stock ownership guidelines promote long-term ownership of our stock and further align executives with the long-term interests of our stockholders.

•

We have a formal compensation recovery policy for the recovery of cash- or equity-based incentive compensation and profits realized from the sale of securities from our current executive officers (and certain other employees identified by the Board of Directors) following such employee’s engagement in (i) certain fraudulent, intentional, willful or grossly negligent misconduct that ultimately results in our being required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under U.S. federal securities laws, or (ii) conduct constituting “cause” under such employee’s employment agreement. The scope of our compensation recovery policy is broader than the provisions of the Sarbanes-Oxley Act of 2002 regarding compensation recovery.

Based on this review and assessment, we and the Compensation Committee have concluded that our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Stock awards ($)(2)	Option awards ($)	Non-Equity incentive plan compensation ($)(3)	Change in pension and nonqualified deferred compensation earnings ($)(4)	All other compensation ($)(5)	Total ($)

Jay M. Gellert President and Chief Executive Officer	2014 2013 2012	1,214,137 1,200,000 1,200,000	0 0 0		5,250,300 4,901,220 7,867,800	0 0 0	2,739,825 1,620,000 0	3,175,672 1,317,290 1,004,007	100,419 96,028 88,574	12,480,353 9,134,538 10,160,381

James E. Woys Executive Vice President, Chief Financial and Operating Officer and Interim Treasurer	2014 2013 2012	755,026 751,975 746,235	0 0 0		2,386,500 2,314,465 3,343,815	0 0 0	925,518 746,235 0	1,390,746 233,021 1,167,373	22,400 22,200 22,000	5,480,190 4,067,896 5,279,423

Juanell Hefner Chief Administration Officer	2014 2013 2012	523,597 514,135 494,848	0 0 200,000	(6)	1,018,240 1,089,200 1,789,924	0 0 0	513,464 414,000 0	0 0 0	32,770 80,310 137,131	2,088,071 2,097,645 2,621,903

Steven Sell(7) President, Western Region Health Plan	2014 2013 2012	534,094 — —	0 — —		1,113,700 — —	0 — —	476,143 — —	0 — —	27,400 — —	2,151,337 — —

Steven D. Tough President, Government Programs	2014 2013 2012	552,800 546,363 543,303	0 0 0		1,240,980 1,089,160 1,376,865	0 0 0	542,101 480,799 0	0 0 0	39,457 41,649 35,818	2,375,338 2,157,971 1,955,986

Joseph C. Capezza, CPA(8) Former Executive Vice President and Chief Financial Officer and Treasurer	2014 2013 2012	381,113 586,328 586,328	0 0 0		636,400 1,089,160 1,573,560	0 0 0	0 351,797 0	0 0 0	1,488,097 10,200 10,000	2,505,610 2,037,485 2,169,888

(1)	Includes any amounts deferred pursuant to our nonqualified deferred compensation plan and/or amounts contributed by the executive to our 401(k) Plan.

(2)

The amounts shown represent grant date fair value of all stock awards granted in the year indicated, as computed in accordance with FASB ASC Topic 718. For stock awards granted in 2014, which consisted of service-based RSUs and PSUs, the grant date fair value shown is based on a per share value of $31.82. This is calculated in accordance with FASB ASC Topic 718 by multiplying the closing price of our Common Stock on the date of the grant by the number of stock awards granted, and for PSUs is based on the probable outcome of the performance conditions applicable thereto. The grant date fair values of the PSUs assuming probable outcome and maximum outcome are the same. For a discussion of the grant date fair values of the stock awards granted in 2012 and 2013, see our Proxy Statements for our 2013 and 2014 Annual Meetings of Stockholders, respectively (the “2013 Proxy” and “2014 Proxy,” respectively). Each of the named executive officers received long-term equity incentive compensation in 2014 consisting of 75% of the value in PSUs and 25% of the value in service-based RSUs. See the “Long-Term Equity Incentive Compensation—Determinations Regarding Form and Mix of 2014 Equity Awards” section of the Compensation Discussion and Analysis for additional detail regarding the PSUs granted in 2014.

(3)

The amounts shown represent payments made pursuant to the MIP. See the “Analysis of Compensation During Fiscal 2014—Annual Performance-Based Incentive Cash Awards” section of the Compensation Discussion and Analysis for additional information on the payouts under the MIP for 2014.

(4)

Amounts shown represent the increase in pension value that Messrs. Gellert and Woys have accrued under the Health Net, Inc. Amended and Restated Supplemental Executive Retirement Plan. Year-over-year changes in pension value generally are driven in large part due to changes in actuarial pension assumptions as well as increases in service, age and compensation. For 2014, the change in pension value for the Messrs. Gellert and Woys was substantially higher than 2013 primarily as a result of an 85-basis-point decrease in the statutory discount rate assumption from 4.55% to 3.70% as well as the Society of Actuaries’ recent issuance of new mortality tables projecting longer life expectancies. See “Pension Benefits for 2014” table below for additional information, including the present value assumptions used in this calculation.

(5)	The amounts shown represent perquisites and other compensation received, as applicable, and are detailed in the following supplemental “All Other Compensation Table” and accompanying narrative.

(6)

Represents a one-time $200,000 bonus payment made to Ms. Hefner in 2012 in connection with her promotion to Senior Vice President, Customer and Technology Services, in accordance with the terms of her then effective employment agreement.

(7)	Mr. Sell was not a named executive officer for 2012 or 2013.

(8)

Effective as of September 2, 2014, Mr. Capezza stepped down from his role as Executive Vice President, Chief Financial Officer and Treasurer of the Company and entered into a consulting agreement with us to assist with the transition of his responsibilities and duties. For a detailed description of the material terms of Mr. Capezza’s severance benefits and consulting agreement, see “Severance and Change in Control Arrangements.”

All Other Compensation Table

Name and Principal Position		Perquisites(1)					Miscellaneous(2)
	Year	Housing Allow- ance ($)(3)	Financial Counseling ($)(4)	Auto- mobile ($)(5)	Other ($)(6)		Company Contri- butions to 401(k) Plan ($)(7)	Tax Gross-up Payments ($)	Grand Total All Other Compen- sation ($)
Jay M. Gellert	2014	54,611	5,000	30,408	—		10,400	—	100,419
President and Chief Executive Officer
James E. Woys	2014	—	—	12,000	—		10,400	—	22,400
Executive Vice President, Chief Financial and Operating Officer and Interim Treasurer
Juanell Hefner	2014	5,370	5,000	12,000	—		10,400	—	32,770
Chief Administration Officer
Steven Sell	2014	—	5,000	12,000	—		10,400	—	27,400
President, Western Region Health Plan
Steven D. Tough	2014	—	5,000	—	34,457		—	—	39,457
President, Government Programs
Joseph C. Capezza, CPA	2014	—	—	—	1,477,697	(8)	10,400	—	1,488,097
Former Executive Vice President, Chief Financial Officer and Treasurer

(1)

During 2014, we did not provide any tax-gross up payments in connection with perquisites to named executive officers. See the “What are the elements of named executive officer compensation and why do we provide each element?—Limited Perquisites and other Personal Benefits” section of the Compensation Discussion and Analysis for additional information. The amounts shown represent the total sum of all perquisites received by the named executive officers.

(2)

Company-paid life insurance premiums have not been included in this table or the Summary Compensation Table as this benefit does not discriminate in scope, terms or operation in favor of executive officers.

(3)

During 2014, Mr. Gellert received housing allowance benefits pursuant to his employment agreement. His housing allowance benefits represented an average monthly housing rental and utilities payment of $4,551. In 2014, the Company reimbursed Ms. Hefner for temporary living expenses in Northern California as a result of her frequent required travel to the Company’s offices in Northern California.

(4)

Each of Messrs. Gellert, Woys, Sell and Tough and Ms. Hefner is entitled to reimbursement of up to $5,000 per year for costs incurred for personal financial counseling services, including tax preparation, estate and/or tax planning, so long as the executive remains employed by us.

(5)

Although our automobile allowance program terminated in 2003, each of Messrs. Gellert, Woys and Sell, and Ms. Hefner continue to receive benefits that have been “grandfathered” under the program. Messrs. Woys and Sell, and Ms. Hefner receive a monthly automobile allowance in the amount of $1,000. Mr. Gellert is provided with a corporate car in lieu of a cash automobile allowance. For 2014, we provided Mr. Gellert with the use of a corporate car for which $1,521 represents the imputed income recognized for his personal use of such car and $28,887 represents the incremental cost to us for his exclusive use of a leased car based on such car’s monthly lease, maintenance, and related insurance.

(6)

Mr. Tough’s employment agreement provides him with “grandfathered” lifetime medical, dental and vision health benefits for himself and his dependents as a result of the Company’s acquisition of FHC in 1997. His health benefits represented an average monthly benefit of $2,871 for 2014.

(7)	The amounts shown represent our matching contribution or matching contribution commitment to the 401(k) Plan for the benefit of the named executive officer.

(8)

The amount shown represents $1,172,656 in a lump sum severance payment paid following Mr. Capezza’s termination of employment pursuant to the terms of his employment agreement, $250,000 in consulting fees paid pursuant to the terms of his consulting agreement with the Company, outplacement services of $7,840, provided pursuant to Company policy, and $47,201 for the value attributed to the continuation of welfare benefit group health plan pursuant to the terms of his employment agreement, assuming COBRA benefit continuation rates as of December 31, 2014.

GRANTS OF PLAN-BASED AWARDS FOR 2014

Name and Principal Position	Grant Date	Estimated future potential payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards(2)			All other stock awards: number of shares of stock or units (#)(3)	All other option awards: number of securities under- lying options (#)	Exercise or Base Price of Option Awards ($)	Grant date fair value of stock and option awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jay M. Gellert President and Chief Executive Officer	2/21/2014 2/21/2014 2/21/2014	(1)	1,660,500 — —	3,321,000 — —	— — —	— 123,750 —	— 123,750 —	— — 41,250	— — —	— — —	— 3,937,725 1,312,575

James E. Woys Executive Vice President, Chief Financial and Operating Officer and Interim Treasurer	2/21/2014 2/21/2014 2/21/2014	(1)	764,891 — —	1,529,782 — —	— — —	— 56,250 —	— 56,250 —	— — 18,750	— — —	— — —	— 1,789,875 596,625

Juanell Hefner Chief Administration Officer	2/21/2014 2/21/2014 2/21/2014	(1)	424,350 — —	848,700 — —	— — —	— 24,000 —	— 24,000 —	— — 8,000	— — —	— — —	— 763,680 254,560

Steven Sell President, Western Region Health Plan	2/21/2014 2/21/2014 2/21/2014	(1)	432,858 — —	865,715 — —	— — —	— 26,250 —	— 26,250 —	— — 8,750	— — —	— — —	— 835,275 278,425

Steven D. Tough President, Government Programs	2/21/2014 2/21/2014 2/21/2014	(1)	448,018 — —	896,035 — —	— — —	— 29,250 —	— 29,250 —	— — 9,750	— — —	— — —	— 930,735 310,245

Joseph C. Capezza, CPA(5) Former Executive Vice President, Chief Financial Officer and Treasurer	2/21/2014 2/21/2014 2/21/2014	(1)	586,328 — —	1,172,656 — —	— — —	— 15,000 —	— 15,000 —	— — 5,000	— — —	— — —	— 477,300 159,100

(1)

The amounts shown represent potential non-equity incentive plan awards under the MIP in 2014. There is no threshold amount payable under the MIP for performance in 2014. Target amounts presented in the table above represent 100% of the executive officer’s target bonus opportunity under the MIP for performance in 2014, which is a pre-established percentage of the executive officer’s base salary. Maximum amounts represent 200% of the executive’s target bonus because awards are capped at that amount under each executive’s employment agreement. For a more complete description of the MIP, including discussion of actual 2014 payouts under the MIP, see the “Analysis of Compensation During Fiscal 2014—Annual Performance-Based Incentive Cash Awards” section of the Compensation Discussion and Analysis.

(2)

Represents PSUs granted on February 21, 2014 pursuant to the 2006 Plan. Amounts shown in the “threshold” column represent zero, as no shares could be issued upon achievement of the 2014 EPS performance measure at below the target level. Amounts shown in the “target” column represent the number of shares (100% of the target shares) that would be issued upon achievement of the 2014 EPS performance measure at the target level. Amounts shown in the “maximum” column are the same as those shown in the “target” column, as no additional shares could be issued upon achievement of the 2014 EPS performance measure above the target level. See the “Long-Term Equity Incentive Compensation—Determinations Regarding Form and Mix of 2014 Equity Awards” section of the Compensation Discussion and Analysis for additional detail regarding the PSUs granted in 2014.

(3)	Represents RSUs granted on February 21, 2014 pursuant to the 2006 Plan.

(4)

The grant date fair value, determined in accordance with FASB ASC Topic 718, was calculated by multiplying the closing price of our Common Stock on the date of grant ($31.82 per share) by the number of stock awards granted. For PSUs, the grant date fair value assumes the probable outcome of the performance conditions applicable thereto. See footnote 2 to the “Summary Compensation Table” for more information.

(5)

Mr. Capezza stepped down from his role as Executive Vice President, Chief Financial Officer and Treasurer of the Company, effective September 2, 2014. As a result, he was not eligible to receive any incentive payments for 2014 and his unvested PSUs and RSUs were forfeited on the date of his termination of employment pursuant to the terms of the applicable award agreements.

Narrative to Summary Compensation Table and Plan-Based Awards Table

Material Terms of Agreements and Plans

Employment Agreements with Named Executive Officers in General.    We have entered into employment agreements with all of the named executive officers. In general, the named executive officers’ employment agreements entitle the officer to a minimum base salary and the ability to participate in various incentive compensation, equity, insurance and employee benefit plans, including paid time off, holidays, health and welfare insurance, 401(k) Plan, deferred compensation, financial counseling and tuition reimbursement plans, if the executive officer meets the applicable participation requirements. The named executive officers are all eligible to participate in the MIP, which provides them the opportunity each plan year to earn a specified target percentage of his or her base salary as additional compensation in accordance with the terms of the MIP. The employment agreements of all of the named executive officers provide that actual bonus payments under the MIP are capped at 200% of target. Accordingly, actual bonus payments range from 0% to 200% of target depending on the actual results achieved. Any future equity grants will be made to the named executive officers at the discretion of the Compensation Committee and, in the case of the Chief Executive Officer and the second most highly compensated executive, the independent members of the Board of Directors.

The named executive officers’ employment agreements also provide for certain severance payment arrangements, which are detailed in the “Potential Payments Upon Change in Control or Termination” table and the accompanying narrative herein.

Below is a brief summary of additional material terms contained in each named executive officer’s employment agreement with us. Each of these agreements are filed with the Securities and Exchange Commission and the following summaries are qualified in their entirety by reference to those agreements. Under these employment agreements, the executive’s employment relationship with Health Net is at-will, meaning that the executive and Health Net may terminate the employment relationship at any time, with or without advance notice and with or without Cause (as defined in “Severance and Change in Control Arrangements”).

Employment Agreement with Mr. Gellert.    On December 3, 2008, Health Net, Inc. and Mr. Gellert entered into an Amended and Restated Employment Agreement (the “Gellert Agreement”), which amended and restated all prior employment agreements between Mr. Gellert and us. In accordance with the Gellert Agreement, Mr. Gellert’s annual base salary as of December 31, 2014 was $1,230,000 (with such adjustments as may be made from time to time), and he is currently eligible to receive an annual cash bonus under the MIP with a target equal to 135% of his annual base salary. The Gellert Agreement provides Mr. Gellert with housing in Woodland Hills, California at a reasonable monthly cost and reimbursement for Mr. Gellert’s weekend trips to his residence in Northern California. In addition, if Mr. Gellert decides to relocate to Southern California, he is entitled to specific relocation benefits. We provide Mr. Gellert with the use of a corporate car, and he reports his personal use of the car as a taxable benefit. The Gellert Agreement provides for Mr. Gellert’s participation in the SERP in which Mr. Gellert is vested at 100% based on his current tenure with us.

Employment Agreement with Mr. Woys.    On December 3, 2008, Health Net, Inc. and Mr. Woys entered into an Amended and Restated Employment Agreement (the “Woys Agreement”), which amended and restated all prior employment agreements between Mr. Woys and us. In accordance with the Woys Agreement, Mr. Woys’ annual base salary as of December 31, 2014 was $764,891 (with such adjustments as may be made from time to time), and he is currently eligible to receive an annual cash bonus under the MIP with a target equal to 100% of his annual base salary. The Woys Agreement provides Mr. Woys with a “grandfathered” car allowance of $1,000 per month since he was eligible for this benefit prior to our termination of the car allowance program. Further, the Woys Agreement provides for Mr. Woys’ participation in the SERP in which Mr. Woys is vested at 100% based on his current tenure with us.

Employment Agreement with Ms. Hefner.    On February 7, 2012, Health Net, Inc. and Ms. Hefner entered into an employment agreement (the “Hefner Agreement”) which amended and restated all prior agreements between Ms. Hefner and us. In accordance with the Hefner Agreement, Ms. Hefner’s annual base salary as of

December 31, 2014 was $530,438 (with such adjustments as may be made from time to time), and she is currently eligible to receive an annual cash bonus under the MIP with a target equal to 80% of her annual base salary. The Hefner Agreement provides Ms. Hefner with a “grandfathered” car allowance of $1,000 per month since she was eligible for this benefit prior to our termination of the car allowance program. Effective October 9, 2014, Health Net, Inc. and Ms. Hefner entered into an amended and restated employment agreement (the “Restated Hefner Agreement”), which provides for more favorable change in control severance benefits than the Hefner Agreement and which are in line with market practices.

Employment Agreement with Mr. Sell.    On February 22, 2010, Health Net, Inc. and Mr. Sell entered into an employment agreement (the “Sell Agreement”) which amended and restated all prior agreements between Mr. Sell and us. In accordance with the Sell Agreement, Mr. Sell’s annual base salary as of December 31, 2014 was $541,072 (with such adjustments as may be made from time to time), and he is currently eligible to receive an annual cash bonus under the MIP with a target equal to 80% of his annual base salary. In addition, The Sell Agreement provides Mr. Sell with a “grandfathered” car allowance of $1,000 per month since he was eligible for this benefit prior to our termination of the car allowance program. Effective October 9, 2014, Health Net, Inc. and Mr. Sell entered into an amended and restated employment agreement (the “Restated Sell Agreement”), which provides for more favorable change in control severance benefits than the Sell Agreement and which are in line with market practices.

Employment Agreement with Mr. Tough.    On November 6, 2012, Health Net, Inc. and Mr. Tough entered into an employment agreement (the “Tough Agreement”) which amended and restated all prior agreements between Mr. Tough and us. In accordance with the Tough Agreement, Mr. Tough’s annual base salary as of December 31, 2014 was $560,022 (with such adjustments as may be made from time to time), and he is currently eligible to receive an annual cash bonus under the MIP with a target equal to 80% of his annual base salary. The Tough Agreement provides Mr. Tough with “grandfathered” lifetime medical, dental and vision health benefits for himself and his dependents as a result of the Company’s acquisition of FHC in 1997. Effective October 9, 2014, Health Net, Inc. and Mr. Tough entered into an amended and restated employment agreement (the “Restated Tough Agreement”), which provides for more favorable change in control severance benefits than the Tough Agreement and which are in line with market practices.

Employment Agreement of Mr. Capezza.    On December 3, 2008, Health Net, Inc. and Mr. Capezza entered into an employment agreement (the “Capezza Agreement”), which amended and restated all prior agreements between Mr. Capezza and us. As of September 2, 2014, Mr. Capezza stepped down from his role as Executive Vice President, Chief Financial Officer and Treasurer of the Company. In connection therewith, Mr. Capezza became ineligible to receive an annual cash bonus for 2014 performance under the MIP, and forfeited his unvested equity awards, including those that were granted to him in February 2014. Mr. Capezza also received severance benefits pursuant to the terms of the Capezza Agreement, which provided for a one-time lump sum cash payment equivalent to twenty-four (24) months of his base salary, company-paid benefit continuation for Mr. Capezza and his dependents for an initial period of six (6) months following the date of his termination and payment of COBRA premiums for an additional eighteen- (18-) month period, provided Mr. Capezza properly elects to continue those benefits under COBRA. The Company retained Mr. Capezza as a consultant through December 31, 2014 to assist with the transition of his responsibilities and duties. In exchange for his consulting services, Mr. Capezza received $250,000, which was paid in a lump sum following the end of the consulting period. In connection with his service through September 2, 2014, Mr. Capezza received a pro-rated portion of his base salary, which was equal to $381,113.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2014

	Option awards				Stock awards
Name and Principal Position	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price($)(1)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(2)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested (#)(2)
Jay M. Gellert	250,000	—	45.64	04/11/2016	—		—	—		—
President and	249,750	—	23.03	02/22/2017	—		—	—		—
Chief Executive Officer	180,000	—	30.73	02/18/2018	—		—	—		—
	—	—	—	—	16,666	(3)	892,131	—		—
	—	—	—	—	90,000	(4)	4,817,700	—		—
	—	—	—	—	30,000	(5)	1,605,900	—		—
	—	—	—	—	41,250	(6)	2,208,113	123,750	(7)	6,624,338
James E. Woys	100,000	—	32.59	05/13/2015	—		—	—		—
Executive Vice President, Chief Financial and Operating Officer and Interim Treasurer	50,000	—	45.64	04/11/2016	—		—	—		—
	133,200	—	23.03	02/22/2017	—		—	—		—
	90,000	—	30.73	02/18/2018	—		—	—		—
	—	—	—	—	7,082	(3)	379,099	—		—
	—	—	—	—	42,500	(4)	2,275,025	—		—
	—	—	—	—	14,166	(5)	758,306	—		—
	—	—	—	—	18,750	(6)	1,003,688	56,250	(7)	3,011,063
Juanell Hefner	—	—	—	—	3,791	(3)	202,932	—		—
Chief Administration Officer	—	—	—	—	20,000	(4)	1,070,600	—		—
	—	—	—	—	6,666	(5)	356,831	—		—
	—	—	—	—	8,000	(6)	428,240	24,000	(7)	1,284,720
Steven Sell	—	—	—	—	2,916	(3)	156,093	—		—
President, Western Region Health Plan	—	—	—	—	17,500	(4)	936,775	—		—
	—	—	—	—	5,833	(5)	312,240	—		—
	—	—	—	—	8,750	(6)	468,388	26,250	(7)	1,405,163
Steven D. Tough	15,000	—	48.04	02/03/2016	—		—	—		—
President, Government Programs	66,600	—	23.03	02/22/2017	—		—	—		—
	36,000	—	30.73	02/18/2018	—		—	—		—
	—	—	—	—	2,916	(3)	156,093	—		—
	—	—	—	—	20,000	(4)	1,070,600	—		—
	—	—	—	—	6,666	(5)	356,831	—		—
	—	—	—	—	9,750	(6)	521,918	29,250	(7)	1,565,753
Joseph C. Capezza, CPA	—	—	—	—	—		—	—		—
Former Executive Vice President, Chief Financial Officer and Treasurer

(1)	The exercise price of each stock option grant is equal to the closing price of our Common Stock on the date of grant.

(2)

Amounts shown represent the intrinsic value of unvested stock awards calculated by multiplying the number of shares by $53.53, the closing price of our Common Stock on December 31, 2014 (the last trading day of 2014).

(3)

Represents the unvested portion of the restricted stock unit award, which is scheduled to vest in equal annual installments on the first three anniversaries of the grant date of February 17, 2012, subject to the recipient’s continued employment with the Company through each vesting date.

(4)

Represents the earned but unvested portion of the PSUs granted on March 7, 2013, which is scheduled to vest in equal annual installments on the first three anniversaries of the grant date of March 7, 2013, subject to the recipient’s continued employment with the Company through each vesting date.

(5)

Represents the unvested portion of the restricted stock unit award, which is scheduled to vest in equal annual installments on the first three anniversaries of the grant date of March 7, 2013, subject to the recipient’s continued employment with the Company through each vesting date.

(6)

Represents the unvested portion of the restricted stock unit award, which is scheduled to vest in equal installments on the first three anniversaries of the grant date of February 21, 2014, subject to the recipient’s continued employment with the Company through each vesting date.

(7)

Represents PSUs granted on February 21, 2014. The PSUs only vest upon the Company’s achievement of a pre-established performance threshold relating to 2014 performance. Upon achievement of the pre-established performance threshold, the PSUs vest in equal installments on the first three anniversaries of the grant date of February 21, 2014, subject to the recipient’s continued employment with the Company through each vesting date. See the “Long-Term Equity Incentive Compensation—Determinations Regarding Form and Mix of 2014 Equity Awards” section of the Compensation Discussion and Analysis for additional detail regarding the PSUs granted in 2014, including discussion of the Compensation Committee’s determination with respect to the achievement of the 2014 performance thresholds.

OPTION EXERCISES AND STOCK VESTED FOR 2014

The following table summarizes the options exercised and stock vested for each of our named executive officers for the year ended December 31, 2014.

Name and Principal Position	Option awards		Stock awards
	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Jay M. Gellert President and Chief Executive Officer	0	0	116,042	3,884,990
James E. Woys Executive Vice President, Chief Financial and Operating Officer and Interim Treasurer	192,000	1,962,240	55,418	1,854,116
Juanell Hefner Chief Administration Officer	50,298	701,131	23,333	822,302
Steven Sell President, Western Region Health Plan	118,150	2,468,638	24,916	830,694
Steven D. Tough President, Government Programs	0	0	24,751	829,693
Joseph C. Capezza, CPA Former Executive Vice President, Chief Financial Officer and Treasurer	137,250	2,820,555	28,793	959,486

PENSION BENEFITS FOR 2014

Name and Principal Position	Plan Name	Number of years of credited service (#)(1)	Present value of accumulated benefit ($)(2)	Payments during last fiscal year ($)
Jay M. Gellert President and Chief Executive Officer	Health Net, Inc. Amended and Restated Supplemental Executive Retirement Plan	18.5	16,120,956	0

James E. Woys Executive Vice President, Chief Financial and Operating Officer and Interim Treasurer	Health Net, Inc. Amended and Restated Supplemental Executive Retirement Plan	28.1667	6,220,131	0

(1)	Credited service is equal to actual service for Messrs. Gellert and Woys.

(2)

The amounts represented are calculated as of December 31, 2014 using a 3.70% discount rate. Mortality is calculated according to the RP 2014 mortality table and is projected eight years beyond the disclosure date, assuming post-retirement mortality only. Benefit shown is one hundred percent (100%) vested for Messrs. Gellert and Woys.

Narrative to Pension Benefits Table

We maintain the Health Net, Inc. Amended and Restated Supplemental Executive Retirement Plan (“SERP”). The program covers Messrs. Gellert and Woys, one additional executive officer and sixteen (16) former employees. Benefits under the SERP are not funded; they remain subject to the claims of our creditors. The SERP is a defined benefit plan designed to provide a Health Net-paid retirement annuity of 50% of the executive’s average pay at retirement if the executive works until age 62 and is actively employed for 15 years. The target retirement benefit is calculated at 50% of the average over the last 60 months of employment using the executive’s base pay, plus any bonus earned. This benefit is prorated for less than 15 years of service at age 62 and/or if the executive leaves employment before the age of 62. It is then multiplied by a vesting percentage (0% if under five years of service; 10% after five years; 20% after six years; 40% after seven years; 60% after eight years; 80% after nine years and 100% for ten or more years of service).

The target benefit, after prorating and multiplying by the vesting percentage, is further reduced by other Health Net-paid retirement benefits, whether tax-qualified or nonqualified, including the employer-paid portion of Social Security retirement benefits, the 401(k) Plan employer matching contributions and any other prior SERP profit-sharing plans. The net benefit is payable as an annuity for the executive’s lifetime, beginning at age 62, unless the participant elects to receive a discounted early retirement benefit commencing between ages 55 and 62. A retired executive may elect to begin receiving reduced payments after age 55 and before age 62 (i.e., benefits are reduced 0.5% for each full month by which such commencement date precedes the first day of the month next following the attainment of age 62) and/or to elect a form of payment that provides reduced payments during his or her lifetime and continues a portion of that benefit to the surviving spouse, subject to the rules of Section 409A.

NONQUALIFIED DEFERRED COMPENSATION FOR 2014

The following table shows the benefits accrued under the Health Net, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”). All named executive officers are eligible to participate in the Deferred Compensation Plan; however, only Mr. Sell has a current balance in the Deferred Compensation Plan from participation in previous years.

Name	Executive Contributions in 2014	Registrant Contributions in 2014	Aggregate Earnings in 2014(1)	Aggregate Withdrawals/ Distributions	Aggregate Balance at End of 2014(2)
Steven Sell	$0	$0	$7,200	—	$193,869

(1)

Represents the net amounts credited to the Deferred Compensation Plan account of Mr. Sell as a result of the performance of the investment vehicles in which his account was deemed invested, as more fully described in the narrative disclosure below. These amounts do not represent above-market earnings, and thus are not reported in the “Summary Compensation Table.” For fiscal 2014, the investment return credited to Mr. Sell’s Deferred Compensation Plan account was 3.81%, based on his investment elections.

(2)

Represents the amount of the Deferred Compensation Plan account balance at the end of 2014 for Mr. Sell. The amount that was previously reported as compensation for Mr. Sell in the Summary Compensation Table in a previous year is as follows:

Name	Aggregate Amounts Previously Reported
Steven Sell	$180,000

Description of Deferred Compensation Plan

The Deferred Compensation Plan is a non-qualified voluntary deferred compensation plan that is available to all of our employees at the director level and above who earn a minimum annual base salary of $100,000. The Deferred Compensation Plan provides an important supplement to our 401(k) Plan and permits personal savings beyond the IRS contribution limits on qualified plans. The Deferred Compensation Plan allows participants to set aside tax-deferred dollars for the future and reduce their current income tax liability. Deferred amounts can be between five percent and ninety percent (5% and 90%) of base salary and between five percent and one hundred percent (5% and 100%) of “other compensation.” All amounts deferred under the Deferred Compensation Plan are fully vested. The Deferred Compensation Plan has been designed so that federal and state income tax on the monies deferred is not due until such time as the account balance is paid to a participant. Participants can elect distribution of their account balances from a given year to be paid to them while they are still working or they can elect to have payments made to them in the event of their separation from service with us. Payments can be made in a lump sum payment or as annual installments over a period of greater than two years and less than ten years.

The return on the deferred amounts is linked to the performance of market-based investment choices made available to participants under the plan. While the deferred dollars are not actually invested in the investment fund(s), earnings or losses of the tracking fund are applied to the participant’s deferral dollars as if they were invested in the fund. Participants may make changes to their investment choices daily.

SEVERANCE AND CHANGE IN CONTROL ARRANGEMENTS

We have entered into employment agreements with each of our named executive officers. Although these agreements provide that an executive’s employment with Health Net may be terminated by either the executive or by us at any time, for any reason and with or without notice, they do provide for certain payments and benefits in the event of the executive’s termination without Cause (as defined below) or in connection with a change in control. In general, these benefits include lump-sum payments equal to a multiple of base salary and continued health and welfare benefit coverage for a certain defined term. Generally, the severance and change in control provisions of our executive employment agreements are very similar. However, the terms of Mr. Gellert’s employment agreement vary somewhat, and therefore are discussed separately below.

Under the severance terms of each named executive officer’s employment agreement, in order to receive severance payments, a terminated executive (or his beneficiaries or estate, as applicable) must execute a waiver and release of claims substantially in the form prescribed by their agreement and as may be revised by the Company from time to time, which, among other things, precludes the terminated executive from competing with us for a period of up to one year post-termination, depending on the applicable circumstances, and releases all claims against us.

Severance Terms of Employment Agreements with our Named Executive Officers (other than Mr. Gellert)

In the event that we terminate Mr. Woys’ employment without Cause (other than during the two year period following a change in control), Mr. Woys will be entitled to receive:

•	a one-time lump sum payment equivalent to 24 months of his then-current base salary;

•	benefit continuation for him and his dependents for an initial period of six months following the termination date; and

•	payment of COBRA premiums for an additional 18-month period upon expiration of such six-month period, provided he properly elects to continue those benefits under COBRA.

Mr. Sell and Ms. Hefner will be entitled to similar benefits in the event that we terminate his or her employment without Cause (other than during the two year period following a change in control), consisting of (i) a one-time lump sum payment equivalent to 12 months of his or her then-current base salary and (ii) payment of COBRA premiums for a 12-month period following his or her termination date, provided Mr. Sell or Ms. Hefner, as applicable, properly elects to continue those benefits under COBRA.

Pursuant to the Tough Agreement, in the event that we terminate his employment without Cause, Mr. Tough will be entitled to receive a one-time lump sum payment equivalent to 12 months of Mr. Tough’s then-current base salary. In the event that his employment is terminated due to death or Disability (as defined below), Mr. Tough or his beneficiaries or estate would be entitled to a lump sum payment equal to 12 months of his then current annual base salary. In addition, the Tough Agreement provides Mr. Tough with “grandfathered” lifetime medical, dental and vision health benefits for himself and his dependents as a result of the Company’s acquisition of FHC in 1997.

With respect to each of Mr. Woys, Mr. Sell and Ms. Hefner, if his or her employment is terminated due to death or Disability, the executive or his or her beneficiaries or estate would be entitled to continuation of benefits for a period of twelve months and a lump-sum payment equal to one times (1x) the executive’s then-current annual base salary.

If, at any time within two years after a change in control, we terminate Mr. Woys’ employment without Cause or Mr. Woys voluntarily terminates his employment for Good Reason (as defined below), he will be entitled to receive:

•	a one-time lump sum payment equivalent to 36 months of his then-current annual base salary;

•	benefit continuation for the executive and his dependents for an initial period of 18 months; and

•	payment of COBRA premiums for an additional 18-month period provided he properly elects to continue those benefits under COBRA.

If, at any time within two years after a change in control, we terminate Ms. Hefner’s or Mr. Sell’s employment without Cause or Ms. Hefner or Mr. Sell voluntarily terminates his or her employment for Good Reason (as defined below), he or she will be entitled to receive:

•	a one-time lump sum payment equivalent to 24 months of his or her then-current annual base salary;

•	benefit continuation for the executive and his or her dependents for an initial period of 6 months; and

•	payment of COBRA premiums for an additional 18-month period provided he or she properly elects to continue those benefits under COBRA.

Mr. Tough will be entitled to similar benefits if, at any time within two years after a change in control, we terminate his employment without Cause or he voluntarily terminates his employment for Good Reason, except that Mr. Tough would continue to receive the grandfathered lifetime medical, dental and vision health benefits for himself and his dependents. In February 2015, Health Net, Inc. and each of Ms. Hefner, Mr. Sell and Mr. Tough entered into an amended and restated employment agreement which provides for more favorable change in control severance benefits than their respective then-outstanding employment agreements and which are in line with market practices. The terms of each of these amended and restated employment agreements were effective as of October 9, 2014.

This change in control severance benefit for Mr. Woys, Ms. Hefner and Mr. Sell will be forfeited in the case of a voluntary termination by the executive for Good Reason if we request in writing, prior to his or her resignation, that he or she continue in our employ for ninety days following the change in control, and he or she voluntarily leaves our employ prior to the expiration of that 90-day period. The Restated Tough Agreement has a substantially similar provision, except that Mr. Tough would continue to receive the grandfathered lifetime medical, dental and vision health benefits for himself and his dependents.

In the event that Mr. Woys, Ms. Hefner, Mr. Sell or Mr. Tough voluntarily terminate their employment at any time (other than for Good Reason within two years after a change in control), or we terminate the executive for Cause, the executive would not be eligible to receive any of the severance benefits provided under their employment agreements except that Mr. Tough would continue to receive the grandfathered lifetime medical, dental and vision health benefits for himself and his dependents.

With respect to Mr. Woys, if the severance and change in control payments and benefits provided under his employment agreement or otherwise constitute “parachute payments” under Section 280G of the Code, and if at least $50,000 of such payments are subject to the excise tax imposed by Section 4999 of the Code, he is entitled to receive (i) a payment sufficient to pay those excise taxes and (ii) an additional payment sufficient to pay the taxes arising as a result of that payment (together, a “Gross-Up Payment”). If the amount of such “parachute payments” subject to excise taxes does not exceed $50,000, no Gross-Up Payment will be paid and his severance payments will be reduced (if necessary, to zero) so that no portion of the severance payments is subject to the imposition of excise taxes.

With respect to Ms. Hefner, Mr. Tough or Mr. Sell, to the extent that any severance and change in control payments and benefits provided under his or her employment agreement or otherwise constitute “parachute payments” then such payments and benefits shall be “cut-back” or reduced to the extent necessary such that no portion of the payments and benefits is subject to the imposition of excise taxes, but only if the net amount of such payment and benefits, as so reduced (and after subtracting any additional taxes due on such reduced payments and benefits) is greater than or equal to the net amount of such payments and benefits without such reduction (but after subtracting the net amount of excise taxes and all additional taxes due on such unreduced payments and benefits).

With respect to Mr. Woys, Ms. Hefner, Mr. Tough and Mr. Sell, for purposes of these employment agreements, “change in control” is generally defined to mean (i) the acquisition by any person or group (as defined by the Exchange Act) of 20% or more of our voting stock; (ii) a change in the majority of incumbent board members as a result of a tender offer, merger, sale of assets or other major transaction; (iii) our merger or consolidation with any other entity pursuant to which our shareholders immediately prior to the transaction own less than 80% or the outstanding securities of the combined entity; (iv) the consummation of a tender or exchange offer for 20% or more of our outstanding securities; (v) the transfer of substantially all of our assets to another person (other than a wholly owned subsidiary); or (vi) our entry into a management agreement that grants a third party authority to hire or fire the executive.

With respect to Mr. Woys, Ms. Hefner, Mr. Tough and Mr. Sell, “Good Reason” generally means (i) a substantial reduction in the scope of executive’s authority, duties or responsibilities with us, other than in connection with a termination due to Disability, normal retirement, for Cause or by the executive voluntarily other than for Good Reason; (ii) a material reduction in compensation (i.e., base salary and/or annual target bonus); (iii) a relocation of more than 50 miles (provided that such proposed relocation results in a materially greater commute for the executive); or (iv) our failure to provide for the successor entity in any merger, consolidation or transfer of assets to assume our obligations under the executive’s employment agreement; provided, however, that the executive must provide us notice of the existence of the condition described above within ninety (90) days of the initial existence of the condition, upon the notice of which we will have thirty (30) days during which it may remedy the condition, and his or her date of termination must occur no later than 75 days after the initial occurrence of the event constituting Good Reason, in accordance with Treasury Regulation Section 1.409A-1(n)(2)(ii).

“Cause” is generally defined as (i) an act of dishonesty causing harm to us or any of our affiliates; (ii) the material breach of our Code of Conduct or our ethics and compliance procedures; (iii) habitual drunkenness or narcotic drug addiction; (iv) conviction of a felony or a misdemeanor involving moral turpitude; (v) willful refusal to perform or gross neglect of duties; (vi) the willful breach of any law that, directly or indirectly, affects us or our affiliates; (vii) a material breach by the executive following a change in control of those duties and responsibilities that do not differ in any material respect from the executive’s duties and responsibilities during the 90-day period immediately prior to such change in control (other than as a result of incapacity due to physical or mental illness) which is demonstrably willful and deliberate on the executive’s part, committed in bad faith or without reasonable belief that such breach is in our best interests and which is not remedied in a reasonable period of time after receipt of written notice from us specifying such breach, or (viii) breach of the executive’s obligations under his employment agreement (or under any other policy) to protect our proprietary and confidential information. Cause under our severance policy is defined generally as an act of dishonesty committed by an employee that causes harm to the Company or its affiliates, a knowing disclosure by the employee of confidential information relating to the Company’s business, an employee’s habitual drunkenness or narcotic drug addiction, an employee’s conviction of a felony, an employee’s breach of the Company’s policies and procedures, an employee’s refusal to perform or failure to adequately perform the duties assigned to the employee, or a willful breach by the employee of any law that, directly or indirectly, affects the Company.

“Disability” means the executive’s absence from his duties with us on a full-time basis for at least 180 consecutive days as a result of his incapacity due to physical or mental illness.

Severance Terms of Mr. Gellert’s Employment Agreement

In the event that we terminate the employment of Mr. Gellert without Cause (other than during a two-year period following a change in control), Mr. Gellert will be entitled to receive a lump sum $6,000,000 severance payment. If, during a two-year period following a change in control, we terminate Mr. Gellert without Cause or he voluntarily resigns for Good Reason, as defined below (and gives us at least 14 days’ prior written notice of such resignation and otherwise complies with the Section 409A timing requirements noted below), he will be entitled to a lump sum payment of $6,000,000, and any options which vested prior to his termination will continue to remain exercisable for two years following his date of termination or until the options’ general termination date, whichever is shorter.

If the severance and change in control payments and benefits provided under the Gellert Agreement or otherwise constitute “parachute payments” under Section 280G of the Code, and at least $50,000 of such payments are subject to the excise tax imposed by Section 4999 of the Code, Mr. Gellert will receive a Gross-Up

Payment. If the amount of such “parachute payments” subject to excise taxes does not exceed $50,000, no Gross-Up Payment will be paid and Mr. Gellert’s severance payments will be reduced (if necessary, to zero) so that no portion of the severance payments is subject to the imposition of excise taxes.

For purposes of the Gellert Agreement only, “change in control” is defined as (i) a 51% change in beneficial ownership of our capital stock in a single transaction; (ii) a change in the majority of our outside directors over a two year period, other than changes approved by the then-current Board of Directors; (iii) the sale of substantially all our assets; or (iv) our liquidation or dissolution.

For purposes of the Gellert Agreement only, the term “good reason” means if any of the following occurs, without Mr. Gellert’s consent, within two years following the effective date of a Change in Control (as defined in the Gellert Agreement) (i) a material reduction in Mr. Gellert’s duties, responsibilities or salary; or (ii) his relocation outside California, provided, however, that Mr. Gellert must provide us notice of the existence of the condition described above within ninety (90) days of the initial existence of the condition, upon the notice of which we will have thirty (30) days during which it may remedy the condition, in accordance with Treasury Regulation Section 1.409A-1(n)(2)(ii).

Severance Terms of Mr. Capezza’s Employment Agreement

In connection with Mr. Capezza’s termination of employment as of September 2, 2014, Mr. Capezza received the severance benefits pursuant to the terms of his employment agreement, which provides for a one-time lump sum cash payment of $1,172,656, which is equivalent to twenty-four (24) months of his base salary, and company-paid benefit continuation for Mr. Capezza and his dependents for an initial period of six (6) months following his termination date and payment of COBRA premiums for an additional eighteen- (18-) month period, provided Mr. Capezza properly elects to continue those benefits under COBRA (assuming COBRA continuation rates as of December 31, 2014, the value attributed to these benefits equals $47,201). Further, pursuant to Company policy, Mr. Capezza was entitled to outplacement services, valued at up to $7,840. Mr. Capezza’s severance benefits were subject to the non-revocation of a waiver and release of claims against the Company that he executed on September 2, 2014. The Company retained Mr. Capezza as a consultant through December 31, 2014 to assist with the transition of his responsibilities and duties. In exchange for his consulting services, Mr. Capezza also received $250,000, which was paid in a lump sum following the end of the consulting period.

Plan-Based Awards

For all option grants, upon voluntary termination, optionees may generally exercise vested options for up to one month from the termination date. Upon involuntary termination for reasons other than Cause, optionees may generally exercise vested options for up to three months from the termination date.

Upon termination due to death and/or Disability (or qualified “retirement” for options granted on or after March 2, 2006), vested options may generally be exercised for up to 12 months from the termination date by the optionee or by the optionee’s personal representative. We have defined a qualified retirement as a voluntary resignation at age 55 or older and a minimum of ten years of continuous service with the Company. Upon terminating an executive for “cause” (as defined in such executive’s employment agreement), all options will be cancelled and forfeited by the executive.

In addition, the PSUs granted to our named executive officers in 2013 would have become fully vested upon a change in control at a level assuming the achievement of target performance. In 2014, the Compensation Committee, with input from its independent compensation consultant, determined to eliminate single-trigger acceleration for PSU awards starting with the 2014 PSUs, due to our commitment to strong governance standards and current best practices. Our other outstanding unvested employee equity awards (other than the PSUs granted to Oversight Executives in 2013) provide for accelerated vesting upon the occurrence of both a change in control and involuntary termination of employment by the acquirer or by the executive under the applicable definition of “Good Reason” within two years of such change in control.

In accordance with the rules of the SEC, the following table presents our reasonable estimates of the benefits payable to our named executive officers assuming that each of the following scenarios occurred on

December 31, 2014: (i) a change in control, (ii) an involuntary termination of employment without Cause or a resignation for good reason simultaneous with a change in control, (iii) retirement, (iv) death or Disability and (v) an involuntary termination of employment without Cause or a resignation for good reason. A description of the material terms of our severance and change in control arrangements can be found elsewhere in this proxy statement under “Severance and Change in Control Arrangements.” Excluded are benefits provided to all employees, such as accrued vacation and benefits payable under our life and other insurance policies. We also excluded the cost of outplacement benefit reimbursements (which, assuming current costs, are up to approximately $7,900 per executive) as such benefits are generally available under our policies and forms of releases to all salaried full-time employees upon an involuntary/constructive termination of employment. Also excluded are benefits previously accrued under our SERP, including the SERP benefits for Messrs. Gellert and Woys, in which they were one hundred percent (100%) vested as of December 31, 2009. For information on such accrued benefits see the “Pension Benefits for 2014” table shown elsewhere in the proxy statement. While we have made reasonable assumptions regarding the amounts payable, there can be no assurance that the named executive officers will receive the amounts shown.

The following table presents information with respect to potential payments upon our change in control or each named executive officer’s termination of employment, assuming such event occurs as of December 31, 2014. The actual amounts to be paid can be determined only at the time of any such change in control or termination of employment.

POTENTIAL PAYMENTS UPON CHANGE IN CONTROL OR TERMINATION

		Change in Control
Name and Principal Position	Compensation Components	Occurrence of Change in Control ($)	Involuntary Termination Without Cause or Voluntary Resignation for Good Reason ($)	Retirement ($)	Death & Disability ($)(1)	Involuntary Termination Without Cause or Voluntary Resignation for Good Reason ($)
Jay M. Gellert	Severance	0	6,000,000	0	0	6,000,000
President and Chief Executive Officer	Intrinsic Value of Accelerated Equity:(2)
	Stock Options	0	0	0	0	0
	RSUs	0	4,706,143	0	0	0
	PSUs	4,817,700	11,442,038	0	0	0
	Health Benefits(3)	0	0	0	0	0
	Excise Tax Gross-Up Payment(4)	0	0	0	0	0
	Total Value	4,817,700	22,148,181	0	0	6,000,000

James E. Woys	Severance	0	2,294,673	0	764,891	1,529,782
Executive Vice President, Chief Financial and Operating Officer, and Interim Treasurer	Intrinsic Value of Accelerated Equity:(2) Stock Options	0	0	0	0	0
	RSUs	0	2,141,093	0	0	0
	PSUs	2,275,025	5,286,088	0	0	0
	Health Benefits(3)	0	126,015	0	42,421	84,426
	Excise Tax Gross-Up Payment(4)	0	0	0	0	0
	Total Value	2,275,025	9,847,869	0	807,312	1,614,208

Juanell Hefner	Severance	0	1,060,876	0	530,438	530,438
Chief Administration Officer	Intrinsic Value of Accelerated Equity:(2)
	Stock Options	0	0	0	0	0
	RSUs	0	988,003	0	0	0
	PSUs	1,070,600	2,355,320	0	0	0
	Health Benefits(3)	0	11,476	0	5,767	5,767
	Excise Tax Gross-Up Payment(4)	N/A	N/A	N/A	N/A	N/A
	Total Value	1,070,600	4,415,675	0	536,205	536,205

Steven Sell	Severance	0	1,082,144	0	541,072	541,072
President, Western Region Health Plan	Intrinsic Value of Accelerated Equity:(2)
	Stock Options	0	0	0	0	0
	RSUs	0	936,721	0	0	0
	PSUs	936,775	2,341,938	0	0	0
	Health Benefits(3)	0	64,496	0	32,407	32,407
	Excise Tax Gross-Up Payment(4)	N/A	N/A	N/A	N/A	N/A
	Total Value	936,775	4,425,299	0	573,479	573,479

Steven D. Tough	Severance	0	1,120,044	0	560,022	560,022
President, Government Programs	Intrinsic Value of Accelerated Equity:(2)
	Stock Options	0	0	0	0	0
	RSUs	0	1,034,842	0	0	0
	PSUs	1,070,600	2,636,353	0	0	0
	Health Benefits(3)	0	748,772	748,772	748,772	748,772
	Excise Tax Gross-Up Payment(4)	N/A	N/A	N/A	N/A	N/A
	Total Value	1,070,600	5,540,011	748,772	1,308,794	1,308,794

Joseph C. Capezza, CPA	Severance	N/A	N/A	N/A	N/A	N/A
Former Executive Vice President, Chief Financial Officer and Treasurer(5)	Intrinsic Value of Accelerated Equity:(2) Stock Options	N/A	N/A	N/A	N/A	N/A
	RSUs	N/A	N/A	N/A	N/A	N/A
	PSUs	N/A	N/A	N/A	N/A	N/A
	Health Benefits(3)	N/A	N/A	N/A	N/A	N/A
	Excise Tax Gross-Up Payment(4)	N/A	N/A	N/A	N/A	N/A
	Total Value	N/A	N/A	N/A	N/A	N/A

Unless otherwise indicated below, amounts represented in the table shall be paid to the named executive officer in a lump sum payment.

(1)	The amounts shown do not include the standard death benefit provided by Health Net to all of its employees equal to one times base salary.

(2)

The amounts shown represent the intrinsic value of unvested RSUs and/or PSUs which would be accelerated upon the occurrence of a change in control and upon an involuntary termination without “cause” or voluntary resignation for “good reason” during the two-year period following a change in control or upon a qualified “retirement.”

Restricted stock unit value is calculated by multiplying the number of shares by the closing price per share of Common Stock on the NYSE on December 31, 2014 (the last trading day of 2014) of $53.53 per share.

Performance share unit value is calculated by multiplying the NYSE closing price of our Common Stock on December 31, 2014 (the last trading day of 2014) of $53.53 per share by 100% of the target shares underlying the PSUs. Pursuant to the terms of the award agreements evidencing the PSUs, the value is based on the assumed achievement of the performance measure at the target level.

(3)

Amounts shown include continuation of health benefits and COBRA premiums, as applicable. The amounts associated with health benefits are calculated using 2015 enrollment rates and severance agreement terms, if applicable. The continuation of named executive officers’ health benefits is discussed in detail in the “Severance and Change In Control Arrangements” section of this proxy statement.

(4)	Grandfathered excise tax gross-up benefits are provided to certain executives under their employment agreement terms, as applicable.

(5)	Mr. Capezza stepped down from his role as Executive Vice President, Chief Financial Officer and Treasurer of the Company, effective September 2, 2014.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

As of March 11, 2015, we had 76,927,005 shares of our Common Stock outstanding. Set forth below is a tabulation indicating those persons or groups that are known to us to be the beneficial owners of more than five percent of the outstanding shares of our Common Stock as of March 11, 2015. The information in the table and the related notes is based on statements filed by the respective beneficial owners with the SEC pursuant to Sections 13(d) and 13(g) under the Exchange Act.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Harris Associates, L.P. Two North LaSalle Street, Suite 500 Chicago, Il 60602-3790	6,532,500	(2)	8.5%

BlackRock, Inc. 55 East 52nd Street New York, New York 10022	5,903,696	(3)	7.7%

The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, Pennsylvania 19355	4,898,228	(4)	6.4%

(1)

Unless otherwise indicated, beneficial ownership consists of sole power to vote or direct the vote and sole power to dispose or direct the disposition of the shares listed, subject to community property laws where applicable.

(2)

Based on a Schedule 13G/A filed with the SEC on February 11, 2015 by Harris Associates L.P. and Harris Associates Inc. (“Harris”), an investment adviser. Harris, by reason of advisory and other relationships with the person who owns the shares, may be deemed to be beneficial owner of the shares, all of which are held of record by clients of Harris, and has sole voting and dispositive power over 5,124,300 shares.

(3)

Based on a Schedule 13G/A filed with the SEC on January 26, 2015 by BlackRock, Inc. (“BlackRock”). BlackRock maintains sole voting power over 5,550,531 and sole dispositive power over all 5,903,696 shares beneficially owned.

(4)

Based on a Schedule 13G/A filed with the SEC on February 10, 2015 by The Vanguard Group, Inc. (“Vanguard”), an investment adviser. Vanguard, in its capacity as investment adviser, may be deemed to beneficially own the shares, and has sole voting power over 51,723 shares, sole dispositive power over 4,852,705 shares and shared dispositive power over 45,523 shares. Vanguard Fiduciary Trust Company, a wholly owned subsidiary of Vanguard, is the beneficial owner of 45,523 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly owned subsidiary of Vanguard, is the beneficial owner of 6,200 shares as a result of its serving as investment manager of Australian investment offerings.

Security Ownership of Management

Unless otherwise noted, the following table sets forth the number of shares of Common Stock beneficially owned on March 11, 2015 by each non-employee director of Health Net currently serving on the Board of Directors, by each named executive officer of the Company and by all current directors and executive officers as a group, and the percentage that these shares bear to the total number of shares of Common Stock outstanding as of March 11, 2015:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(**)	Footnote	Percent of Class
Non-Employee Directors
Mary Anne Citrino	26,458	1	*
Theodore F. Craver, Jr.	81,633	2	*
Vicki B. Escarra	23,366	3	*
Gale S. Fitzgerald	73,575	4	*
Patrick Foley	88,266	5	*
Roger F. Greaves	124,427	6	*
Douglas M. Mancino	0	7	*
George Miller	0	8	*
Bruce G. Willison	92,917	9	*
Frederick C. Yeager	16,976	10	*

Named Executive Officers
Jay M. Gellert	1,655,108	11	2.15%
James E. Woys	645,205	12	*
Joseph C. Capezza, CPA	237,454	13	*
Juanell Hefner	43,479	14	*
Steven D. Tough	172,489	15	*
Steven J. Sell	21,471	16	*
All current directors and executive officers as a group (18 persons)	3,155,210	17	4.10%

*	The amount shown is less than 1% of the outstanding shares.

**	The information contained in this table is based upon information furnished to us by the persons identified as beneficial owners or obtained from our records. Unless otherwise indicated, beneficial ownership consists of sole power to vote or direct the vote and sole power to dispose or direct the disposition of the shares listed, subject to community property laws where applicable.

(1)

Includes 18,959 shares with respect to which Ms. Citrino has the right to acquire beneficial ownership by virtue of outstanding vested options. Excludes 1,398 vested RSUs for which receipt has been deferred by Ms. Citrino to a date later than 60 days after March 11, 2015 as part of the Director RSU Deferral Program, as discussed above in the “Directors’ Compensation” section of this proxy.

(2)

Includes 20,074 shares owned by a trust of which Mr. Craver and his spouse both serve as trustees and beneficiaries and as such have shared voting and dispositive power and 61,559 shares with respect to which Mr. Craver has the right to acquire beneficial ownership by virtue of outstanding vested options.

(3)	Includes 13,213 shares with respect to which Ms. Escarra has the right to acquire beneficial ownership by virtue of outstanding vested options.

(4)

Includes 7,520 shares which Ms. Fitzgerald holds in joint tenancy with her spouse and 61,559 shares with respect to which Ms. Fitzgerald has the right to acquire beneficial ownership by virtue of outstanding vested options. Excludes 4,824 vested RSUs for which receipt has been deferred by Ms. Fitzgerald to a date later than 60 days after March 11, 2015 as part of the Director RSU Deferral Program, as discussed above in the “Directors’ Compensation” section of this proxy.

(5)

Includes 20,500 shares owned by a trust for which Mr. Foley serves as trustee and beneficiary and as such has sole voting and dispositive power and 61,559 shares with respect to which Mr. Foley has the right to acquire beneficial ownership by virtue of outstanding vested options.

(6)	Includes 61,559 shares with respect to which Mr. Greaves has the right to acquire beneficial ownership by virtue of outstanding vested options.

(7)

Excludes 4,596 vested RSUs for which receipt has been deferred by Mr. Mancino to a date later than 60 days after March 11, 2015 as part of the Director RSU Deferral Program, as discussed above in the “Directors’ Compensation” section of this proxy.

(8)	Mr. Miller became a member of our Board of Directors on March 12, 2015 and data provided with respect to Mr. Miller in this table is based on information as of that date.

(9)

Includes 31,358 shares owned by a trust for which Mr. Willison and his spouse serve as trustees and beneficiaries and as such have shared voting and dispositive power and 61,559 shares with respect to which Mr. Willison has the right to acquire beneficial ownership by virtue of outstanding vested options.

(10)

Includes 7,459 shares owned by a trust of which Mr. Yeager is trustee and a beneficiary and as such has sole voting and dispositive power and 7,500 shares with respect to which Mr. Yeager has the right to acquire beneficial ownership by virtue of outstanding vested options.

(11)	Includes 679,750 shares with respect to which Mr. Gellert has the right to acquire beneficial ownership by virtue of outstanding vested options.

(12)

Includes 5,450 shares Mr. Woys holds in Health Net’s 401(k) Plan and 373,200 shares with respect to which Mr. Woys has the right to acquire beneficial ownership by virtue of outstanding vested options.

(13)

Includes 137,250 shares with respect to which Mr. Capezza had the right to acquire beneficial ownership by virtue of outstanding vested options. Mr. Capezza ceased service as an executive officer on September 2, 2014. Data provided with respect to Mr. Capezza in this table is based on information as of September 2, 2014.

(14)	Includes 633 shares Ms. Hefner holds in Health Net’s 401(k) Plan.

(15)	Includes 117,600 shares with respect to which Mr. Tough has the right to acquire beneficial ownership by virtue of outstanding vested options.

(16)	Includes 20,980 shares owned by the Steven J Sell and Margaret D William Revocable Trust, of which Mr. Sell is a trustee and beneficiary.

(17)

Includes an aggregate of 1,518,017 shares with respect to which our executive officers and/or directors who have the right to acquire beneficial ownership by virtue of outstanding vested options. Also includes information for Mr. Miller as of March 12, 2015, the date he became a member of our Board of Directors. For purposes of this footnote 17, “beneficial ownership” with respect to certain of the shares held by our executive officers and directors may consist of shared power to vote or direct the vote and shared power to dispose or direct the disposition of the shares included.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, our directors and executive officers and any person that beneficially owns more than ten percent of our Common Stock are required to report their beneficial ownership and any changes in that ownership to the SEC and the NYSE. These reports are required to be submitted by specified deadlines, and we are required to report in this proxy statement any failure by directors, officers and beneficial owners of more than ten percent of our Common Stock to file such reports on a timely basis during our most recent fiscal year or, in the case of such a failure that has not previously been so disclosed, prior fiscal years. Based solely on a review of the copies of reports furnished to us during and with respect to the year ended December 31, 2014 and written representations from our directors and executive officers that no other reports were required, we believe that all directors, executive officers, and persons who own more than ten percent of our Common Stock have complied with the reporting requirements of Section 16(a).

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information with respect to our securities authorized for issuance under our equity compensation plans as of December 31, 2014:

	(a)		(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(2)	3,639,006	(3)	$33.01	2,783,097	(4)(5)
Equity compensation plans not approved by security holders	37,500	(6)	$32.59	0	(7)
Total of all shares outstanding	3,676,506		$33.01	2,783,097	(4)(5)

(1)	The weighted-average exercise price as shown does not take into account outstanding awards of RSUs and PSUs.

(2)	Includes all of our stock option and long-term incentive plans other than our Amended and Restated 1998 Stock Option Plan, as amended (the “1998 Stock Option Plan” and/or the “Plan”).

(3)

Includes 1,026,925 RSUs and 697,370 PSUs (representing 100% of the target shares underlying the PSUs that would be issued upon the Company’s achievement of certain pre-established performance thresholds and the satisfaction of service-based vesting requirements). See the “Long-Term Equity Incentive Compensation—Determinations Regarding Form and Mix of 2014 Equity Awards” section of the Compensation Discussion and Analysis for additional detail regarding the PSUs granted in 2014, including discussion of the Compensation Committee’s determination with respect to the achievement of the 2014 performance thresholds.

Between January 1, 2015 and March 11, 2015, we granted no nonqualified stock options, 261,225 performance stock units and 298,086 restricted stock unit awards under the 2006 Plan. See footnote 5 below for additional information regarding the manner in which grants of RSUs and performance share awards reduce the number of shares available for issuance under the 2006 Plan.

(4)

Represents shares available for future issuance under the 2006 Plan as of December 31, 2014 (see footnote 3 above for information regarding additional issuances of equity awards under the 2006 Plan since such date). Includes shares available for issuance under the 2006 Plan that were subject to awards under the Company’s 2005 Long-Term Incentive Plan which remained unissued following the expiration, termination, cancellation or forfeiture of such award or the settlement of such award in cash.

(5)

Prior to May 21, 2009, pursuant to the 2006 Plan, any equity award grant, other than a stock option grant, reduced the number of shares available for issuance under the 2006 Plan by two shares of Common Stock for each share of Common Stock actually subject to such equity award. Effective May 21, 2009, any award granted under the 2006 Plan, other than a stock option, will reduce the number of shares of Common Stock available for issuance under the 2006 Plan by 1.75 shares of Common Stock for each share of Common Stock subject to the award.

(6)	Represents 37,500 shares subject to issuance upon exercise of outstanding stock options under our 1998 Stock Option Plan as of December 31, 2014.

(7)

The 1998 Stock Option Plan was terminated effective May 11, 2006. Accordingly, no new equity awards may be granted out of the 1998 Stock Option Plan. Only previously granted equity awards that are exercised will have shares issued pursuant to such awards under the 1998 Stock Option Plan.

1998 Stock Option Plan

On December 5, 1998, Health Net adopted the 1998 Stock Option Plan, which was amended and restated on May 4, 2000, and further amended on October 13, 2000, December 18, 2000, March 14, 2002, February 28, 2006, January 14, 2009, and December 4, 2013. The Plan was terminated by the Board of Directors effective May 11, 2006. Accordingly, no new equity awards may be granted under the 1998 Stock Option Plan, and only previously granted equity awards that vest and are exercised will result in issuance of securities under the 1998 Stock Option Plan. The purposes of the 1998 Stock Option Plan were to: (1) align the interests of our stockholders and recipients of awards under the plan by increasing the proprietary interest of award recipients in our growth and success; (2) to attract and retain employees and directors and (3) to motivate employees and directors to act in the long-term best interests of our stockholders. The 1998 Stock Option Plan was administered by the Compensation Committee or by the Board of Directors. References in this summary to the Compensation

Committee refer also to the Board of Directors, if and to the extent that the Board of Directors elected to act in an administrative capacity with respect to the Plan. The terms of the Plan permitted the Compensation Committee to delegate some or all of its power and authority under the Plan to officers of Health Net.

General.    Health Net had reserved for issuance under the 1998 Stock Option Plan a total of 8,256,243 shares of Common Stock available for awards, including 500,000 shares available for restricted and bonus stock awards. The number of available shares was subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event or any distribution to holders of Common Stock other than a regular cash dividend. If any award granted under the 1998 Stock Option Plan expires or is terminated for any reason, the shares of Common Stock underlying the award would again be available under the 1998 Stock Option Plan. However, as the 1998 Stock Option Plan was terminated effective May 11, 2006, no new equity awards may be granted out of the 1998 Stock Option Plan.

Awards.    Under the 1998 Stock Option Plan, the Compensation Committee could grant awards consisting of stock options and stock appreciation rights (“SARs”) and stock awards in the form of restricted stock (which may include associated cash awards), RSUs or bonus stock to eligible employees and directors. However, no awards could be granted under the Plan to certain highly compensated officers of Health Net.

•

Stock options.    Stock option awards under the Plan consisted of stock options which are not intended to qualify as “incentive stock options” under the Code. At the time a stock option was granted, the Compensation Committee determined the number of shares of Common Stock subject to the option, the exercise price per share of underlying Common Stock, the period during which the option may be exercised and the restrictions on and conditions to exercise of the option. The exercise price of the option per share of underlying Common Stock had to be at least equal to the fair market value of a share of the Common Stock on the date the option is granted.

•

Stock appreciation rights.    The Compensation Committee could grant SARs in conjunction with a concurrent or pre-existing stock option award. A SAR entitles the holder to receive, upon exercise of the SAR and surrender of the related stock option, shares of Common Stock, cash or a combination of stock and cash with an aggregate value equal to the product of the excess of (1) the fair market value of one share of Common Stock on the date of exercise over (2) the base price of the SAR, multiplied by the number of shares of Common Stock subject to the surrendered stock option. The base price of a SAR is equal to the exercise price per share of the related stock option. The term, exercisability and other provisions of a SAR were fixed by the Compensation Committee. The Compensation Committee determined the period for exercise of a SAR, provided that, the SAR could not be exercised later than the expiration, cancellation, forfeiture or other termination of the related option.

•	Stock awards. The Compensation Committee could award shares of our Common Stock either as a restricted stock award, restricted stock unit award or as bonus stock that is not subject to restriction.

•

Bonus Stock.    Bonus stock was vested upon grant and was not subject to any restriction period, but may have such deferred payment or other restrictions and conditions as the Compensation Committee may have deemed advisable.

•

Restricted Stock.    The Compensation Committee fixed the restrictions, the restriction period and the valuation date and the price, if any, to be paid to the holder of each share of restricted stock subject to the award. The recipient of a restricted stock award is unable to dispose of the shares prior to the expiration of the applicable restricted period. Unless otherwise determined by the Compensation Committee, during the restricted period, the recipient is entitled to vote the shares and receive any regular cash dividends on the shares. In connection with any restricted stock award, the Compensation Committee could authorize the payment of a cash award, subject to restrictions and other terms and conditions prescribed by the Compensation Committee, to the holder of the restricted stock, payable at any time after the restricted stock becomes vested. The amount of the cash award may not exceed 100% of the average fair market value of the restricted stock as determined over a period of 60 consecutive trading days ending on the applicable valuation date.

•

Restricted Stock Units.    An RSU is a right to receive, upon vesting, shares of Common Stock, cash or a combination thereof with a value equal to the fair market value of the Common Stock on the date of vesting. An RSU shall be subject to forfeiture if, during the restriction period, (i) the holder does not remain continuously in the employment of Health Net; or (ii) any specified performance measures are not satisfied. Prior to the settlement of an RSU, the holder of such RSU has no rights as a stockholder of Health Net with respect to any shares subject to the award; however, the agreement evidencing the award could allow the holder of the RSU to receive, on a current or deferred basis, dividend equivalents with respect to the shares of Common Stock in which the award is denominated and may also provide interest on, or the deemed reinvestment of, any deferred dividend equivalents.

Change in Control.    In the event of a “change in control” (as defined in the 1998 Stock Option Plan) all stock options, RSUs and SARs outstanding under the 1998 Stock Option Plan will become immediately exercisable in full and the restrictions on all restricted stock awards will lapse. There are no unvested equity awards outstanding under the 1998 Stock Option Plan and, as described above, no new equity awards may be granted out of this plan. All awards under the Plan are required to be evidenced by a written agreement on terms approved by the Compensation Committee, subject to the provisions of the Plan. An agreement evidencing stock options, RSUs or restricted stock granted under the Plan may contain provisions limiting the acceleration of the exercisability of options and the acceleration of the lapse of restrictions on restricted stock or RSUs in connection with a change in control as the Compensation Committee deems appropriate to ensure that the penalty provisions applicable to excess parachute payments under the Code will not apply to any stock, cash or other property received by the award holder from us.

Termination of Employment or Service.    In the event of the termination of employment or service as a director of the holder of an award, other than in the event of a termination or removal for “Cause” (as defined under the 1998 Stock Option Plan), the Compensation Committee may provide for the vesting of the holder’s restricted stock, RSUs, cash awards and stock options under the Plan. In the event an award holder is terminated (or removed from the Board of Directors) for “Cause,” all of the holder’s restricted stock, RSUs and cash awards under the 1998 Stock Option Plan that remain subject to restrictions will be forfeited and all of the holder’s stock options under the 1998 Stock Option Plan will be terminated.

REPORT OF THE AUDIT COMMITTEE OF THE

BOARD OF DIRECTORS OF HEALTH NET, INC.1

The Audit Committee of the Board of Directors of Health Net, Inc. (the “Company”) issued the following report for inclusion in this proxy statement in connection with the Company’s 2015 Annual Meeting of Stockholders.

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2014 with management.

The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 16 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) and currently in effect.

The Audit Committee has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence from the Company and its management.

Based on the review and discussions referenced above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the SEC.

Frederick C. Yeager (Chairperson)

Theodore F. Craver, Jr.

Gale S. Fitzgerald

Douglas M. Mancino

March 12, 2015

[1]	The material in this report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made on, before, or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

PRINCIPAL INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

Principal Accountant Fees and Services

The following table shows the fees (in thousands) billed to us by Deloitte & Touche LLP for each of the years ended December 31, 2014 and 2013.

	2014	2013
Audit fees(a)	$6,900	$7,044
Audit-related fees(b)	950	992
Total audit and audit-related fees	7,850	8,036
Tax fees(c)	1,669	1,224
All other fees	0	0
Total fees(d)	$9,519	$9,260

(a)

Includes fees for the annual audit of the consolidated financial statements, quarterly reviews and stand-alone audits of regulated subsidiaries, and audit of internal controls over financial reporting.

(b)	Includes fees for audits of employee benefit plans, consultations on accounting standards or transactions and audits and actuarial certifications.

(c)	Includes fees for income tax compliance services and other tax services.

(d)	All such fees were pre-approved by the Audit Committee.

Approval of Non-Audit Services

The Audit Committee approved the following non-audit services that were performed by Deloitte & Touche LLP, our independent registered public accountant during 2014: (1) audit related services such as (i) employee benefit plan audits, (ii) actuarial certification services, and (iii) accounting and financial reporting standards consultation; and (2) certain other miscellaneous non-audit services permitted under Section 10A of the Exchange Act, including without limitation, tax compliance and other tax services.

From and after the effective date of the SEC rule requiring Audit Committee pre-approval of all audit and permissible non-audit services provided by independent registered public accountants, the Audit Committee has approved all audit and permissible non-audit services prior to such services being provided by Deloitte & Touche LLP. In the event that an unanticipated need for audit and/or non-audit services arises between regularly scheduled Audit Committee meetings, the Audit Committee has delegated pre-approval authority to its Chairperson. The Chairperson shall report any such pre-approval requests and related decisions to the Audit Committee at its next regularly scheduled meeting.

ITEM 2—RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has selected Deloitte & Touche LLP to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2015. Deloitte & Touche LLP has served in this capacity since June 3, 1994. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions of stockholders and to make a statement if they desire.

The Board of Directors is submitting the ratification of the selection of Deloitte & Touche LLP to stockholders as a matter of good corporate practice, although it is not required to do so. Should the stockholders fail to provide such ratification, the Board of Directors will reconsider its approval of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2015. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a new independent registered accounting firm at any time during the fiscal year if the Board of Directors feels that such a change would be in our and our stockholders best interests.

The Board of Directors recommends a vote “FOR” Item 2

to ratify the selection of Deloitte & Touche LLP as our

independent registered public accounting firm for the fiscal year ending December 31, 2015.

ITEM 3—ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE

OFFICERS

Background

We are asking our stockholders to vote upon a resolution to approve, on a non-binding, advisory basis, the compensation of our named executive officers (which consist of our Chief Executive Officer, Chief Financial and Operating Officer, former Chief Financial Officer and our next three highest paid executives) as set forth in this proxy statement. This vote is commonly referred to as a “Say-on-Pay” vote because it gives stockholders a direct opportunity to express their approval or disapproval to the Company regarding our compensation practices.

In our proxy statement distributed to our stockholders in connection with our 2011 Annual Meeting of Stockholders (the “2011 Annual Meeting”), the Board of Directors recommended a vote in favor of holding a Say-on-Pay vote on an annual basis, and a strong majority of the votes cast by our stockholders at the 2011 Annual Meeting agreed with this recommendation. The Board of Directors considered this strong preference by our stockholders, and subsequently determined that the Company would hold a Say-on-Pay vote on an annual basis until the next non-binding, advisory vote on the frequency of holding a Say-on-Pay vote occurs. Unless the Board of Directors modifies its policy on the frequency of future Say-on-Pay votes, the next Say-on-Pay vote will be held at our 2016 Annual Meeting of Stockholders.

Summary

At our 2014 Annual Meeting of Stockholders, our stockholders approved the compensation of our named executive officers, with over 97% of the votes cast in favor of the Say-on-Pay proposal. We believe this affirms our stockholders’ support of our approach to executive compensation.

As described more fully in the “Executive Compensation” section of this proxy statement, including the “Compensation Discussion and Analysis” section therein, the tabular disclosures regarding such compensation and the accompanying narrative disclosures, our executive compensation programs are designed to enable us to attract, retain and motivate top talent, who are critical to our success. These programs link compensation to the achievement of pre-established performance targets and other key factors within each executive’s area of responsibility and provide long-term incentive compensation that focuses our executives’ efforts on building stockholder value by aligning their interests with those of our stockholders. The following is a summary of some of the key points of our executive compensation program. We urge our stockholders to review the “Executive Compensation” section of this proxy statement for more information.

Highlights of our compensation program for our named executive officers include:

•

The key elements of our compensation for named executive officers are designed to put a significant portion of executive pay “at risk” to motivate and challenge our named executive officers to achieve positive results for stockholders. In 2014, approximately 74% on average, of the target total direct compensation of our named executive officers was “at risk,” in the form of annual cash incentive and equity-incentive compensation.

•

Under our MIP, our named executive officers are eligible for annual cash incentive awards. If a pre-established funding threshold is met, the Company’s performance, including with respect to certain strategic initiatives, and each named executive officer’s individual performance with regard to certain performance factors are considered when determining the actual award amounts to help ensure that business goals are accomplished.

•	The largest portion of potential compensation for our named executive officers is long-term equity compensation in the form of PSUs and service-based RSUs with multi-year vesting periods.

•

Commencing with PSU grants made under our 2014 annual equity award program, we eliminated single-trigger accelerated payments of PSUs upon a change in control of the Company in favor of a double-trigger acceleration provision. Our other employee equity vehicles (i.e., stock options and RSUs) continue to have double-trigger acceleration provisions.

•

We have a formal compensation recovery policy for the recovery of cash- or equity-based incentive compensation and profits realized from the sale of securities from our current executive officers (and certain other employees identified by the Board of Directors) following such employee’s engagement in (i) certain fraudulent, intentional, willful or grossly negligent misconduct that ultimately results in our being required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under U.S. federal securities laws, or (ii) conduct that constitutes “cause” under such employee’s employment agreement. The scope of our compensation recovery policy is broader than the provisions of the Sarbanes-Oxley Act of 2002 regarding compensation recovery.

•

The Compensation Committee has established stock ownership guidelines which require each of our named executive officers to hold qualifying shareholdings with a value equal to or in excess of a multiple of his or her annual base salary.

•

We generally do not permit tax gross-up payments in connection with perquisites provided to executive officers, except pursuant to certain Company-wide policies which are limited in nature. We also do not permit tax gross-up payments under Section 280G of the Code on severance and change in control pay for any person who became an executive officer after 2007.

Recommendation

Our Board of Directors believes that the information provided above and within the “Executive Compensation” section of this proxy statement demonstrates that our executive compensation programs are designed appropriately and are working to ensure that management’s interests are aligned with our stockholders’ interests to support long-term value creation.

Accordingly, the following resolution will be submitted for a stockholder vote at the annual meeting:

RESOLVED, that the stockholders of Health Net, Inc. approve, on an advisory basis, the compensation of Health Net, Inc.’s named executive officers, as disclosed in the Compensation Discussion and Analysis, compensation tables and related narrative discussion set forth in this proxy statement.

While the Say-on-Pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors, the Compensation Committee will consider the outcome of the vote, along with other relevant factors, when making future executive compensation decisions.

The Board of Directors recommends a vote “FOR” Item 3

to adopt the resolution approving the compensation of the Company’s named executive officers,

as described in the Compensation Discussion and Analysis section and the related tabular and narrative disclosure set forth in this proxy statement.

ITEM 4—APPROVAL OF THE HEALTH NET, INC. AMENDED AND RESTATED 2006 LONG-TERM INCENTIVE PLAN

Introduction

On March 13, 2015, upon the recommendation of the Compensation Committee, the Board of Directors adopted the amendment and restatement of the Health Net, Inc. 2006 Long-Term Incentive Plan (the “Restated Plan”), which makes changes to the Health Net, Inc. 2006 Long-Term Incentive Plan, as amended (the “2006 Plan”). The Restated Plan will become effective upon its approval by the Company’s stockholders. In the event the Restated Plan is not approved by the Company’s stockholders, the 2006 Plan will continue to operate in accordance with its terms. The Board of Directors recommends that the stockholders vote to approve the Restated Plan for the reasons indicated below.

Among other things, the Restated Plan:

•

Increases the number of shares of Common Stock reserved for issuance under the 2006 Plan by 4,300,000 shares, thereby increasing the total number of shares reserved for issuance under the Restated Plan from 13,750,000 to 18,050,000, subject to the terms of the Restated Plan;

•	Imposes a maximum aggregate grant date fair value limit on equity grants to individual non-employee members of the Board of Directors during any calendar year of $550,000;

•

Clarifies that dividend equivalents with respect to equity awards with performance-based vesting conditions that are based on dividends paid prior to the vesting of such awards will be paid out to the participant only to the extent that the performance-based vesting conditions are subsequently satisfied and the award vests;

•

Provides for double-trigger acceleration of equity awards (i.e., full acceleration of awards upon qualifying terminations on or within the two-year period following a change in control, if awards are assumed or substituted in connection with a change in control), subject to the terms of the Restated Plan;

•	Provides that all awards are subject to the provisions of any claw-back policy implemented by the Company to the extent applicable;

•	Imposes a one-year minimum vesting condition on awards granted after May 8, 2015, subject to the terms of the Restated Plan; and

•	Modifies various other provisions related to the administration and interpretation of the plan.

The Company’s named executive officers and members of the Board of Directors will be eligible to receive grants under the Restated Plan and therefore have an interest in this item.

Background and Purpose of the Restated Plan

The Compensation Committee and the Board of Directors believe that it is in the best interests of the Company and its stockholders to provide, through the Restated Plan, a comprehensive equity and long-term compensation program designed to enable the Company to attract, retain and reward employees of the Company and certain of its subsidiaries and non-employee directors of the Company. The Compensation Committee and the Board of Directors also believe that long-term equity compensation is essential to link executive compensation with long-term stockholder value creation. Equity compensation represents a significant portion of the compensation package for our key employees. Since our equity awards generally vest over several years, the value ultimately realized from these awards depends on the long-term value of our Common Stock. We strongly believe that granting equity awards motivates employees to think and act like owners, rewarding them when value is created for stockholders.

The Restated Plan provides for a broad range of types of awards to enable the Company to respond to market trends and to tailor incentives to its business goals. In particular, the Restated Plan authorizes the grant of stock options, restricted stock, restricted stock units (“RSUs”), bonus stock and performance awards, which in certain cases can be settled in the form of equity or cash.

Current Overview of Outstanding Equity Information

The 2006 Plan is the only active equity plan under which equity awards may be made by the Company. Certain outstanding awards, as set forth in the table below, were granted under the Health Net, Inc. 2005 Long-Term Incentive Plan, as amended (the “2005 Plan,” which is deemed to include shares subject to or issued pursuant to awards under the Health Net, Inc. 2002 Stock Option Plan or the Health Net, Inc. 1997 Stock Option Plan), and the shares of Common Stock subject to such awards will be added back to the share reserve under the 2006 Plan to the extent such shares remain unissued upon the expiration, termination, cancellation or forfeiture of such award or the settlement of such award in cash (collectively, “Forfeitures”). The Restated Plan authorizes an additional 4,300,000 shares for awards (representing approximately 5.59% of the outstanding shares of Common Stock as of March 11, 2015). Annual grant levels for the preceding three fiscal years (2012-2014) have averaged approximately 1.04 million full value shares (or 1.82 million option-equivalent shares per year counted against authorized shares available for issuance under the 2006 Plan) for an average annual burn rate of approximately 2.23%. The “burn rate” is the ratio of the number of option-equivalent shares granted under the 2006 Plan during a fiscal year to the number of the Company’s diluted weighted average common shares outstanding at the corresponding fiscal year-end.

Set forth below is the number of shares available for issuance pursuant to outstanding and future equity awards under the 2006 Plan and 2005 Plan, as of March 11, 2015:

Plan Name	Shares Subject to Outstanding Stock Options[1]	Full-Value Award Shares Outstanding	Shares Remaining Available for Future Grant
2006 Plan	1,283,630	1,546,453	1,813,050
2005 Plan	491,397	0	0

[1]	As of March 11, 2015, the approximately 1.78 million options outstanding had a weighted average exercise price of $32.87 and a weighted average remaining life of 1.88 years.

The above total of approximately 5.13 million shares represents an overhang of approximately 6.67% based on outstanding shares of Common Stock as of March 11, 2015. If the Restated Plan is approved, the additional 4,300,000 shares available for issuance would increase the overhang to 12.26%. The Company calculates “overhang” as the total of (a) shares underlying outstanding awards plus shares available for issuance under future equity awards, divided by (b) the total number of shares outstanding as of a given date.

When considering the number of additional shares to add to the 2006 Plan, the Compensation Committee and the Board of Directors reviewed, among other things, the potential dilution to the Company’s current stockholders as measured by burn rate and overhang, and projected future share usage. The projected future usage of shares for long-term incentive awards under the 2006 Plan was reviewed under scenarios based on a variety of assumptions. Depending on assumptions, the 4,300,000 shares to be added to the 2006 Plan pursuant to the Restated Plan, in combination with the remaining authorized shares and shares to be added back to the 2006 Plan from Forfeitures of awards granted under the 2006 Plan and the 2005 Plan, are expected to satisfy the Company’s equity compensation needs through at least the 2018 Annual Meeting.

As of March 11, 2015, approximately 390 of the Company’s employees, 8 executive officers and 9 non-employee directors were eligible to participate in the Restated Plan. The closing price of the Common Stock on March 11, 2015 was $57.01.

Summary of the Restated Plan

The following summarizes the material features of the Restated Plan. The summary is subject to and qualified in its entirety by reference to the terms of the Restated Plan document, which is included as Appendix A to this proxy statement.

Administration of the Restated Plan. The Restated Plan is administered by the Compensation Committee, which shall, subject to the terms of the Restated Plan, select participants for participation in the Restated Plan and determine the terms and conditions of awards granted under the Restated Plan, including, without limitation, the form of the agreement evidencing the awards. The Compensation Committee also has the authority to, subject to the terms of the Restated Plan, interpret the Restated Plan and the application thereof, establish rules and regulations it deems necessary or desirable to effectuate the purposes of the Restated Plan and may impose, incidental to the grant of an award, conditions with respect to the award. Notwithstanding anything in the Restated Plan to the contrary, the functions of the Compensation Committee shall be performed by the Board of Directors with respect to participants who are non-employee directors.

The Compensation Committee may delegate some or all of its power and authority to one or more of its members or one or more of our officers as it deems appropriate, other than its power and authority: (i) with regard to the grant of an award to any person who is or is likely to be a “covered employee” with respect to awards intended to constitute “performance-based compensation” under Section 162(m), (ii) with regard to the grant of any award to a person who is subject to Section 16 of the Exchange Act or (iii) to the extent any other law, regulation or listing standard requires that such power or authority be exercised by the Compensation Committee as a whole.

Eligibility. The Compensation Committee may select from time to time employees of the Company or certain of its subsidiaries and the Board of Directors may select from time to time non-employee directors of the Company to participate in the Restated Plan.

Shares Available Under the Restated Plan. The maximum number of shares of Common Stock for which grants may be made under the Restated Plan is equal to the sum of (x) 18,050,000 shares and (y) any shares of Common Stock subject to awards outstanding under the 2005 Plan (including shares subject to or issued pursuant to awards under the 2002 Plan or the Health Net, Inc. 1997 Stock Option Plan) that remain unissued upon the Forfeiture of such award. However, the number of shares authorized for grant as incentive stock options shall not exceed 350,000 shares of Common Stock. For purposes of calculating the shares that remain available for issuance for grants under the Restated Plan, each stock option will be treated as using one available share for each share actually subject to the grant, and each other type of grant (referred to as “full-value grants”) will be treated as using more than one available share for each share actually subject to the grant. The Restated Plan calls for a debiting rate for full-value grants of 1.75 to 1. These different debiting rates for full-value grants and stock options are designed to reflect the possibility that full-value grants may be more dilutive than stock options. Having a higher debiting rate for full-value grants is intended to protect the Company’s existing stockholders from the possibly greater dilutive effect of full-value grants. Shares of Common Stock shall be made available for issuance under the Restated Plan from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

If all or a portion of an award granted under the Restated Plan is Forfeited (or the Compensation Committee determines to settle an award in cash, whether determined on the date of grant or a later date), the shares subject to such portion of the grant Forfeited (or determined to be settled in cash) will be added back to the number of shares remaining available for issuance for future grants under the Restated Plan with respect to the number of shares deemed to have been subject to the award as of the date of grant or the portion thereof that was Forfeited. Shares tendered by a participant or withheld by the Company in payment of the grant or exercise price or to satisfy any tax withholding obligation of an award will not be added back to the number of shares remaining available for future grants under the Restated Plan.

Individual and Director Limitations. The aggregate maximum number of shares of Common Stock as to which grants may be made to a single participant under the Restated Plan is three million shares. The maximum aggregate grant date fair value of grants that may be made to a single non-employee director in a single calendar year is $550,000.

Types of Awards. The Restated Plan authorizes the Compensation Committee to grant stock options, restricted stock and bonus stock, restricted stock units (“RSUs”), with or without dividend equivalents, and performance awards, with or without dividend equivalents, subject to the terms of the Restated Plan.

Stock Options.    The Compensation Committee may grant stock options qualifying as incentive stock options under the Internal Revenue Code of 1986, as amended, (“ISOs”). The Compensation Committee may also grant non-qualified stock options under the Restated Plan. The term of each stock option will be fixed by the

Compensation Committee, but may not exceed seven years, subject to ISO regulations related to Ten Percent Holders (as defined in the Restated Plan). The exercise price for each stock option may not be less than the fair market value of Common Stock on the date of grant, subject to ISO regulations related to Ten Percent Holders (as defined in the Restated Plan). Stock options will vest and become exercisable as determined by the Compensation Committee.

Bonus Stock and Restricted Stock.    The Compensation Committee may also award bonus stock awards, which are stock awards that are vested upon grant, and restricted stock awards, which consist of shares of Common Stock subject to such vesting requirements as the Compensation Committee may determine. These requirements may include continued services for a specified period and/or achievement of specified performance goals. Generally, the holder of restricted stock shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends or other distributions and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a dividend or distribution with respect to shares of Common Stock, other than a regular cash dividend or any other distribution as the Compensation Committee may in its sole discretion designate, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such dividend or distribution was made. However, with respect to a share of restricted stock subject to performance-based vesting, dividends that are paid prior to vesting will only be paid out to a participant to the extent that the performance-based vesting conditions are subsequently satisfied and the share of restricted stock vests. Shares of restricted stock shall not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in the Restated Plan or the award agreement.

Restricted Stock Units (RSUs).    The Compensation Committee may also award RSUs representing a right which entitles the holder thereof to receive, upon vesting, shares of Common Stock, cash or a combination thereof, as determined by the Compensation Committee, with an aggregate value equal to the fair market value of one share of Common Stock on the date of vesting. These requirements may include continued services for a specified period and/or achievement of specified performance goals. A participant to whom RSUs are granted will not have any rights as a stockholder with respect to the shares of Common Stock subject to such award, unless and until they are settled in shares of Common Stock. RSUs may or may not be granted with dividend equivalent rights. Dividend equivalents with respect to a grant with performance-based vesting that are based on dividends paid prior to the vesting of such grant shall be paid out to the participant only to the extent that the performance-based vesting conditions are subsequently satisfied and the grant vests.

Performance Awards.    Performance awards may also be granted pursuant to the Restated Plan. Performance awards are payable upon the attainment of pre-established performance goals and criteria established by the Compensation Committee. Performance awards may be paid in cash, shares of Common Stock (including shares of restricted stock) or a combination of cash and shares, as determined by the Compensation Committee. The Compensation Committee may specify whether such awards are intended to constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and any such awards that are intended to qualify under Section 162(m) of the Code will be based upon the attainment of specified levels of one or more of the following measures: the attainment by a share of Common Stock of a specified fair market value for a specified period of time; total shareholder return over a specified period of time (which may be relative to a peer group); earnings per share; earnings before interest, taxes, depreciation or amortization (or any combination thereof); direct margin; expense reduction; customer satisfaction survey results; employee satisfaction survey results; member retention; net income (either before or after taxes); operating income; revenues; profit margin; cash flow(s); financial return ratios; return on equity; and strategic business criteria, consisting of one or more objectives based on achieving specified revenue, market penetration, or geographic or other business expansion goals, or cost targets, or goals relating to acquisitions or divestitures, or any combination of the foregoing. Each such criteria, objectives and goals may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, reportable segments, divisions, or operating units) or the past or current performance of other companies or indices (or a combination of such past and current performance). In the case of earnings-based measures, performance goals may include comparisons relating to capital (including, but limited to, the cost of capital), shareholders’ equity, shares outstanding, assets or net assets, or any combination thereof. Performance goals shall be subject to such other special rules and conditions as the Compensation Committee may establish at any time prior to or within the performance period. The Compensation Committee, in its sole discretion, may provide at the time of grant that one or more objectively determinable adjustments shall be made to one or more of the performance measures or performance goals. Subject to Section 162(m) of the Code with respect to an award that is intended to be qualified performance-based compensation, the Compensation Committee, in its sole discretion at any time on or prior to the date the Compensation Committee determines the achievement of the performance measures or performance goals or other terms and conditions, may amend or adjust the performance measures or performance goals of an outstanding award in its sole discretion, including without limitation, in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in law or accounting principles. Performance awards may or may not be granted with dividend equivalent rights. Dividend equivalents with respect to a grant with performance-based vesting that are based on dividends paid prior to the vesting of such grant shall be paid out to the participant only to the extent that the performance-based vesting conditions are subsequently satisfied and the grant vests.

Certain Transactions.

Adjustments.    The Compensation Committee has broad discretion to take action under the Restated Plan and to make adjustments to the terms and conditions of existing and future awards. The Compensation Committee is further authorized to provide for the adjustment, acceleration, cash-out, termination, assumption, substitution or conversion of awards in connection with certain transactions, including but not limited to any unusual or nonrecurring transactions or events affecting the Company, to, among other things, prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Restated Plan or with respect to any award under the Restated Plan, give effect to changes in applicable law or accounting standards and facilitate such transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the Compensation Committee will make such equitable adjustments, if any, as the Compensation Committee deems appropriate in its sole discretion, including but not limited to adjustments to: (i) the maximum number and kind of securities that may be issued under the Restated Plan; (ii) the maximum number and kind of securities that may be issued under the Restated Plan to any person, (iii) the manner in which full-value grants will be counted; (iv) the number and kind of shares subject to outstanding awards under the Restated Plan; and (v) the grant or exercise price per share of any outstanding awards under the Restated Plan.

Change in Control.    In the event of a change in control, unless the Compensation Committee elects to terminate an award in exchange for cash, rights or other property, an award shall continue in effect or be assumed or substituted by the acquirer. If such award is assumed or substituted, and a participant’s employment is terminated on or within two years following the change in control by the Company without cause or by the participant under circumstances which entitle the participant to change in control severance benefits under an individual agreement with the Company or under the Company’s severance policies, such award will fully vest. In addition, if an award held by a non-employee director is assumed or substituted and such non-employee director’s service on the board is involuntarily terminated without cause on or within two years following the change in control, such award will fully vest. Notwithstanding the foregoing, in the event of a change in control, awards subject to performance-based vesting will be treated as set forth in the applicable agreement, and in the absence of applicable terms and conditions, in the Compensation Committee’s discretion. If the acquirer does not assume or substitute awards granted under the plan, the Compensation Committee may cause any or all of such awards to (i) terminate in exchange for cash, rights or other property or (ii) become fully vested and exercisable.

Minimum Vesting. Awards granted on or after May 8, 2015 shall vest no earlier than the first anniversary of the applicable grant date, subject to certain accelerations of vesting pursuant to the terms of the Restated Plan.

Forfeiture and Clawback. All awards granted under the Restated Plan are subject to the provisions of any clawback policy implemented by the Company, including without limitation, any clawback policy adopted to comply with the requirements of applicable law, to the extent set forth in such clawback policy or the applicable award agreement.

Transferability. Awards under the Restated Plan are generally non-transferable other than pursuant to a beneficiary designation effective on the participant’s death or, with respect to awards other than ISOs, as permitted by the Compensation Committee. Except under the foregoing exceptions, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process.

Tax Withholding. The Company may require the payment of any taxes that are required to be withheld or paid with respect to grants under the Restated Plan prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made under the Restated Plan. Unless otherwise set forth in the applicable award agreement or determined by the Company, payments may be made by any of the following means: cash; withholding of whole shares of Common Stock or cash that would otherwise be delivered pursuant to the award; delivery (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock; in the case of the exercise of an option, to the extent legally permissible, a cash payment by a broker-dealer acceptable to the Company to whom the holder has submitted an irrevocable notice of exercise; or certain combinations of the foregoing.

Amendment and Termination of the Restated Plan. The Restated Plan may be amended or terminated by the Board of Directors at any time, subject to any stockholder approval requirement under applicable law, rule or regulation; provided, that, no amendment may impair the rights of the holder of an outstanding award without his or her consent. No ISO may be granted under the Restated Plan after the tenth anniversary of the date the Restated Plan is adopted by the Board of Directors.

Amendment and Termination of Award Agreements. Any award agreement may be modified or amended at any time by the Compensation Committee, provided that no modification or amendment may adversely affect the rights of the holder of an outstanding award without his or her consent.

No Repricing or Option Exchange. No stock option may be modified by reducing its exercise price, or cancelled and replaced with a new stock option with a lower exercise price, except as permitted by the adjustment provisions of the Restated Plan or with stockholder approval. Further, no stock option may be cancelled in exchange for cash or another grant when the stock option per share exercise price exceeds the fair market value of the underlying share of Common Stock, except as permitted by the adjustment provisions of the Restated Plan or with stockholder approval.

Estimate of Benefits; New Plan Benefits

The number of awards that our named executive officers, non-employee directors, other executive officers and other employees may receive under the Restated Plan will be determined in the discretion of our Board of Directors or Compensation Committee, as applicable, in the future, and except with respect to annual and initial grants of restricted stock units that will be awarded to non-employee directors serving on our Board of Directors, which are shown in the table below, neither our Board of Directors nor Compensation Committee have made any determination to make future grants to any persons under the Restated Plan as of the date of this Proxy Statement. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the Restated Plan or the benefits that would have been received by such participants if the Restated Plan had been in effect in the year ended December 31, 2014. The 2015 annual grant of restricted stock units that will be awarded to non-employee directors serving on our Board of Directors on the day following the date of the 2015 Annual Meeting is shown in the table below.

Name and Position	Dollar Value of Restricted Stock Units ($)	Grants of Restricted Stock Units (#)
Jay M. Gellert, President and Chief Executive Officer	—	—
James E. Woys, Executive Vice President, Chief Financial and Operating Officer and Interim Treasurer	—	—
Juanell Hefner, Chief Administration Officer	—	—
Steven D. Tough, President, Government Programs	—	—
Steven J. Sell, Western Region Health Plan	—	—
Joseph C. Capezza, former Executive Vice President, Chief Financial Officer and Treasurer	—	—
Executive Group	—	—
Non-Executive Director Group(1)	$1,059,945	—
Non-Executive Officer Employee Group	—	—

(1)

Pursuant to our director compensation program, each non-employee director serving on our Board of Directors, except for Mr. Miller, will receive an annual award of RSUs with a value of $130,000 on the day following the date of the 2015 Annual Meeting, calculated based on the fair market value of the shares underlying the RSUs on the date of grant, which will vest as to one-third of the RSUs on each of the first three anniversaries of the date of grant. Since Mr. Miller received his initial equity grant in connection with his appointment to the Board of Directors on March 12, 2015, he will receive a pro-rated annual award of RSUs with a value of $19,945, which is based upon the number of calendar days Mr. Miller served on the Board of Directors from the date of his appointment until the date of the 2015 Annual Meeting.

Awards Granted to Certain Persons

The following table shows the number of shares of our Common Stock subject to equity awards granted under the 2006 Plan from its inception through March 11, 2015:

Name	Stock Options	RSUs	Performance Stock Units
Named Executive Officers
Jay M. Gellert, President and Chief Executive Officer	429,750	333,300	617,401
James E. Woys, Executive Vice President, Chief Financial and Operating Officer and Interim Treasurer	223,200	233,425	396,675
Juanell Hefner, Chief Administration Officer	42,650	69,016	118,417
Steven D. Tough, President, Government Programs	102,600	99,625	177,800
Steven J. Sell, President, Western Region Health Plan	113,600	85,250	125,350
Joseph C. Capezza, former Executive Vice President, Chief Financial Officer and Treasurer	137,250	117,250	170,463

All current executive officers as a group	1,042,425	1,020,903	1,694,698

Current director nominees(1)
Mary Anne Citrino	18,959	16,596	0
Theodore F. Craver, Jr.	61,559	16,596	0
Vicki B. Escarra	59,772	16,596	0
Gale S. Fitzgerald	61,559	16,596	0
Roger F. Greaves	61,559	16,596	0
Douglas M. Mancino	0	11,245	0
George Miller	0	0	0
Bruce G. Willison	61,559	16,596	0
Frederick C. Yeager	61,559	16,596	0

All current non-executive officer directors as a group	448,085	144,013	0
Associate of any such directors, executive officers or nominees	0	0	0
Other persons who received or are to receive 5% of such options or rights	0	0	0
All non-executive officer employees as a group	487,709	2,691,740	366,353

(1)	Mr. Gellert’s information is listed under “Named Executive Officers” in this table.

Certain Federal Income Tax Consequences

The following is a brief description of the principal United States federal income tax consequences related to grants made under the Restated Plan and certain other United States federal income tax issues. It is not intended as tax advice to participants, who should consult their own tax advisors.

Non-Qualified Stock Options. A participant will not be subject to tax at the time a non-qualified stock option is granted, and no tax deduction will then be available to the Company. Upon the exercise of a non-qualified stock option, an amount equal to the difference between the exercise price and the fair market value of the shares acquired on the date of exercise will be included in the participant’s ordinary income and the Company will generally be entitled to deduct the same amount. Upon disposition of shares acquired upon exercise, appreciation or depreciation after the date of exercise will generally be treated by the participant or transferee of the non-qualified stock option as either capital gain or capital loss.

Incentive Stock Options (ISOs). A participant will not be subject to regular income tax at the time an ISO is granted or exercised, and no tax deduction will then be available to the Company; however, the participant may be subject to the alternative minimum tax on the excess of the fair market value of the shares received upon exercise of the ISO over the exercise price. Upon disposition of the shares acquired upon exercise of an ISO, capital gain or capital loss will generally be recognized in an amount equal to the difference between the sale price and the exercise price, as long as the participant has not disposed of the shares within two years after the date of grant or within one year after the date of exercise and has been employed by the Company at all times from the grant date until the date three months before the date of exercise (one year in the case of permanent disability). If the participant disposes of the shares without satisfying both the holding period and employment requirements, the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price but, in the case of a failure to satisfy the holding period requirement, not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss.

The Company is not entitled to a tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.

Other Grants. The current federal income tax consequences of other grants authorized under the Restated Plan generally follow certain basic patterns: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); RSUs, dividend equivalents, bonus stock and performance awards are generally subject to tax at the time of payment. Compensation otherwise effectively deferred is taxed when paid (other than employment taxes which are generally paid at the time such compensation is deferred or vested). In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) with respect to covered employees.

Section 162(m) of the Internal Revenue Code. Section 162(m) generally places a $1,000,000 annual limit on a company’s tax deduction for compensation paid to a public company’s chief executive officer and the other three highest paid officers (other than the chief financial officer) named in its proxy statement. This limit does not apply to compensation that satisfies the applicable requirements for the “performance-based compensation” exception (“performance exception”), including approval by stockholders of the material terms of the compensation. In order to qualify for the performance exception, Section 162(m) generally requires that:

•	The compensation must be paid solely upon account of the attainment of one or more pre-established objective performance goals;

•	The performance goals must be established by a compensation committee comprised of two or more “outside directors”;

•	The material terms of the performance goals (including the maximum amount of compensation that could be paid to the employee) must be disclosed to and approved by the shareholders; and

•	The compensation committee of “outside directors” must certify that the performance goals have been met prior to payment.

Section 162(m) contains a special rule for stock options, which generally provides that stock options will satisfy the qualified performance-based compensation exception if the awards are made by a qualifying compensation committee, the plan sets forth the maximum number of shares that can be granted to any person within a specified period, the material terms of the plan are disclosed to and approved by the shareholders and the compensation is based solely on an increase in the stock price after the grant date.

Commencing in 2013, the ACA imposes a $500,000 cap for health insurance companies, including us, on the deductibility of compensation under Section 162(m) of the Code and, among other things, eliminates the exception for performance-based compensation.

For these and other reasons, the Compensation Committee may make grants for which the Company’s tax deductions may be limited or eliminated as a result of the application of Section 162(m). Further, if grants vest or are paid on an accelerated basis upon a change in control or a subsequent termination of employment, some or all of the value of that acceleration may be considered an “excess parachute payment” under Section 280G of the

Internal Revenue Code, which would result in the imposition of a 20 percent federal excise tax on the recipients of the excess parachute payments and a loss of the Company’s deduction for the excess parachute payments.

Section 409A of the Internal Revenue Code. Section 409A of the Internal Revenue Code (“Section 409A”), which was enacted as part of the American Jobs Creation Act in late 2004, substantially changed the federal income tax law applicable to non-qualified deferred compensation, including certain equity-based compensation. The terms and conditions governing any grants that the Compensation Committee determines will be subject to Section 409A, including any rules for elective or mandatory deferral of the delivery of cash or shares of Common Stock pursuant thereto, must be set forth in writing, and must comply in all respects with Section 409A. In addition, to the extent any grant is subject to Section 409A, notwithstanding any provision of the Restated Plan to the contrary, the Restated Plan does not permit the acceleration of the time or schedule of any distribution related to such grant, except as permitted by Section 409A.

Recommendation

The Board believes that the Restated Plan, which continues to provide the ability to link participants’ pay to stockholder returns, is a critical compensation component in the Company’s ability to attract, retain and motivate employees and non-employee directors by aligning their interests with the interests of the Company’s stockholders.

The Board of Directors recommends a vote “FOR” Item 4 to approve the Health Net, Inc. Amended and Restated 2006 Long-Term Incentive Plan.

STOCKHOLDER PROPOSALS FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

Stockholder proposals to be made at the 2016 Annual Meeting of Stockholders must be received at our principal executive offices by November 27, 2015, 120 calendar days before the anniversary date of the mailing of Health Net’s proxy statement to stockholders in connection with the 2015 Annual Meeting of Stockholders, in order to be eligible for inclusion in our proxy statement and form of proxy relating to that meeting pursuant to Rule 14a-8 under the Exchange Act; provided, however, that if the date of the 2016 Annual Meeting of Stockholders has been changed by more than 30 days from May 7, 2016, then the deadline for inclusion is a reasonable time before we begin to print and send our proxy materials for that meeting. Our bylaws require that notice of stockholder proposals to be made at the 2016 Annual Meeting of Stockholders outside the processes of Rule 14a-8 under the Exchange Act be submitted to us in accordance with the requirements of the bylaws no earlier than January 8, 2016, 120 days prior to the anniversary date of the 2015 Annual Meeting of Stockholders, or later than February 7, 2016, 90 days prior to the anniversary date of the 2015 Annual Meeting of Stockholders, provided that, in the event that the 2016 Annual Meeting of Stockholders is called for a date that is earlier than 25 days before such anniversary date or later than 25 days after such anniversary date, notice of stockholder proposals and director nominations, to be timely, must be received not later than the close of business on the tenth day following the day on which our notice of the date of the 2016 Annual Meeting of Stockholders is mailed or public disclosure of such date is made, whichever first occurs.

Pursuant to our bylaws, notice of stockholder proposals must be in proper written form, setting forth, as to each matter the stockholder proposes to bring before the meeting, the following:

•	a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

•	the name and record address of such stockholder;

•	the class or series and number of shares of our stock which are owned beneficially or of record by such stockholder;

•

a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal and any material interest of such stockholder therein; and

•	a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring the proposed business before the meeting.

Similarly, stockholder nominations for director must set forth the following in writing:

•

as to each proposed nominee, all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including, but not limited to, the person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and

•	as to the stockholder making the nomination:

•	their name and record address, as they appear on our books,

•	the class or series and number of shares of our stock which are owned beneficially or of record by such stockholder;

•

a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nominations are to be made by the stockholder;

•	a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in the notice; and

•	any other information required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders, cost savings for companies and benefits for the environment.

This year, a number of banks and brokers with account holders who are our stockholders will be householding our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker, direct your written request to Investor Relations, Health Net, Inc., 21650 Oxnard Street, Woodland Hills, California 91367, or contact Investor Relations by telephone at (800) 291-6911. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their bank or broker.

Incorporation by Reference

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act which might incorporate future filings made by us under those statutes, neither the preceding Report of the Compensation Committee nor the Report of the Audit Committee will be incorporated by reference into any of those prior filings, nor will any such report be incorporated by reference into any future filings made by us under those statutes, except to the extent we specifically incorporate such reports by reference therein. In addition, information on our Internet website or on other website addresses provided in this proxy statement, other than our proxy statement and form of proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.

Forward-Looking Statements

This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements relate to expectations concerning matters that are not historical facts. These forward-looking statements include, but are not limited to, statements related to risks associated with our compensation programs and our board’s role in risk oversight. Readers are cautioned that these forward-looking statements are based on current expectations and are subject to risks, uncertainties, and assumptions that are difficult to predict. Except as may be required by law, we undertake no obligation to revise or update any forward-looking statements for any reason. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the risk factors in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2014, in our subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and other filings with the SEC.

COMMUNICATION WITH DIRECTORS

The Board of Directors has established a process to receive communications from stockholders and other interested parties (collectively, “Interested Parties”). Interested Parties may contact any member (or all members) of the Board of Directors by mail. To communicate with the Board of Directors, any individual director, or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent “c/o Corporate Secretary” at 21650 Oxnard Street, Woodland Hills, California 91367.

All communications received as set forth in the preceding paragraph will be opened by the office of our General Counsel for the sole purpose of determining whether the contents represent a message to our directors.

Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board of Directors or any group or committee of directors, the General Counsel’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope is addressed.

Upon written request by any stockholder, we will provide without charge a copy of our Annual Report on Form 10-K and/or proxy statement for our most recent fiscal year, including the financial statements and the financial statement schedules required to be filed with the SEC. Such written requests should be directed to Lori Hillman, Investor Relations, Health Net, Inc., 21650 Oxnard Street, Woodland Hills, California 91367.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented for consideration at the 2015 Annual Meeting of Stockholders. If other matters are properly brought before the meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

APPENDIX A

HEALTH NET, INC.

AMENDED AND RESTATED 2006 LONG-TERM INCENTIVE PLAN

I. INTRODUCTION

The purposes of this Health Net, Inc. Amended and Restated 2006 Long-Term Incentive Plan (as it may be amended or restated from time to time, the “Plan”) are to, among other things, (i) align the interests of the stockholders of Health Net, Inc., and the recipients of awards under the Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) advance the interests of the Company by attracting and retaining directors and employees of the Company and its subsidiaries and (iii) motivate such directors and employees to act in the long-term best interests of the Company’s stockholders.

The Board adopted the Health Net, Inc. 2006 Long-Term Incentive Plan on March 24, 2006, and it was subsequently approved by the Company’s stockholders on May 11, 2006 and amended on each of January 14, 2009, March 5, 2009, May 23, 2013 and December 4, 2013 (the “2006 Plan”). The 2006 Plan is hereby being amended and restated to incorporate each such plan amendment and to make certain additional changes. This amendment and restatement of the 2006 Plan is effective as of the Effective Date (as defined in Section 8.1 hereof).

II. DEFINITIONS

For purposes of the Plan, the following capitalized terms shall have the meanings set forth in this Article II.

“Agreement” shall mean the written instrument evidencing an award hereunder, including through electronic medium, between the Company and the recipient of such award.

“Board” shall mean the Board of Directors of the Company.

“Bonus Stock” shall mean shares of Common Stock which are not subject to a Restriction Period at the time of grant.

“Bonus Stock Award” shall mean an award of Bonus Stock.

“Cause” shall have the meaning ascribed thereto in any employment agreement with an Employer to which the holder of an award is a party or, in the absence thereof, shall include, but not be limited to, insubordination, dishonesty, incompetence, moral turpitude, other misconduct of any kind and the refusal to perform his or her duties and responsibilities for any reason other than illness or incapacity; provided, however, that with respect to non-employee directors, “Cause” shall mean removal by the Company’s stockholders for cause; provided, further, that with respect to all holders (including employees and non-employee directors), “Cause” shall mean only a felony conviction for fraud, misappropriation or embezzlement, regardless of whether the holder has an employment or service agreement with an Employer or the Company, if the holder’s employment or service termination occurs on or within 24 months after a Change in Control.

“Change in Control” shall have the meaning set forth in Section 8.9(e).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Compensation Committee of the Board or a subcommittee thereof that, in each case, consists solely of one or more members of the Compensation Committee; provided, that to the extent required by applicable law, regulation or listing standard, each member of the Compensation Committee (or subcommittee thereof) shall qualify as an “outside director” within the meaning of Section 162(m) of the Code, a “nonemployee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act and an “independent director” within the meaning of the New York Stock Exchange Listed Company Manual. Notwithstanding the foregoing, the Committee may delegate some or all of its power and authority pursuant to Section 3.2(b) hereof to the extent permitted by applicable law.

“Common Stock” shall mean the Common Stock, $.001 par value, of the Company and any other equity security into which the Common Stock is converted by reason of a recapitalization, reclassification, reorganization, merger, consolidation, combination, exchange of shares or other similar change in capitalization or similar event.

“Company” shall mean Health Net, Inc., a Delaware corporation, or any successor thereto.

“Disability” shall mean the termination of employment or service of a Participant due to such individual’s inability, as determined solely by the Committee, to substantially perform such Participant’s duties and responsibilities for a continuous period of at least six months, provided, however, that in the case of awards which are subject to the provisions of Section 409A of the Code, the existence of Disability shall be determined in accordance with such section and the regulations and guidance promulgated thereunder from time to time and in the case of Incentive Stock Options, Disability shall mean permanent and total disability determined in accordance with Section 422 of the Code and the regulations and guidance promulgated thereunder from time to time.

“Employer” shall mean the Company or any Subsidiary.

“Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per-share value of the Common Stock underlying outstanding awards.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean the closing price of a share of Common Stock as reported in The Wall Street Journal on the New York Stock Exchange Composite Transactions list for the date as of which such value is being determined or, if there shall be no reported transaction for such date or if such date is not a trading day, on the next immediately preceding date for which a transaction was reported or which was a trading day; provided, however, that if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

“Incentive Stock Option” shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, and which is intended by the Committee to constitute, and designated as, an Incentive Stock Option.

“Mature Shares” shall mean previously acquired shares of Common Stock for which the holder thereof has good title, free and clear of all liens and encumbrances and which such holder either (i) has held for at least six months (or such shorter period as the Committee may permit, provided that the Company will not be required to recognize any increased compensation expense under applicable accounting principles in connection with its receipt of such shares hereunder) or (ii) has purchased on the open market.

“Merger” shall mean any merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving or resulting parent corporation immediately after the merger.

“Nonqualified Stock Option” shall mean an option to purchase shares of Common Stock which is not an Incentive Stock Option.

“Participants” shall mean those individuals described in Section 3.1.

“Performance Measures” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an option, (ii) as a condition to the grant of a Stock Award or a Restricted Stock Unit Award or (iii) during the applicable Restriction Period or Performance Period as a condition to the holder’s receipt, in the case of a Restricted Stock Award, of the shares of Common Stock subject to such award, or, in the case of a Restricted Stock Unit Award or a Performance Award, of the shares of Common Stock subject to such award or the cash amount payable with respect to such award. To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code, such criteria and objectives shall include one or more of the following: the attainment by a share of Common Stock of a specified Fair Market Value for a specified period of time; total shareholder return over a specified period of time (which may be relative to a peer group); earnings per share; earnings before interest, taxes, depreciation or amortization (or any combination thereof); direct margin; expense reduction; customer satisfaction survey results; employee satisfaction survey results; member retention; net income (either before or after taxes); operating income; revenues; profit margin; cash flow(s); financial return ratios; return on equity; and strategic business criteria, consisting of one or more objectives based on achieving specified revenue, market penetration, or geographic or other business expansion goals, or cost targets, or goals relating to acquisitions or divestitures, or any combination of the foregoing. Each such criteria, objectives and goals may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, reportable segments, divisions, or operating units) or the past or current performance of other companies or indices (or a combination of such past and current performance). In the case of earnings-based measures, performance goals may include comparisons relating to capital (including, but limited to, the cost of capital), shareholders’ equity, shares outstanding, assets or net assets, or any combination thereof. Performance goals shall be subject to such other special rules and conditions as the Committee may establish at any time prior to or within the Performance Period. The Committee, in its sole discretion, may provide at the time of grant that one or more objectively determinable adjustments shall be made to one or more of the Performance Measures or performance goals. If the Committee desires that compensation payable pursuant to any award subject to Performance Measures be qualified performance-based compensation within the meaning of Section 162(m) of the Code, the Performance Measures (i) shall be established in writing by the Committee prior to or no later than 90 days after the beginning of the Performance Period or Restriction Period, as applicable (or such other time designated by the Internal Revenue Service) and (ii) shall satisfy all other applicable requirements imposed under Treasury Regulations promulgated under Section 162(m) of the Code, including the requirement that such Performance Measures be stated in terms of an objective formula or standard. Subject to Section 162(m) of the Code with respect to an award that is intended to be qualified performance-based compensation, the Committee, in its sole discretion at any time on or prior to the date the Committee determines the achievement of the Performance Measures or performance goals or other terms and conditions, may amend or adjust the Performance Measures or performance goals of an outstanding award in its sole discretion, including without limitation, in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in law or accounting principles.

“Performance Period” shall mean any period designated by the Committee during which the Performance Measures applicable to an award shall be measured.

“Performance Award” shall mean a right, contingent upon the attainment of specified Performance Measures within a specified Performance Period, to receive payment in cash or in shares of Common Stock of a specified amount. Performance Awards may or may not be granted with dividend equivalent rights.

“Restricted Stock” shall mean shares of Common Stock which are subject to a Restriction Period.

“Restricted Stock Award” shall mean an award of Restricted Stock.

“Restricted Stock Unit” shall mean a right which entitles the holder thereof to receive, upon vesting, shares of Common Stock, cash, or a combination thereof, with an aggregate value equal to the Fair Market Value of one share of Common Stock on the date of vesting. Restricted Stock Units may or may not be granted with dividend equivalent rights.

“Restricted Stock Unit Award” shall mean an award of Restricted Stock Units.

“Restriction Period” shall mean any period designated by the Committee during which (i) Common Stock subject to a Restricted Stock Award shall not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in the Plan or the Agreement relating to such award or (ii) the restrictions applicable to a Restricted Stock Unit Award shall remain in effect.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Stock Award” shall mean a Restricted Stock Award or a Bonus Stock Award.

“Subsidiary” shall mean any entity other than the Company in an unbroken chain of entities beginning with the Company if, at the time of reference, each of the entities other than the last entity in the unbroken chain beneficially owns securities or interests representing at least 50 percent of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

“Tax Date” shall have the meaning set forth in Section 8.6.

“Ten Percent Holder” shall have the meaning set forth in Section 4.2(a).

III. ELIGIBILITY AND ADMINISTRATION

3.1 Eligibility. Participants in the Plan shall consist of non-employee directors of the Company and employees of an Employer as the Board or Committee in its sole discretion may select from time to time (“Participants”). The Board or Committee’s selection of an individual to participate in the Plan at any time shall not require the Board or Committee to select such individual to participate in the Plan at any other time. For purposes hereof, a non-employee director shall be a member of the Board who is not an employee of the Company or any of its Subsidiaries.

3.2 Administration.

(a) In General.

(i) The Plan shall be administered by the Committee. The Committee may grant to Participants any one or a combination of the following awards under the Plan: (1) options to purchase shares of Common Stock in the form of Incentive Stock Options or Nonqualified Stock Options, (2) Stock Awards in the form of Restricted Stock or Bonus Stock, (3) Restricted Stock Unit Awards and (4) Performance Awards. The Committee shall, subject to the terms of the Plan, select Participants for participation in the Plan and determine the form, amount and timing of each award to such individuals and, if applicable, the number of shares of Common Stock subject to such an award, the number of Restricted Stock Units subject to such an award, the exercise price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award.

(ii) The Committee may, in its sole discretion and for any reason at any time, subject to the requirements imposed under Section 162(m) of the Code and regulations promulgated thereunder in the case of an award intended to be qualified performance-based compensation, take action with respect to an award such that (1) any or all outstanding options shall become vested and exercisable in part or in full, (2) all or a portion of the Restriction Period applicable to any outstanding Restricted Stock Award or Restricted Stock Unit Award shall lapse, (3) all or a portion of the Performance Period applicable to any outstanding award shall lapse, and (4) the Performance Measures applicable to any outstanding award (if any) shall be deemed to be satisfied at the maximum or any other level.

(iii) The Committee shall, subject to the terms of the Plan, interpret the Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of the Plan, make any determinations necessary or desirable to effectuate the purposes of the Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations, determinations and conditions shall be final, binding and conclusive.

(iv) Notwithstanding anything in the Plan to the contrary, the functions of the Committee as set forth herein shall be performed by the Board with respect to Participants who are non-employee directors.

(b) Delegation. To the extent permitted by applicable law, the Committee may delegate some or all of its power and authority hereunder to such executive officer or officers of the Company or such member or members of the Committee as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority (i) with regard to the grant of an award to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the period an award hereunder to such employee would be outstanding, to the extent an award is intended to be qualified performance-based compensation under Section 162(m), (ii) with regard to the grant of an award to an officer or other person subject to Section 16 of the Exchange Act (or decisions concerning the timing, pricing or amount of an award to such an officer or other person), or (iii) to the extent any other law, regulation or listing standard requires that such power or authority be exercised by the Committee as a whole.

(c) Indemnification. No member of the Board or Committee, nor any executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith, and the members of the Board and the Committee and any such executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law, except as otherwise may be provided in the Company’s Certificate of Incorporation or By-laws, and under any directors’ and officers’ liability insurance of the Company that may be in effect from time to time.

3.3 Shares Available. Subject to Section 3.5 and subject to adjustment as provided in Section 8.8, 18,050,000 shares of Common Stock shall be available for issuance under the Plan, which number shall be increased by the amount of shares of Common Stock that are subject to awards under the Health Net, Inc. 2005 Long-Term Incentive Plan (which shall be deemed to include shares subject to or issued pursuant to awards under the Health Net, Inc. 2002 Stock Option Plan or the Health Net, Inc. 1997 Stock Option Plan) which remain unissued upon the expiration, termination, cancellation or forfeiture of such award or the settlement of such award in cash. To the extent that shares of Common Stock subject to an outstanding award under this Plan are not issued or delivered by reason of the (i) expiration, termination, cancellation or forfeiture of such award or (ii) the settlement of such award in cash (or the determination of the settlement of such award in cash, whether made on the date of grant or at a later date), then such shares of Common Stock shall again be available for issuance under the Plan. Subject to adjustment as provided in Section 8.8, the total number of shares of Common Stock available for issuance under this Plan for Incentive Stock Option Awards shall not exceed 350,000 shares of Common Stock. Shares of Common Stock shall be made available for issuance under this Plan from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof. For the avoidance of doubt, shares of Common Stock actually or constructively (i.e., by attestation) tendered or withheld in satisfaction of the Participant’s exercise price or tax obligations shall not be made available again for issuance under the Plan.

3.4 Individual and Director Limitations.

(a) Subject to the provisions of Section 8.8, the total number of shares of Common Stock subject to awards (including awards that may be payable in cash but denominated as shares of Common Stock), awarded to any Participant shall not exceed 3,000,000 shares during the term of the Plan.

(b) Subject to the provisions of Section 8.8, and notwithstanding any provision in the Plan to the contrary, the maximum aggregate grant date fair value of awards that may be granted to any non-employee director of the Company during any calendar year shall be $550,000.

3.5 Effect of Awards. The grant of any award other than an option shall, for purposes of Section 3.3, reduce the number of shares of Common Stock available for issuance under the Plan by 1.75 shares of Common Stock for each such share actually subject to the award. The grant of an option shall be deemed, for purposes of Section 3.3, as an award of one share of Common Stock for each such share actually subject to the award, and the exercise of an option shall be treated for purposes of Section 3.3 as an issuance of the full number of shares of Common Stock subject to the option. In the event that an award expires, terminates, or is cancelled, forfeited or settled in cash, the number of shares of Common Stock deemed subject to such award under this Section 3.5 as of the date of grant (or the portion thereof that expired, terminated or was cancelled, forfeited or settled in cash) shall again become available under the Plan.

IV. STOCK OPTIONS

4.1 Stock Options. The Committee may, in its discretion, grant options to purchase shares of Common Stock to such Participants as may be selected by the Committee. Each option, or portion thereof, that is not an Incentive Stock Option, shall be a Nonqualified Stock Option. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by an option holder during any calendar year (under the Plan or any other plan of the Company or any subsidiary corporation as defined in section 424 of the Code and the regulations thereunder) exceeds $100,000 (or any other applicable dollar limitation established under the federal tax laws), such options shall constitute Nonqualified Stock Options.

4.2 Terms of Stock Options. Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable.

(a) Number of Shares and Exercise Price. The number of shares of Common Stock subject to an option and the exercise price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the exercise price per share of Common Stock purchasable upon exercise of an option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to an employee who, at the time such option is granted, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any subsidiary corporation as defined in section 424 of the Code and the regulations thereunder) (a “Ten Percent Holder”), then the exercise price per share of Common Stock shall not be less than the price (currently 110% of Fair Market Value) required under the Code in order to constitute an Incentive Stock Option.

(b) Exercise Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no Incentive Stock Option or Nonqualified Stock Option shall be exercised later than ten years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, establish Performance Measures which must be satisfied as a condition either to a grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or noncumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock. For options granted on or after May 21, 2009, no Incentive Stock Option or Nonqualified Stock Option shall be exercised later than seven years after its date of grant; provided, however, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant.

(c) Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) and (ii) by executing such documents, including through electronic medium, and taking any other actions as the Company may reasonably request. Unless the Committee in its sole discretion determines to limit the available methods of exercise, payments by any optionee with respect to any options granted under the Plan shall be made: (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of Mature Shares having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate exercise price payable by reason of such exercise, (C) by the Company withholding whole shares of Stock which would otherwise be delivered having a Fair Market Value, determined as of the date of exercise, equal to the aggregate exercise price payable by reason of such exercise, (D) to the extent legally permissible, in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) a combination of (A), (B) and (C), in each case, except as otherwise set forth in the Agreement relating to the option. Cash payments shall be made by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company. In the event the Company rounds up and withholds or takes delivery of a whole share of Common Stock in order to satisfy the exercise price obligation in respect of the exercise price of any option, the Company shall either refund an amount in cash to optionee or apply an amount to the payment of withholding taxes, as described in Section 8.6, in the Committee’s sole discretion, which amount shall equal the difference between the Fair Market Value of the whole share of Common Stock withheld or delivered to satisfy the exercise price obligation, less the Fair Market Value of such fractional share of Common Stock required to satisfy the exercise price obligation. The Company shall not be required to deliver certificates or make any book entries representing shares of Common Stock until the Company has confirmed the receipt of good and available funds in payment of the aggregate exercise price therefor and any withholding taxes thereon, as described in Section 8.6.

4.3 Termination of Employment or Service.

(a) In General. Subject to Section 8.10, and Section 4.3(b) below in the case of an Incentive Stock Option, all of the terms relating to the exercise, cancellation or other disposition of an option in the event the holder of such option is no longer employed by an Employer (or, in the case of a non-employee director, ceases to serve on the Board), whether by reason of Disability, retirement, death or other termination of employment or service, shall be determined by the Committee. Such determination shall be made at the time of the grant of such option and shall be specified in the Agreement relating to such option.

(b) Incentive Stock Options. Each Incentive Stock Option held by an optionee who ceases to be employed by any Employer by reason of Disability or death shall be exercisable only to the extent that such option is exercisable on the date of such optionee’s termination of employment. In the case of the optionee’s Disability, the option may thereafter be exercised by such optionee (or such optionee’s legal representative or similar person) for a period of one year (or such shorter period as the Committee may specify in the Agreement) after the effective date of such optionee’s termination of employment by reason of Disability or until the expiration of the term of such Incentive Stock Option, whichever period is shorter. In the case of the optionee’s death, the option may thereafter be exercised by the beneficiary or beneficiaries duly designated by the optionee or, if none, the executor or administrator of the optionee’s estate or, if none, the person to whom the optionee’s rights under such option shall pass by will or by the applicable laws of descent and distribution for a period of one year (or such other period as the Committee may specify in the Agreement) after the date of such optionee’s death or until the expiration of the term of such Incentive Stock Option, whichever period is shorter.

Each Incentive Stock Option held by an optionee who ceases to be employed by any Employer for any reason other than Disability or death shall be exercisable only to the extent such option is exercisable on the effective date of such optionee’s termination of employment, and may thereafter be exercised by such optionee (or such optionee’s legal representative or similar person) for a period of three months after the effective date of such optionee’s termination of employment or until the expiration of the term of the Incentive Stock Option, whichever period is shorter.

If an optionee dies during the exercise period specified in the Agreement evidencing the award of such option following the termination of the optionee’s employment by reason of Disability, or if the optionee dies during the three-month period following termination of employment for any reason other than death or Disability, each Incentive Stock Option held by such optionee shall be exercisable only to the extent such option is exercisable on the date of the optionee’s death and may thereafter be exercised by the beneficiary or beneficiaries duly designated by the optionee or, if none, the executor or administrator of the optionee’s estate or, if none, the person to whom the optionee’s rights under such option shall pass by will or by the applicable laws of descent and distribution for a period of one year (or such shorter period as the Committee may specify in the Agreement) after the date of death or until the expiration of the term of such Incentive Stock Option, whichever period is shorter.

(c) No Repricing of Stock Options. Notwithstanding any other provision of the Plan, except (x) as permitted by Section 8.8 (or an exemption therefrom) or (y) with the approval of the Company’s stockholders, (i) in no event may any option be modified by reducing its exercise price, (ii) in no event may any option be cancelled and replaced with a new option with a lower exercise price, and (iii) in no event may any option be cancelled in exchange for cash or another grant when the option per share exercise price exceeds the Fair Market Value of the underlying share of Common Stock.

V. STOCK AWARDS

5.1 Stock Awards. The Committee may, in its discretion, grant Stock Awards to such Participants as may be selected by the Committee. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award or Bonus Stock Award.

5.2 Terms of Stock Awards. Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable, including such terms as the Committee may determine with respect to dividends payable in respect of shares of Common Stock subject to such Stock Award.

(a) Number of Shares and Other Terms. The Committee shall determine the number of shares of Common Stock subject to a Restricted Stock Award or Bonus Stock Award. The Committee may determine that the grant of a Stock Award is contingent upon the satisfaction of one or more Performance Measures. In the case of a Restricted Stock Award, the Committee shall determine the price, if any, to be paid by the holder for each share of Restricted Stock subject to the award.

(b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of the Plan, (i) for the vesting of the shares of Common Stock subject to such award (x) if specified Performance Measures are satisfied during the specified Restriction Period or (y) if the holder of such award remains continuously in the employment or service of any one or more Employers through the specified Restriction Period and satisfies any other applicable conditions and (ii) for the forfeiture of all or a portion of the shares of Common Stock subject to such award (v) if specified Performance Measures are not satisfied during the specified Restriction Period or (w) if the holder of such award does not remain continuously in the employment or service of any one or more Employers through the specified Restriction Period or does not satisfy any other applicable conditions. Bonus Stock Awards shall not be subject to any Restriction Periods.

(c) Share Certificates. During the Restriction Period, at the Company’s sole discretion, the shares of Common Stock subject to a Restricted Stock Award either (i) shall be held by the Company in book entry form, with the restrictions on the shares duly noted, or (ii) shall be represented by a certificate or certificates registered in the holder’s name, which may bear a legend, in addition to any legend which may be required pursuant to Section 8.7, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of the Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company or its agent, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of any applicable conditions), or upon the grant of a Bonus Stock Award, in each case subject to the Company’s right to require payment of any taxes in accordance with Section 8.6, at Company’s sole discretion, either (i) a certificate or certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award or (ii) a notation of noncertificated shares shall be made on the stock records of the Company.

(d) Rights With Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award and the Plan, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends or other distributions and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a dividend or distribution with respect to shares of Common Stock, other than a regular cash dividend or any other distribution as the Committee may in its sole discretion designate, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such dividend or distribution was made. Any such dividends and distributions on deposit with the Company shall not be required to be segregated in separate accounts and shall not bear interest. Notwithstanding the foregoing, with respect to a share of Restricted Stock with performance-based vesting, dividends which are paid prior to vesting shall only be paid out to the Participant to the extent that the performance-based vesting conditions are subsequently satisfied and the share of Restricted Stock vests.

5.3 Termination of Employment or Service. Subject to Section 8.10, all of the terms relating to the termination of the Restriction Period or other conditions relating to a Restricted Stock Award, or any cancellation or forfeiture of such Restricted Stock Award in the event the holder of such Restricted Stock Award is no longer employed by an Employer (or, in the case of a non-employee director, ceases to serve on the Board), whether by reason of Disability, retirement, death or other termination of employment or service, shall be specified in the Agreement relating to such Restricted Stock Award.

VI. RESTRICTED STOCK UNIT AWARDS

6.1 Restricted Stock Unit Awards. The Committee may, in its discretion, grant Restricted Stock Unit Awards to such Participants as may be selected by the Committee. Each Restricted Stock Unit shall contain terms and conditions that are exempt from or that comply with the provisions of Section 409A of the Code and shall be interpreted in a manner so as to be exempt from or comply with such section.

6.2 Terms of Restricted Stock Unit Awards. Restricted Stock Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable.

(a) Number of Restricted Stock Units and Other Terms. The Committee shall determine the number of Restricted Stock Units subject to a Restricted Stock Unit Award and the Performance Measures (if any) and Restriction Period applicable to a Restricted Stock Unit Award.

(b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of the Plan, (i) for the vesting of such award (w) if specified Performance Measures are satisfied or met during the specified Restriction Period or (x) if the holder of such award remains continuously in the employment of or service to any one or more Employers during the specified Restriction Period and satisfies any other applicable conditions and (ii) for the forfeiture of all or a portion of such award (y) if specified Performance Measures are not satisfied or met during the specified Restriction Period or (z) if the holder of such award does not remain continuously in the employment of or service to any one or more Employers during the specified Restriction Period or does not satisfy any other applicable conditions.

(c) Settlement of Vested Restricted Stock Unit Awards. The Agreement relating to a Restricted Stock Unit Award (i) shall specify whether such award may be settled in shares of Common Stock or cash or a combination thereof and (ii) may specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. Notwithstanding the foregoing, dividend equivalents with respect to a Restricted Stock Unit Award with performance-based vesting that are based on dividends paid prior to the vesting of such Restricted Stock Unit Award shall only be paid out to the Participant to the extent that the performance-based vesting conditions are subsequently satisfied and the Restricted Stock Unit Award vests. Prior to the settlement of a Restricted Stock Unit Award in shares of Common Stock, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award.

6.3 Termination of Employment or Service. Subject to Section 8.10, all of the terms relating to the termination of a Restricted Stock Unit Award, or any cancellation or forfeiture of such Restricted Stock Unit Award in the event the holder of such Restricted Stock Unit Award is no longer employed by an Employer (or, in the case of a non-employee director, ceases to serve on the Board), whether by reason of Disability, retirement, death or other termination of employment or service, shall be specified in the Agreement relating to such Restricted Stock Unit Award.

VII. PERFORMANCE AWARDS

7.1 Performance Awards. The Committee may, in its discretion, grant Performance Awards to such Participants as may be selected by the Committee.

7.2 Terms of Performance Awards. Performance Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable.

(a) Amount of Performance Award, Performance Measures and Performance Period. The Committee shall determine the amount of a Performance Award and the Performance Measures and Performance Period applicable to such award.

(b) Vesting and Forfeiture. The Agreement relating to a Performance Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of the Plan, (i) for the vesting of such award if specified Performance Measures are satisfied or met during the specified Performance Period and any other applicable conditions are satisfied and (ii) for the forfeiture of all or a portion of such award if specified Performance Measures are not satisfied or met during the specified Performance Period or any other applicable conditions are not satisfied.

(c) Settlement of Vested Performance Awards. The Agreement relating to a Performance Award (i) shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof and (ii) may specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. Notwithstanding the foregoing, dividend equivalents with respect to a Performance Award that are based on dividends paid prior to the vesting of such Performance Award shall only be paid out to the Participant to the extent that the performance-based vesting conditions are subsequently satisfied and the Performance Award vests. Prior to the settlement of a Performance Award in shares of Common Stock, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award.

7.3 Termination of Employment or Service. Subject to Section 8.10, all of the terms relating to the termination of a Performance Award, or any cancellation or forfeiture of such Performance Award in the event the holder of such Performance Award is no longer employed by an Employer (or, in the case of a non-employee director, ceases to serve on the Board), whether by reason of Disability, retirement, death or other termination of employment or service, shall be specified in the Agreement relating to such Performance Award.

VIII. GENERAL

8.1 Effective Date and Termination of Plan. The Plan shall become effective on the date the Plan is approved by the Company’s stockholders (the “Effective Date”). The Plan may be suspended or terminated at any time or from time to time by the Board. Termination of the Plan shall not affect the terms or conditions of any award granted prior to termination. In no event may any Incentive Stock Option be granted under the Plan after the 10th anniversary of the date the Plan is adopted by the Board.

For the avoidance of doubt, in the event that the Plan is not approved by the stockholders of the Company within twelve months of the date the Board adopts the Plan, the 2006 Plan shall continue to operate in accordance with its terms.

8.2 Amendments; Restatements. The Board may amend or restate the Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 422 of the Code; provided, however, that no amendment or restatement shall be made without stockholder approval if required by applicable law or the rules of any exchange on which the Common Stock is listed. No amendment or restatement may impair the rights of a holder of an outstanding award without the consent of such holder.

8.3 Agreement. Each award under the Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed, including through electronic medium, by a duly authorized representative of the Company and the recipient of such award. Each award under the Plan shall be subject to forfeiture if the Agreement evidencing such award is not executed, including through electronic medium, by the recipient and delivered to the Company. An Agreement may be modified or amended at any time by the Committee, provided that no modification or amendment may adversely affect the rights of the holder of the award evidenced by the Agreement without the holder’s consent.

8.4 Designation of Beneficiaries. Each Participant may designate a beneficiary or beneficiaries with respect to each of his or her awards by executing, including through electronic medium, and filing with the Company during his or her lifetime a written beneficiary designation on a form prescribed by the Committee. The Participant may change or revoke any such designation by executing, including through electronic medium, and filing with the Company during his or her lifetime a new beneficiary designation. If all designated beneficiaries predecease the individual or, in the case of corporations, partnerships, trusts or other entities which are designated beneficiaries, are terminated, dissolved, become insolvent or are adjudicated bankrupt prior to the date of the individual’s death, or if the individual fails to designate a beneficiary, then the following persons in the order set forth below shall be the individual’s beneficiaries:

(i) Participant’s spouse, if living; or if none,

(ii) Participant’s then living descendants, per stirpes; or if none,

(iii) Participant’s estate.

8.5 Transferability of Awards. No Incentive Stock Option shall be transferable other than pursuant to a beneficiary designation effective on the optionee’s death. No other award shall be transferable other than (a) pursuant to a beneficiary designation effective on the holder’s death or (b) as permitted by the Committee, provided, however, that in no event shall an award be transferred to a third party for consideration. Each option may be exercised during the optionee’s or holder’s lifetime only by the optionee or holder (or the optionee’s or holder’s legal representative). Except as permitted by the preceding sentences, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award in violation of this Plan, such an award and all rights thereunder shall immediately become null and void.

8.6 Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. Unless the Committee in its sole discretion determines to limit the available methods of payment of such taxes, payments by any award holder with respect to any awards granted under the Plan shall be made by any of the following means: (A) a cash payment to the Company, (B) the Company withholding whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date the obligation to withhold or pay taxes arises in connection with the award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, equal to the minimum amount necessary to satisfy any such obligation, (C) by delivery (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (D) in the case of the exercise of an option, to the extent legally permissible, a cash payment by a broker-dealer acceptable to the Company to whom the holder has submitted an irrevocable notice of exercise or (E) a combination of (A), (B) and (C); in each case, except as otherwise set forth in the Agreement relating to the award. Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate. Notwithstanding the foregoing sentence, in the event the Company rounds up and withholds or delivers a whole share of Common Stock in order to satisfy such tax obligation in respect of any Award, the Company shall refund an amount in cash to the holder of the Award, which amount shall equal the difference between the Fair Market Value of the whole share of Common Stock withheld or delivered to satisfy such tax obligation, less the Fair Market Value of such fractional share of Common Stock required to satisfy such tax obligation.

8.7 Restrictions on Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the exercise or settlement of such award or the delivery of shares thereunder, such award shall not be exercised or settled and such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that any book entries or certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act and the rules and regulations thereunder.

8.8 Adjustment.

(a) In the event of any conversion, stock split, stock dividend, recapitalization, reclassification, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, other than an Equity Restructuring, the aggregate number and kind of securities available under the Plan, the maximum number and kind of securities with respect to which stock options, Stock Awards, Restricted Stock Unit Awards or Performance Awards may be granted to any person, the manner in which any award other than an option will be counted, the number and kind of securities or property subject to each outstanding stock option and the exercise price per security, the terms and conditions of each outstanding stock option, Stock Award, Restricted Stock Unit Award, and Performance Award (in each case, including without limitation any applicable Performance Measures or performance goals or targets with respect thereto), and the number and kind of securities or property subject to each outstanding Stock Award, Restricted Stock Unit Award or Performance Award and the purchase price, if any, per security, may be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding stock options without an increase in the aggregate exercise price or base price. The decision of the Committee regarding any such adjustment or action shall be final, binding and conclusive. If any such adjustment or action would result in a fractional security being (i) available under the Plan, such fractional security shall be disregarded, or (ii) subject to an award under the Plan, the Company shall pay the holder of such award, in connection with the first vesting, exercise or settlement of such award in whole or in part occurring after such adjustment, an amount in cash determined by multiplying (x) the fraction of such security (rounded to the nearest hundredth) by (y) the excess, if any, of (A) the Fair Market Value on such vesting, exercise or settlement date over (B) the exercise or base price, if any, of such award.

(b) In the event of any transaction or event described in Section 8.8(a) or any unusual or nonrecurring transactions or events affecting the Company, any Subsidiary of the Company, or the financial statements of the Company or any Subsidiary, or of changes in applicable law or applicable accounting standards, the Committee, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the award or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any stock option, Stock Award, Restricted Stock Unit Award or Performance Award under the Plan, to facilitate such transactions or events or to give effect to such changes in applicable law or applicable accounting standards:

(i) To provide for the termination of any outstanding stock option, Stock Award, Restricted Stock Unit Award or Performance Award in exchange for an amount of cash, rights and/or other property with a value, as of the date of the occurrence of the transaction or event, equal to the amount that would have been attained upon the exercise of such award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 8.8 the Committee determines in good faith that no amount would have been attained upon the exercise of such award or realization of the Participant’s rights, then such award may be terminated by the Company without payment);

(ii) To provide that any outstanding stock option, Stock Award, Restricted Stock Unit Award or Performance Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and applicable exercise or purchase price, in all cases, as determined by the Committee;

(iii) To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding awards, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding awards and awards which may be granted in the future;

(iv) To provide that any award under the Plan shall be exercisable or payable or fully vested with respect to all shares of Common Stock covered thereby, notwithstanding anything to the contrary in the Plan or Agreement;

(v) To replace any award with other rights or property selected by the Committee; and/or

(vi) To provide that the award cannot vest, be exercised or become payable after such event.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 8.8(a) and 8.8(b):

(i) The number and type of securities subject to each outstanding award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted; and/or

(ii) The Committee shall make such equitable adjustments, if any, as the Committee, in its sole discretion, may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of securities that may be issued under the Plan (including, but not limited to, adjustments of the limitation in Section 3.3 on the maximum number and kind of securities which may be issued under the Plan, adjustments of the maximum number and kind of securities with respect to which stock options, Stock Awards, Restricted Stock Unit Awards or Performance Awards may be granted to any person and adjustments of the manner in which any award other than an option will be counted). The adjustments provided under this Section 8.8(c) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

(iii) If any adjustment or action would result in a fractional security being (a) available under the Plan, such fractional security shall be disregarded, or (b) subject to an award under the Plan, the Company shall pay the holder of such award, in connection with the first vesting, exercise or settlement of such award in whole or in part occurring after such adjustment, an amount in cash determined by multiplying (x) the fraction of such security (rounded to the nearest hundredth) by (y) the excess, if any, of (A) the Fair Market Value on such vesting, exercise or settlement date over (B) the exercise or base price, if any, of such award.

(d) In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Committee, in its sole discretion, may refuse to permit the exercise of any award during a period of up to thirty (30) days prior to the consummation of any such transaction.

(e) The terms and/or existence of the Plan, any Agreement and the awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of stock options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

8.9 Treatment of Awards upon Change in Control.

(a) General. Notwithstanding any other provision of the Plan, in the event of a Change in Control, unless the Committee elects to terminate an award in exchange for cash, rights or property pursuant to Section 8.8 above, (A) an award granted under the Plan (other than any portion subject to performance-based vesting) shall continue in effect or be assumed or an equivalent award substituted by the successor corporation or a parent or subsidiary of the successor corporation and (B) the portion of such award subject to performance-based vesting shall be subject to the terms and conditions of the applicable Agreement and, in the absence of applicable terms and conditions, the Committee’s discretion. In the event an award granted under the Plan continues in effect or is assumed or an equivalent award substituted, and (A) a Participant’s employment is terminated on or within the two-year period following the Change in Control either by the Company without Cause or by the Participant under circumstances which entitle the Participant to Change in Control severance benefits under an effective employment agreement or award agreement between the Participant and the Employer or under the Company’s Safety Net Security Program, Severance Policy or their successor plans or programs (which, solely for the purposes of this paragraph, shall in no event include a right of Participant to voluntarily terminate employment without good reason or without a deemed constructive termination) or (B) a Company’s non-employee director’s service on the Board is involuntarily terminated without Cause on or within the two-year period following the Change in Control, then such Participant shall be fully vested in such continued, assumed or substituted award.

(b) Non-Assumption or Non-Substitution of Awards. In the event that the successor corporation in a Change in Control refuses to assume or substitute for an award granted under the Plan, the Committee may cause (i) any or all of such award (or portion thereof) to terminate in exchange for cash, rights or other property pursuant to Section 8.8(b)(i) or (ii) any or all of such award (or portion thereof) to become fully exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on any or all of such award to lapse. If any such award is exercisable in lieu of assumption or substitution in the event of a Change in Control, the Committee shall notify the Participant that such award shall be fully exercisable for a period of fifteen (15) days from the date of such notice, contingent upon the occurrence of the Change in Control, and such award shall terminate upon the expiration of such period.

(c) Determination of Assumption. For the purposes of this Section 8.9, an award granted under the Plan shall be considered assumed if, following the Change in Control, the award confers the right to purchase or receive, for each share of Common Stock subject to the award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the award, for each share of Common Stock subject to an award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per-share consideration received by holders of Common Stock in the Change in Control.

(d) Discretion. The Committee, in its sole discretion, may include such further provisions and limitations in any award, Agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(e) Definition of Change in Control. A “Change in Control” shall mean the occurrence of any of the following events:

(i) Consummated Transaction. Consummation of (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock are converted into cash, securities or other property, other than a Merger, or (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (C) the liquidation or dissolution of the Company;

(ii) Control Purchase. The purchase by any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Company or any employee benefit plan sponsored by an Employer) of any Common Stock of the Company (or securities convertible into the Company’s Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board and, after such purchase, such person shall be the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Section (d) of such Rule 13d-3 in the case of rights to acquire the Company’s securities); and

(iii) Board Change. A change in the composition of the Board during any period of two consecutive years, such that individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company’s stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any award (or any portion of an award) that provides for the deferral of compensation that is subject to Section 409A of the Code, the transaction or event described in subsections (i)-(iii) with respect to such award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

The Board shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided, that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation. Notwithstanding the occurrence of any of the foregoing events described in clause (i), (ii) or (iii) of Section 8.9(e) above that would otherwise result in a Change in Control, the Board may determine in its sole discretion, if it deems it to be in the best interest of the Company and its stockholders, that an event or events otherwise constituting a Change in Control shall not be considered a Change in Control; provided, that, such determination shall be effective only if it is made by the Board either (A) at any time prior to the occurrence of an event or events that otherwise would be a Change in Control, or (B) at any time after the occurrence of such event or events; provided, that, in the case of this clause (B), the individuals serving on the Board making such determination are comprised of a majority of Continuing Directors; provided, further, that no action described in this paragraph shall be authorized with respect to an award to the extent it would cause such award to fail to be exempt from or comply with Section 409A of the Code. For purposes of the foregoing, “Continuing Director” means any individual who is serving as a director on the Board immediately prior to the event or events constituting a Change of Control and any new director serving as a director on the Board after such time who was approved by a vote of at least two-thirds of the directors then still in office who were directors immediately prior to such event or events.

The Agreement evidencing awards granted under the Plan may contain such provisions limiting the acceleration of the exercisability of options and the acceleration of the vesting of awards as provided in this Section as the Committee deems appropriate to ensure that the penalty provisions of Section 4999 of the Code, or any successor thereto in effect at the time of such acceleration, will not apply to any stock, cash or other property received by the holder from the Company.

8.10 Termination of Employment or Service.

(a) Acceleration of Exercisability or Vesting. Notwithstanding any provisions to the contrary in an Agreement, if the employment or service of the holder of an award shall terminate for any reason (including, without limitation, the holder’s death, Disability, retirement, resignation or voluntary termination other than for Cause as determined by the Committee in its sole discretion), the Committee may determine the following, subject to such action not causing a violation of Section 409A of the Code:

(i) Any Restriction Period applicable to any Restricted Stock Award or Restricted Stock Unit Award shall be deemed to have expired upon the holder’s termination of employment or service, and all Restricted Stock or Restricted Stock Unit Awards subject to such award shall become vested;

(ii) Any option shall become vested and exercisable in full upon the holder’s termination of employment or service;

(iii) All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to an award shall be deemed to be satisfied.

(b) Termination By Company For Cause. If the employment or service of a holder of a Performance Award, Restricted Stock Award or Restricted Stock Unit Award shall terminate for Cause, then all Performance Awards, Restricted Stock Awards and Restricted Stock Unit Awards shall be forfeited immediately on the effective date of such holder’s termination of employment or service. If the employment or service of a holder of an option shall terminate for Cause, all options held by such holder shall immediately terminate and be canceled on the effective date of such holder’s termination of employment or service.

(c) General. For purposes of the Plan, a leave of absence, unless otherwise determined by the Committee prior to the commencement thereof, shall not be considered a termination of employment. Awards made under the Plan shall not be affected by any change of employment so long as the holder continues to be an employee of an Employer.

8.11 No Right of Participation or Employment. No person shall have any right to participate in the Plan. Neither the Plan nor any award made hereunder shall confer upon any person any right to continued employment by any Employer or service as a director or affect in any manner the right of an Employer to terminate the employment of any person at any time without liability hereunder.

8.12 Rights As Stockholder. Subject to Section 5.2(d), no person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

8.13 Section 409A Compliance. Awards under the Plan are intended to be exempt from or comply with Section 409A of the Code and all awards shall be interpreted in accordance with such section and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of the Plan. Notwithstanding any provision of the Plan or any Agreement to the contrary, in the event that the Committee determines that any award may not be or is not exempt from or may or does not comply with Section 409A of the Code, the Company may, but is not obligated to, adopt such amendments to the Plan and/or the affected Award (without Participant consent) and/or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), and/or take any other actions, that the Committee determines are necessary or appropriate to (i) exempt any award from the application of Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to award, or (ii) comply with the requirements of Section 409A of the Code.

8.14 Non-Exclusivity. The Plan shall not be construed as creating any limitations on the Company or the Committee to adopt such other incentive arrangements as it may deem desirable, including the granting of stock options and the awards of either shares of Common Stock or cash to any individual.

8.15 Governing Law. The Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

8.16 Forfeiture and Claw-Back Provisions. All awards (including any proceeds, gains or other economic benefit actually or constructively received by a Participant upon any receipt or exercise of any award or upon the receipt or resale of any Common Stock underlying the award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of applicable law, including without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable award agreement.

8.17 Award Vesting Limitations. Notwithstanding any other provision of the Plan to the contrary, but subject to Sections 8.9, 8.10 and 3.2(a)(ii) of the Plan, awards granted on or after May 8, 2015 shall vest no earlier than the first anniversary of the date the award is granted.

HEALTH NET, INC.

ANNUAL MEETING OF STOCKHOLDERS Thursday, May 7, 2015 10:00 A.M. PDT
21281 Burbank Boulevard Woodland Hills, CA 91367
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.
M84349-P61243-Z64945
HEALTH NET, INC.
ANNUAL MEETING OF STOCKHOLDERS Thursday, May 7, 2015 10:00 A.M. PDT
This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 7, 2015.
The shares of stock held in your account will be voted as you specify on the reverse side.
If no choice is specified, the proxy will be voted “FOR” the director nominees in Item 1, “FOR” Item 2, “FOR” Item 3 and “FOR” Item 4.
By signing the proxy, you revoke all prior proxies and appoint Jay M. Gellert and James E. Woys, and each of them with full power of substitution, to vote the shares on the matters shown on the reverse side and any other matters as may properly come before the Annual Meeting and any continuation, adjournments or postponements thereof.
Continued and to be signed on reverse side

Hn Health Net R
HEALTH NET, INC.
21650 OXNARD STREET
WOODLAND HILLS, CA 91367
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time either on (i) May 4, 2015, for shares held through Health Net’s 401(k) Savings Plan, or (ii) May 6, 2015, for all other shares. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time either on (i) May 4, 2015, for shares held through Health Net’s 401(k) Savings Plan, or (ii) May 6, 2015, for all other shares. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Health Net, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, to be received no later than 6:00 P.M. Eastern Time either on (i) May 4, 2015, for shares held through Health Net’s 401(k) Savings Plan, or (ii) May 6, 2015, for all other shares.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M84348-P61243-Z64945
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
DETACH AND RETURN THIS PORTION ONLY
HEALTH NET, INC.
The Board of Directors recommends a vote “FOR” each director nominee under item 1.
1. To elect the following ten director nominees to serve for a term of one year or until Health Net’s 2016 Annual Meeting of Stockholders.
Nominees:
For Against Abstain
1A. Mary Anne Citrino
1B. Theodore F. Craver, Jr.
1C. Vicki B. Escarra
1D. Gale S. Fitzgerald
1E. Jay M. Gellert
1F. Roger F. Greaves
1G. Douglas M. Mancino
1H. George Miller
1I. Bruce G. Willison
1J. Frederick C. Yeager
The Board of Directors recommends a vote “FOR” items 2, 3 and 4.
For Against Abstain
2. To ratify the selection of Deloitte & Touche LLP as Health Net’s independent registered public accounting firm for the fiscal year ending December 31, 2015.
3. To approve, on an advisory basis, the compensation of Health Net’s named executive officers.
4. To approve the Health Net, Inc. Amended and Restated 2006 Long-Term Incentive Plan.
NOTE: THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date